UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12

Pioneer Natural Resources Company
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
_________________________________________________________________________________

2)	Aggregate number of securities to which transaction applies:
_________________________________________________________________________________

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________________________________________________________

4)	Proposed maximum aggregate value of transaction:
_________________________________________________________________________________

5)	Total fee paid:
_________________________________________________________________________________

☐    Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
_________________________________________________________________________________

2)	Form, Schedule or Registration Statement No.:
_________________________________________________________________________________

3)	Filing Party:
_________________________________________________________________________________

4)	Date Filed:
________________________________________________________________________________

PIONEER NATURAL RESOURCES COMPANY
______________________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 18, 2017
______________________________

To the Stockholders of Pioneer Natural Resources Company:
The Annual Meeting of Stockholders of Pioneer Natural Resources Company ("Pioneer" or the "Company") will be held on Thursday, May 18, 2017, at 9:00 a.m. Central Time at 5205 North O'Connor Boulevard, Suite 250, Irving, Texas 75039 (the "Annual Meeting") for the following purposes:

1.	To elect thirteen directors, each for a term to expire at the 2018 Annual Meeting of Stockholders.

2.	To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2017.

3.	To approve on an advisory basis named executive officer compensation.

4.	To hold an advisory vote on the frequency of future advisory votes on executive compensation.

5.	To consider a stockholder proposal, if properly presented at the Annual Meeting.

6.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on March 23, 2017. If there are not sufficient votes represented for a quorum or to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies.

Internet Availability of Proxy Materials. Beginning on or about April 6, 2017, the Company mailed a Notice Regarding the Internet Availability of Proxy Materials (the "Notice of Availability") to its stockholders containing instructions on how to access this Proxy Statement and vote online, and the Company made proxy materials available to the stockholders over the Internet. Instructions for requesting a paper copy of the proxy materials are contained in the Notice of Availability.

YOUR VOTE IS IMPORTANT

Please vote over the internet at www.cstproxyvote.com or by phone at 1-866-894-0537 promptly so that your shares may be voted in accordance with your wishes and so that we may have a quorum at the Annual Meeting. If you received a paper copy of the proxy materials (which includes the proxy card), you may also vote by completing, signing and returning the paper proxy card by mail.

By Order of the Board of Directors,
Irving, Texas April 6, 2017	Thomas J. Murphy Corporate Secretary

PROXY STATEMENT SUMMARY
The following section is only a summary of key elements of this Proxy Statement, and is intended to assist you in reviewing this Proxy Statement in advance of the Annual Meeting. This summary does not contain all of the information you should consider, and you are encouraged to read this entire Proxy Statement before submitting your votes.
2017 Annual Meeting of Stockholders

Date and time:	Thursday, May 18, 2017, at 9:00 a.m. Central Time
Place:	5205 North O'Connor Boulevard, Suite 250, Irving, Texas 75039
Record date:	March 23, 2017
How to vote:
If you are a stockholder of record, you may vote in person at the Annual Meeting or by Proxy using any of the following methods:
By internet: at www.cstproxyvote.com
By telephone: call toll-free 1-866-894-0537
Votes submitted by internet or phone must be received by 6:00 p.m., Central Time, on Wednesday, May 17, 2017.
If you received a paper copy of the proxy materials, you may also vote by completing, signing and returning the paper proxy card by mail.

Voting Matters and Board Recommendations

Proposal	Description	Board Vote Recommendation	Page Reference (for more detail)
1	Election of 13 directors nominees	FOR each of the director nominees	7
2	Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2017	FOR	70
3	Approval, on an advisory basis, of named executive officer compensation	FOR	71
4	Advisory vote on the frequency of future advisory votes on executive compensation	FOR holding the advisory vote EVERY YEAR	72
5	Stockholder proposal, if properly presented	AGAINST	72
Performance Highlights
In 2016, the Company delivered one of the best performance years in its 20-year history. Despite another year of an oversupplied global oil market, which resulted in continued downward pressure on oil prices, Pioneer's focus on streamlining operations, improving capital efficiency and maintaining a strong balance sheet allowed the Company to meet or exceed all of its financial and operating goals. Highlights of the Company's 2016 performance included:

•
increasing production by 15 percent - average daily sales volumes increased by 15 percent; oil production represented 57 percent of total 2016 production, compared to 52 percent in 2015; production growth was driven by the Company's successful Spraberry/Wolfcamp horizontal drilling program, with total Spraberry/Wolfcamp production increasing 36 percent year-over-year;

•
reducing production costs by 29 percent - production costs per barrel oil equivalent ("BOE") decreased by 29 percent, driven by cost reduction initiatives and growth of low-cost Spraberry/Wolfcamp horizontal production;

•	significantly adding to proved reserves - added proved reserves of 205 million barrels oil equivalent ("MMBOE") from discoveries, extensions and technical revisions of previous estimates;

•	protecting 2016 cash flow and margins - oil and gas derivative positions provided incremental cash receipts of $680 million; and

•
maintaining a strong balance sheet - year-end cash on hand and short- and long-term investments totaled $3 billion, with net debt to 2016 operating cash flow at year end of 0.2 times and net debt to book capitalization of two percent.

Pioneer’s stock continued to be a leader in the energy sector during 2016. Over the five-year period covering 2011 through 2016, Pioneer was the second best performing stock in its E&P peer group and in the top third of the companies in the Standard & Poor's 500 Index (the "S&P 500"). This strong performance is a reflection of the Company's world class assets, outstanding operational performance and strong financial position during periods of volatile and declining commodity prices.
Nominees for Director

					Committee Memberships(1)				Other Current Public Co. Boards
Name	Age	Director Since	Primary Occupation	Independent(1)	AC	CLD	HSE	NCG
Edison C. Buchanan	62	2002	Former Managing Director, Credit Suisse First Boston	✓		✓C		✓	—
Andrew F. Cates	46	2009	Managing Member, Value Acquisition Fund	✓		✓		✓	PICO Holdings, Inc.
Timothy L. Dove	60	2013	President and Chief Executive Officer						—
Phillip A. Gobe	64	2014	Former President and Chief Operating Officer, Energy Partners, Ltd.	✓		✓	✓		Pantheon Resources plc
Larry R. Grillot	70	2013	Retired Dean, Mewbourne College of Earth and Energy, The University of Oklahoma	✓	✓		✓		—
Stacy P. Methvin	60	2013	Retired Vice President, Shell Oil Company	✓		✓	✓ C		Magellan Midstream Partners, L.P.
Royce W. Mitchell	62	2014	Executive Consultant	✓	✓ACFE		✓		—
Frank A. Risch	74	2005	Retired Vice President and Treasurer, Exxon Mobil Corporation	✓	✓ C ACFE			✓	—
Scott D. Sheffield	64	1997	Executive Chairman						The Williams Companies, Inc. Santos Limited(2)
Mona K. Sutphen	49	2015	Partner, Macro Advisory Partners LLP	✓		✓	✓		—
J. Kenneth Thompson	65	2011	President and CEO, Pacific Star Energy LLC	✓ LD		✓		✓C	Coeur Mining, Inc. Alaska Air Group, Inc. Tetra Tech, Inc.
Phoebe A. Wood	63	2013	Retired Vice Chairman and Chief Financial Officer, Brown-Forman Corporation	✓	✓ ACFE			✓	Invesco Ltd. Leggett & Platt, Incorporated
Michael D. Wortley	69	2015	Chief Legal Officer, Reata Pharmaceuticals, Inc.	✓	✓			✓	—
____________________
(1)     Definitions of abbreviations used in Nominees for Director table:

AC	Audit Committee	C	Chairperson
CLD	Compensation and Leadership Development Committee	ACFE	Audit Committee Financial Expert
HSE	Health, Safety and Environment Committee	LD	Lead Independent Director
NCG	Nominating and Corporate Governance Committee
(2) Mr. Sheffield's service as a member of the Board of Directors of Santos Limited will terminate in May 2017.

Governance Highlights
Pioneer's Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The following are some of the Company's more significant governance practices and policies:

☑	11 of 13 directors are independent
☑	Separate CEO and Executive Chair positions; Lead Independent Director
☑	Board tenure/refreshment: • average tenure of independent directors is less than six years; • seven out of 13 directors have tenures less than five years
☑	All directors stand for election annually
☑	Majority voting for directors in uncontested elections
☑	Stockholder proxy access
☑	Board oversight of risk management
☑	Independent audit, compensation and governance committees
☑	Annual Board and Committee self-evaluations
☑	Robust stock ownership policy for directors
☑	All directors attended more than 75% of the meetings of the Board and Committees on which they served during 2016
☑	Anti-hedging and pledging policies
☑	Compensation clawback policy
☑	Active stockholder engagement process
☑	No poison pill
2016 Executive Compensation Highlights
Pioneer's executive compensation program is designed to reward the named executive officers for the achievement of strategic and operational goals and increases in stockholder returns, while discouraging unnecessary or excessive risk taking. The three main components of the executive compensation program, each of which generally is targeted at the median level of the Company's peer group, are:

•	Base salary - fixed cash compensation component

•	Annual cash bonus incentive award - variable cash payout based on Company and individual performance for the year

•
Long-term incentive plan awards - equity compensation with 50% of target value allocated to time-based awards cliff vesting after three years, and 50% of target value allocated to performance unit awards with payout being dependent on relative total stockholder return against industry peers over a three-year period

The following charts illustrate the various components of total 2016 annual compensation for the CEO and the other named executive officers as a group as reported in the Summary Compensation Table.

The Company's executive compensation and compensation-related governance policies and practices incorporate many best practices, including the following:

Key Compensation Practices
☑	Pay for performance - over 80 percent of target 2016 total compensation (annual bonus and long-term incentive compensation) was variable and dependent on performance
☑
Emphasize long-term performance - long-term equity-based incentives represented over 70 percent of target 2016 total compensation for the NEOs; 50% of equity awards are in the form of performance units with payout being dependent on relative total stockholder return against industry peers over a three-year period

☑	Compensation clawback policy
☑	Double-trigger severance benefits in the event of a change in control
☑	CEO's equity award agreements changing to contain "double trigger" provisions commencing with his appointment to the CEO role
☑	Compensation Committee members are all independent and the Committee utilizes an independent compensation consultant
☑	Minimum stockholding requirements of six times base salary for the Executive Chairman and the CEO, and three times base salary for executive vice presidents
☑	Health, safety and environmental goals incorporated into the annual cash bonus incentive program
☑	Annual advisory vote on executive compensation
☑	No tax gross ups
☑	No employment agreements
☑	No hedging or pledging of Company common stock
☑	No repricing of stock options or buying out underwater stock options

Stockholder Outreach and Engagement
The Company regularly engages with stockholders, including with respect to corporate governance, sustainability and compensation matters. This process has led to a number of enhancements in the Company's governance and disclosure practices, including:

•	The Board has implemented proxy access.

•	The Board has enhanced its diversity through the appointment of three highly qualified women directors with significant and varied areas of experience.

•	The Board acted to declassify the Board, so that directors are elected annually.

•	The Board adopted majority voting for directors.

•	The Company has enhanced its public disclosure, including in the areas of environmental practices, corporate sustainability and political contributions.

During 2016 and through the date of this Proxy Statement, Pioneer has reached out to holders of more than 70 percent of the Company's outstanding shares, and received feedback from holders of over 45 percent of the Company's outstanding shares.
CEO Succession
In May 2016, the Board approved a succession process pursuant to which Mr. Sheffield retired as CEO effective December 31, 2016, and assumed the role of Executive Chairman of the Board, and Mr. Dove succeeded Mr. Sheffield as CEO.
Strong Company Culture and Experienced Leadership
Pioneer maintains a strong Company culture. In 2016, Pioneer was named the best place to work among large companies in the Dallas/Fort Worth area based on a survey of employees conducted by The Dallas Morning News. It is the seventh consecutive year that the Company has been ranked in the top three.
The following table sets forth for each of the Company's executive officers his or her age, title and the year when the officer was first employed by the Company or one of its predecessors.

Name and Age	Title	Year Began with the Company
Scott D. Sheffield, 64	Executive Chairman	1979
Timothy L. Dove, 60	President and Chief Executive Officer	1994
Mark S. Berg, 58	Executive Vice President, Corporate/Operations	2005
Chris J. Cheatwood, 56	Executive Vice President, Business Development and Geoscience	1998
Richard P. Dealy, 51	Executive Vice President and Chief Financial Officer	1992
J. D. Hall, 51	Executive Vice President, Permian Operations	1989
Kenneth H. Sheffield, Jr., 56	Executive Vice President, STAT, WAT and Corporate Engineering	1982
William F. Hannes, 57	Senior Vice President, Special Projects	1997
Frank E. Hopkins, 69	Senior Vice President, Investor Relations	2005
Mark H. Kleinman, 55	Senior Vice President and General Counsel	2005
Teresa A. Fairbrook, 43	Vice President and Chief Human Resources Officer	1999
Margaret M. Montemayor, 39	Vice President and Chief Accounting Officer	2010
Stephanie D. Stewart, 49	Vice President and Chief Information Officer	2014

PROXY STATEMENT
2017 Annual Meeting of Stockholders
______________________________
GENERAL INFORMATION
This Proxy Statement provides information in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company for use at the Annual Meeting, which will be held on Thursday, May 18, 2017, at 9:00 a.m. Central Time, at 5205 North O'Connor Boulevard, Suite 250, Irving, Texas 75039.
You may attend the Annual Meeting and vote your shares of the Company's common stock if you were a stockholder of record at the close of business on March 23, 2017. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper Proxy. The Board is requesting your Proxy so that the persons named on the Proxy will be authorized to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting. You may revoke the Proxy in writing at any time before it is exercised at the Annual Meeting. See "General Information about the Annual Meeting - Voting and Quorum - Revoking a Proxy."
Electronic Availability of Proxy Statement and Annual Report
As permitted under the rules of the Securities and Exchange Commission (the "SEC"), the Company is making this Proxy Statement and its Annual Report available to its stockholders electronically via the internet. The Company is sending the Notice of Availability on or about April 6, 2017, to its stockholders of record as of the close of business on March 23, 2017. The Notice of Availability includes:

•	instructions on how to access the Company's proxy materials electronically,

•	the date, time and location of the Annual Meeting,

•	a description of the matters intended to be acted upon at the Annual Meeting,

•	a list of the materials being made available electronically,

•	instructions on how a stockholder can request paper or e-mail copies of the Company's proxy materials,

•	any control/identification numbers that a stockholder needs to access the Proxy, and

•	information about attending the Annual Meeting and voting in person.
Voting Matters and Board Recommendations
The following table sets forth the items currently on the agenda for the Annual Meeting, along with the Board's recommendations.

Proposal	Description	Board Vote Recommendation	Page Reference (for more detail)
1	Election of 13 directors nominees	FOR each of the director nominees	7
2	Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2017	FOR	70
3	Approval, on an advisory basis, of named executive officer compensation	FOR	71
4	Advisory vote on the frequency of future advisory votes on executive compensation	FOR holding the advisory vote EVERY YEAR	72
5	Stockholder proposal, if properly presented	AGAINST	72
For additional information about the Annual Meeting, including what vote is required for each item, how a Proxy that is properly completed and submitted will be voted, and what is the quorum required for the meeting, please see "General Information about the Annual Meeting."
PROPOSAL ONE
ELECTION OF DIRECTORS

Directors and Nominees
Upon recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the thirteen individuals named below for election as directors at the Annual Meeting, each of whom is currently serving as a director of the Company. The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's directors will be reduced or the persons acting under the Proxy will vote for the election of a substitute nominee that the Board recommends.
Required Vote
The Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that all directors are to be elected annually. The Company's Fifth Amended and Restated Bylaws (the "Bylaws") provide for the election of directors by the majority vote of stockholders in uncontested elections. This means the number of votes cast "For" a nominee's election must exceed the number of votes cast "Against" such nominee's election in order for him or her to be elected to the Board. As a condition to being nominated, each nominee for director is required to submit an irrevocable letter of resignation that becomes effective if the nominee does not receive a majority of the votes cast in an uncontested election and the Board decides to accept the resignation. If a nominee who is currently serving as a director does not receive a majority of the votes cast for his or her election, the Board will act on the tendered resignation within 90 days after the date of the certification of the election results. If the resignation is not accepted, the Board will publicly disclose its decision and its primary rationale, and the director will continue to serve as a director until his or her successor is elected and qualified or until his or her earlier resignation or removal. If the Board accepts the resignation, the Board may fill the vacancy in accordance with the Company's Bylaws or may decrease the size of the Board.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

Edison C. Buchanan
Director since 2002
Mr. Buchanan, 62, was a Managing Director of various groups in the Investment Banking Division of Dean Witter Reynolds in their New York and Dallas offices from 1981 to 1997. In 1997, Mr. Buchanan joined Morgan Stanley Dean Witter as a Managing Director in the Real Estate Investment Banking group. During 2000, Mr. Buchanan served as Managing Director and head of the domestic Real Estate Investment Banking Group of Credit Suisse First Boston. The Board believes that Mr. Buchanan is qualified to serve on the Board based on his professional experience and education, and particularly, his financial education, his extensive experience of over twenty years in investment banking, and his management experience as a senior executive with a large institution.
Current Non-Public Company Board or other Service:

•	Commonweal Conservancy (Chairman)
Education:

•	Bachelor of Science degree in Civil Engineering, Tulane University

•	Master of Business Administration in Finance and International Business, Columbia University Graduate School of Business

Andrew F. Cates
Director since 2009
Mr. Cates, 46, is the Managing Member of Value Acquisition Fund and Chief Executive Officer of RVC Outdoor Destinations, a developer and operator of outdoor resorts. He has acquired and asset managed commercial real estate throughout the United States within various entities, including Value Acquisition Fund, an acquisition, development, and asset management company that he founded in 2004. After starting his career in Dallas, Texas with Crow Family Holdings and Viceroy Investments, he became the Project Developer and founding Board Chairman of Soulsville, one of the largest inner city revitalization projects in the United States. In 2000, he began working with a team of civic and business leaders that attracted the Vancouver Grizzlies NBA franchise to Memphis, Tennessee in 2001. The Board believes that Mr. Cates is qualified to serve on the Board based on his professional experience and education, and particularly, his senior executive experience and experience in business operations and asset management, as well as evaluating investments.
Current Public Company Board Service:

•	PICO Holdings, Inc., a diversified holding company
Current Non-Public Company Board Service:

•	Myelin Repair Foundation
Education:

•	Bachelor of Business Administration in Finance, the University of Texas

Timothy L. Dove
Director since 2013
Mr. Dove, 60, was named the Company's President and Chief Executive Officer on January 1, 2017, pursuant to the succession process announced in May 2016 and discussed in more detail below. He held the positions for the Company of President and Chief Operating Officer from December 2004 to January 2017, Executive Vice President and Chief Financial Officer from February 2000 to November 2004 and Executive Vice President - Business Development from August 1997 to January 2000. Mr. Dove also served as President and Chief Operating Officer of the general partner of Pioneer Southwest Energy Partners L.P. ("Pioneer Southwest"), which was a majority-owned subsidiary of the Company, from June 2007 through the Company's acquisition of Pioneer Southwest in December 2013. Mr. Dove joined Parker & Parsley Petroleum Company, a predecessor of the Company (together with its predecessor companies, "Parker & Parsley"), in 1994 as a Vice President and was promoted to Senior Vice President - Business Development in October 1996, in which position he served until the Company's formation in August 1997. Before joining Parker & Parsley, Mr. Dove was employed with Diamond Shamrock Corp and its successor, Maxus Energy Corp., in various capacities in international exploration and production, marketing, refining, and planning and development. The Board believes that Mr. Dove is qualified to serve on the Board based on his professional experience and education, and particularly, his role as President and Chief Executive Officer of the Company, his experience as the former Chief Operating Officer and Chief Financial Officer of the Company, his educational background and work experience in petroleum engineering, his deep knowledge of the Company resulting from his long tenure with the Company and its predecessor, and his extensive knowledge of the energy industry. Mr. Dove's severance agreement provides that his failure to be re-elected constitutes "good reason" under his severance agreement whether or not his resignation is accepted by the Board, which would entitle him to terminate his employment and receive the benefits described in the section below entitled "Executive Compensation Tables - Potential Payments upon Termination or Change in Control."
Education:

•	Bachelor of Science in Mechanical Engineering, Massachusetts Institute of Technology

•	Master of Business Administration, the University of Chicago

Phillip A. Gobe
Director since 2014
Mr. Gobe, 64, joined Energy Partners, Ltd. as Chief Operating Officer in December 2004 and became President in May 2005, and served in those capacities until his retirement in September 2007. Mr. Gobe also served as a director of Energy Partners, Ltd. from November 2005 until May 2008. Prior to that, Mr. Gobe served as Chief Operating Officer of Nuevo Energy Company from February 2001 until its acquisition by Plains Exploration & Production Company in May 2004. Prior to that time, he held numerous operations and human resources positions with Vastar Resources, Inc. and Atlantic Richfield Company ("ARCO") and its subsidiaries. Mr. Gobe served as an independent director of the general partner of Pioneer Southwest from June 2009 through December 2013. Subsequent to his retirement in September 2007, Energy Partners, Ltd. filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in May 2009. Energy Partners, Ltd. emerged from bankruptcy in September of that same year. The Board believes that Mr. Gobe is qualified to serve on the Board based on his professional experience and education, and particularly, his extensive senior management experience in the oil and gas industry.

Current Public Company Board Service:

•	Pantheon Resources plc, an oil and gas exploration company quoted on the AIM market
Current Non-Public Company Board Service:

•	Scientific Drilling International, Inc., a privately held directional drilling and wellbore navigation, surveying and logging service company
Education:

•	Bachelor of Arts, the University of Texas

•	Master of Business Administration, the University of Louisiana in Lafayette

Larry R. Grillot
Director since 2013
Dr. Grillot, 70, served as the dean of the Mewbourne College of Earth and Energy at the University of Oklahoma from 2006 until his retirement from the university in June 2015. Dr. Grillot is a member of the American Association of Petroleum Geologists, the Society of Exploration Geophysicists and the Society of Petroleum Engineers. Prior to his role at the University of Oklahoma, from 1973 until his retirement in 2003, Dr. Grillot worked for Phillips Petroleum Company in a variety of technical and managerial positions in exploration and production, including Manager of E&P Technology and Services, Upstream Technology and Project Development, Manager of International Exploration, President and Region Manager for Phillips Petroleum Canada Limited and Manager of E&P Planning. The Board believes that Dr. Grillot is qualified to serve on the Board based on his professional experience and education, and particularly, his extensive technical experience as a geophysicist and his senior executive experience with a major integrated oil company.
Education:

•	Bachelor of Science in Physics, Mississippi State University

•	Master of Science in Geological Sciences, Brown University

•	Ph. D. in Geological Sciences, Brown University

Stacy P. Methvin
Director since 2013
Ms. Methvin, 60, was Vice President, Refining Margin Optimization of Shell Oil Company ("Shell") from 2011 until her retirement in 2012, and from 2009 until 2010, she was Vice President, Global Distribution of Shell. Ms. Methvin also held various other operational and management roles in the upstream, downstream and chemical businesses during her tenure at Shell and its subsidiaries that began in 1979, including President, Shell Louisiana E&P Company, President, Shell Deer Park Refining Company, President, Shell Pipeline Company LP, President, Shell Chemical LP, and Vice President, Strategy and Portfolio for the downstream business. The Board believes that Ms. Methvin is qualified to serve on the Board based on her professional experience and education, and particularly, her extensive executive experience in upstream, downstream and chemical businesses with a major integrated oil company.
Current Public Company Board Service:

•	Magellan Midstream Partners, L.P. (its general partner), a master limited partnership engaged in the transportation, storage and distribution of refined petroleum products and crude oil

Current Non-Public Company Board or other Service:

•	Marquard & Bahls AG, a Hamburg, Germany-based company that operates in the fields of energy supply, trading and logistics (Vice Chair)

•	Louisiana Governor's Commission for Coastal Restoration and Protection

•	Memorial Hermann Healthcare System

•	The Houston Zoo

•	Springside Chestnut Hill Academy
Education:

•	Bachelor of Arts in Geological and Geophysical Sciences, Princeton University

Royce W. Mitchell
Director since 2014
Mr. Mitchell, 62, has been an executive consultant, focusing on advising management and audit committees of exploration and production companies, since January 2005, except for the period from April 2008 through December 2008 when he served as Chief Financial Officer of Frac Tech Services, Ltd. Mr. Mitchell served as Executive Vice President, Chief Financial Officer and Chief Accounting Officer of Key Energy Services, Inc. from January 2002 to January 2005. Before joining Key Energy Services, Inc., he was a partner with KPMG LLP from April 1986 through December 2001 specializing in the oil and gas industry. Mr. Mitchell served as an independent director and audit committee chairman of the general partner of Pioneer Southwest from April 2008 through December 2013. Mr. Mitchell is also a certified public accountant. The Board believes that Mr. Mitchell is qualified to serve on the Board based on his professional experience and education, and particularly, his extensive experience in accounting matters focused on the oil and gas industry, developed through experience with both an outside accounting firm and companies in the industry.
Education:

•	Bachelor of Business Administration, Texas Tech University

Frank A. Risch
Director since 2005
Mr. Risch, 74, joined Exxon Corporation in 1966 as a financial analyst in New York and subsequently held various positions in finance, planning, marketing and general management with ExxonMobil and its operating affiliates in the U.S. and abroad for nearly 38 years. He retired in July 2004 as Vice President and Treasurer (and principal financial officer) of ExxonMobil. The Board believes that Mr. Risch is qualified to serve on the Board based on his professional experience and education, and particularly, his extensive experience as an employee and executive in the oil and gas industry for almost 40 years, including his role, at the time of his retirement, as principal financial officer of Exxon Mobil Corporation.
Current Non-Public Company Board or other Service:

•	Carnegie Mellon University Tepper School of Business, Business Board of Advisors

•	Financial Executives International

•	The Dallas Theater Center (Immediate Past Chairman and Life Trustee)

•	The Dallas Holocaust Museum

•	HIAS

•	Communities Foundation of Texas (Immediate Past Chair and Emeritus Director)

•	Dallas CASA (Court Appointed Special Advocates) (Emeritus Director)

Prior Public Company Board Service (in last five years):

•	Susser Petroleum Partners LP
Education:

•	Bachelor of Science in Business Administration, Pennsylvania State University

•	Master of Science in Industrial Administration, Carnegie Mellon University

Scott D. Sheffield
Director since 1997
Mr. Sheffield, 64, was named Executive Chairman effective January 1, 2017, pursuant to the succession process announced in May 2016. He retired as Chief Executive Officer of the Company effective December 31, 2016, a position he had held since August 1997. He was first named Chairman of the Board in August 1999. He also served as President of the Company from August 1997 to November 2004, and had served as Chief Executive Officer and director from June 2007, and as Chairman of the Board from May 2008, of the general partner of Pioneer Southwest through December 2013. Mr. Sheffield was the Chairman of the Board of Directors and Chief Executive Officer of Parker & Parsley from January 1989 until the Company was formed in August 1997. Mr. Sheffield joined Parker & Parsley as a petroleum engineer in 1979, was promoted to Vice President - Engineering in September 1981, was elected President and a Director in April 1985, and became Parker & Parsley's Chairman of the Board and Chief Executive Officer in January 1989. Before joining Parker & Parsley, Mr. Sheffield was employed as a production and reservoir engineer for Amoco Production Company. The Board believes that Mr. Sheffield is qualified to serve on the Board based on his professional experience and education, and particularly, his long service as Chief Executive Officer of the Company, his educational background and work experience in petroleum engineering, his deep knowledge of the Company resulting from his long tenure with the Company and its predecessor, and his extensive knowledge of the energy industry. Mr. Sheffield's severance agreement provides that his failure to be re-elected constitutes "good reason" under his severance agreement whether or not his resignation is accepted by the Board, which would entitle him to terminate his employment and receive the benefits described in the section below entitled "Executive Compensation Tables - Potential Payments upon Termination or Change in Control."
Current Public Company Board Service:

•	The Williams Companies, Inc., a provider of large-scale infrastructure for natural gas and natural gas products

•	Santos Limited, an Australian exploration and production company (Mr. Sheffield's service as a director of Santos will terminate in May 2017)
Current Non-Public Company Board or other Service:

•	The Center for Global Energy Policy at Columbia University Advisory Board

•	L1 Energy (UK) LLP Advisory Board (private investment firm)

•	CSL Capital Management, LLC Energy Council (private equity firm) (to commence in May 2017)
Education:

•	Bachelor of Science in Petroleum Engineering, the University of Texas

Mona K. Sutphen
Director since 2015
Ms. Sutphen, 49, is a Partner at Macro Advisory Partners LLP, a consulting firm providing strategic advice in the areas of financial markets, geopolitics and government policy, and previously spent three years at UBS AG, a global financial institution, as Managing Director, covering geopolitical risk and macro-policy trends. From 2009 through 2011, she served as White House Deputy Chief of Staff for Policy for President Obama, working on a range of domestic and international policy and regulatory matters. Prior to that position, she was Managing Director at Stonebridge International, an international consulting firm, and from 1991 through 2000 was a career diplomat, serving on the staff of the National Security Council, the U.S. Mission to the United Nations and postings in Asia and Europe. Ms. Sutphen was also a Member of the President's Intelligence Advisory Board during President Obama's administration. The Board believes that Ms. Sutphen is qualified to serve on the Board based on her professional experience and education, and particularly, her extensive leadership and experience in the areas of macroeconomics, geopolitics, and governmental relations, policy and regulatory matters.
Current Non-Public Company Board or other Service:

•	Drilling Info Holdings LLC, a privately held provider of information and analytic tools for energy companies

•	The International Rescue Committee

•	Human Rights First

•	Mount Holyoke College Board of Trustees
Education:

•	Bachelor of Arts, Mount Holyoke College

•	Master of Science, the London School of Economics

J. Kenneth Thompson
Director since 2011
Mr. Thompson, 65, has served as the President and Chief Executive Officer of Pacific Star Energy LLC, a privately held oil and gas investment firm in Alaska, since September 2000. He served as Managing Director of Alaska Venture Capital Group LLC, a privately held oil and gas exploration company in which Pacific Star Energy LLC owns an interest, from December 2004 to December 2012. Mr. Thompson's experience includes serving as Executive Vice President of ARCO's Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China and Singapore from 1998 to 2000, and President and Chief Executive Officer of ARCO Alaska, Inc., the parent company's oil and gas producing subsidiary based in Anchorage, from June 1994 to January 1998. He also served as executive head of ARCO's oil and gas research and technology center from 1993 to 1994. The Board believes that Mr. Thompson is qualified to serve on the Board based on his professional experience and education, and particularly, his educational background in petroleum engineering and experience as a senior executive with a major integrated oil company and as a chief executive officer, which bring to the Board significant leadership, risk management, operations, strategic planning, engineering, environmental, safety and regulatory experience.
Current Public Company Board Service:

•	Coeur Mining, Inc., a company engaged in the operation, ownership, development and exploration of silver and gold mining property

•	Alaska Air Group, Inc., the parent company for Alaska Airlines, Virgin America and Horizon Air Industries

•	Tetra Tech, Inc., an engineering consulting firm
Education:

•	Bachelor of Science degree in Petroleum Engineering, Missouri University of Science & Technology

Phoebe A. Wood
Director since 2013
Ms. Wood, 63, has been a principal at CompaniesWood, a consulting firm specializing in early stage investments, since 2008. She was Executive Vice President and Chief Financial Officer of Brown-Forman Corporation, a diversified consumer products manufacturer, from 2001 to 2006, and Vice Chairman and Chief Financial Officer from 2006 to 2008. Prior to Brown-Forman Corporation, Ms. Wood was Vice President, Chief Financial Officer and a Director of Propel Corporation (a subsidiary of Motorola) from 2000 to 2001. Previously, Ms. Wood served in various capacities during her tenure at ARCO from 1976 to 2000. The Board believes that Ms. Wood is qualified to serve on the Board based on her professional experience and education, and particularly, her extensive experience as a financial executive, including in the oil and gas industry, and her experience on the boards and audit committees of a number of public companies.
Current Public Company Board Service:

•	Invesco Ltd., a global investment management company

•	Leggett & Platt, Incorporated, a diversified manufacturer
Current Non-Public Company Board or other Service:

•	The Gheens Foundation Board of Trustees

•	American Printing House for the Blind Board of Trustees

•	Pitzer College Board of Trustees
Prior Public Company Board Service (in last five years):

•	Coca-Cola Enterprises Inc.
Education:

•	A.B. degree in Psychology, Smith College

•	Master of Business Administration, the University of California Los Angeles

Michael D. Wortley
Director since 2015
Mr. Wortley, 69, is currently the Chief Legal Officer for Reata Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company, and has practiced corporate law for over 35 years, focusing primarily on corporate governance matters, acquisitions and divestitures, public and private financings and securities law matters, including over 25 years in management positions. Mr. Wortley was a partner in the Dallas, Texas, office of Vinson & Elkins L.L.P. from 1995 to 2014 and served in various capacities, including Chief Operating Partner of the firm and Managing Partner of the Dallas office. Prior to joining Vinson & Elkins L.L.P., he was an attorney with Johnson & Wortley, P.C. (which prior to 1993 was known as Johnson & Swanson or Johnson & Gibbs) from 1978 to 1995 and served in various capacities, including President and Chairman of the Board. The Board believes that Mr. Wortley is qualified to serve on the Board based on his professional experience and education, and particularly, his education in the law and his extensive experience of over 35 years as a corporate attorney, including advising boards of directors in the areas of corporate governance and significant financing transactions and acquisitions and divestitures.
Education:

•	Bachelor of Arts, Southern Methodist University

•	Juris Doctorate, Southern Methodist University

•	Master's in Regional Planning, the University of North Carolina at Chapel Hill
CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company's Corporate Governance Guidelines cover the following principal subjects:

•	Role and functions of the Board and its Lead Director

•	Qualifications and independence of directors

•	Size of the Board and director selection process

•	Committee functions and independence of committee members

•	Meetings of non-employee directors

•	Self-evaluation of the Board and its committees

•	Ethics and conflicts of interest (a copy of the current "Code of Business Conduct and Ethics" is posted on the Company's website at www.pxd.com/about/governance)

•
Reporting of concerns about the Company's conduct, or about the Company's accounting, internal controls or auditing matters, directly to any director, the Board, the Lead Director or the Audit Committee

•	Compensation of the Board and stock ownership requirements

•	Succession planning and annual compensation review of senior management

•	Directors' access to senior management and to independent advisors

•	New director orientation

•	Continuing director education

•	Review and approval of related person transactions
The Company's Corporate Governance Guidelines are posted on the Company's website at www.pxd.com/about/governance. The Corporate Governance Guidelines are reviewed periodically and as necessary by the Company's Nominating and Corporate Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines are presented to the Board for its approval.
Board Leadership Structure
The Company's governing documents allow the roles of Chairman of the Board and Chief Executive Officer ("CEO") to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company's needs from time to time. Mr. Sheffield has served as Chairman of the Board since 1999, and in May 2016, the Board approved a succession process pursuant to which he retired as CEO effective December 31, 2016, a position he had held since 1997, and assumed the role of Executive Chairman of the Board. Mr. Dove, who had served as President and Chief Operating Officer of the Company since 2004, succeeded Mr. Sheffield as CEO as part of the approved succession process. Subject to his election to the Board at the Annual Meeting, Mr. Sheffield is expected to continue as Executive Chairman through December 31, 2017, at which time he will retire as an executive and employee of the Company but remain a director.

The Board believes that at present, Mr. Sheffield's continuing role as Chairman of the Board, and Mr. Dove's succession as CEO, promote unified leadership and direction for the Company, which allows for a clear focus for management to execute the Company's strategy and business plans. As Executive Chairman, Mr. Sheffield is well suited to ensure that critical business issues are brought before the Board, which enhances the Board's ability to develop and implement business strategies. Mr. Sheffield will act as a bridge between management and the Board, and his continuing role will allow for consistency and a smooth transition as Mr. Dove assumes his new responsibilities as CEO. As Executive Chairman, Mr. Sheffield will continue to play an important role in the Company's strategic direction, while being a spokesperson for the Company and the E&P industry. Mr. Sheffield will continue to chair the meetings of the Board and, in consultation with the Lead Director and with input from the CEO, set the agenda for Board meetings.
To maintain a strong and independent board, all directors of the Company, other than Messrs. Sheffield and Dove, are "independent." In addition, the Company's Corporate Governance Guidelines provide that if the Chairman is also the CEO, or if the Chairman is otherwise not independent, the Board shall have a Lead Director, who is to be an independent director designated by the Nominating and Corporate Governance Committee, which is composed entirely of independent directors, from among the independent members of the Board, and who will serve as the chair of the Nominating and Corporate Governance Committee.
Mr. Thompson has served as Lead Director of the Board since May 2015. The Lead Director provides, in conjunction with the Chairman, leadership and guidance to the Board, and also:

•	presides at all meetings of the Board at which the Chairman is not present;

•	presides at the executive sessions of the independent directors, and has the authority to call such executive sessions;

•	in consultation with the Chairman, the CEO and the Corporate Secretary, approves the agenda and meeting schedules for each meeting of the Board, taking into account suggestions of other directors;

•	coordinates the nature, quality, quantity and timeliness of, and is authorized to approve, information sent to the Board in advance of meetings;

•	serves as liaison between management and the independent directors, although all of the independent directors have complete and open access to the Chairman, the CEO and all members of management; and

•	serves as the Board's contact for direct employee and stockholder communications with the Board.
In addition, all directors are encouraged to suggest the inclusion of agenda items and meeting materials, and any director is free to raise at any Board meeting items that are not on the agenda for that meeting. All of these principles are set forth in the Company's Corporate Governance Guidelines.
The Board's independent directors regularly meet in executive session without the presence of any members of management. The Lead Director presides at these meetings and provides the Board's guidance and feedback to the Chairman and the Company's management team.
Although the Board regularly considers and is open to different structures as circumstances may warrant, the Board believes that, at the present time, the current arrangement of having the strong leadership of the Company's Executive Chairman, the effective counterbalancing role of the Lead Director and a Board composed of strong and independent directors, best serves the interests of the Company and its stockholders.

Director Independence
Board of Directors. Each year, the Board, with the assistance of the Nominating and Corporate Governance Committee, assesses the independence of the Company's directors. In making this assessment, the Committee and the Board use the independence standards of the New York Stock Exchange ("NYSE") corporate governance rules for determining whether directors are independent, and additionally consider the rules of the SEC and the NYSE in determining independence for Audit Committee and Compensation and Leadership Development Committee ("Compensation Committee") members. A director cannot be considered independent unless the Board affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE and SEC. In addition, the Nominating and Corporate Governance Committee and the Board consider the tenure of each director and whether a long period of service could affect his or her objectivity and independence from management.
The Board has assessed the independence of each director under the independence standards of the NYSE and affirmatively determined that all of the Board's non-employee directors (Messrs. Buchanan, Cates, Gobe, Mitchell, Risch, Thompson and Wortley, Dr. Grillot and Mses. Methvin, Sutphen and Wood) are independent. In connection with its assessment of the directors' independence, the Board reviewed the facts and circumstances of certain of the directors' roles as independent directors of companies that have a business relationship as a vendor or service provider to the Company in the ordinary course of business. In each such case, the Board concluded that the director is an independent director because his or her role at the other company is limited to that of an independent director, and the amount of business done between Pioneer and the other company is immaterial to both entities (less than two percent of revenues or $1 million). This was applicable to Mr. Gobe's role as an independent director of Scientific Drilling International, Inc., a privately owned company that provides directional drilling services and other related technology services to the Company; Ms. Methvin's role as an independent director of the general partner of Magellan Midstream Partners, L.P., which owns the Longhorn crude oil pipeline on which the Company is a shipper; Ms. Sutphen's role as an independent director of Drilling Info Holdings LLC, a privately owned company that publishes an industry information service to which the Company subscribes; and Mr. Thompson's role as an independent director of Tetra Tech, Inc., an engineering consulting firm that provides services to the Company.
Audit Committee. In connection with its assessment of the independence of each non-employee director, the Board also determined that each member of the Audit Committee meets the additional independence standards of the NYSE and SEC applicable to members of the Audit Committee. Those standards require that the director not be an affiliate of the Company and that the director not receive from the Company, directly or indirectly, any consulting, advisory or other compensatory fees except for fees for services as a director.
Compensation Committee. In connection with its independence assessment, the Board also determined that each member of the Compensation Committee meets the additional independence standards of the NYSE and SEC applicable to members of the Compensation Committee. Those standards require that the Board consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to his or her ability to be independent from management of the Company in connection with the duties of a member of the Compensation Committee, including the source of his or her compensation and whether he or she is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.
Director Succession and Self-Evaluation Process
The Board does not currently believe that it is appropriate to impose either arbitrary term limits on directors' service or a mandatory retirement age. Directors who have served on the Board for an extended period of time provide valuable insight based on their experience with and understanding of the

Company's mission, strategies and objectives and the challenges faced by the Company in the oil and gas industry, particularly given the industry's cyclical nature. The Board endeavors to achieve an overall balance of diversity of experience at policy-making levels with a complementary mix of skills and professional experience in areas relevant to the Company's business, while also ensuring that the size of the Board is appropriate to function effectively and efficiently.
Each year the Board undergoes a self-evaluation process led by the Lead Director. The process includes an evaluation of the current directors, as well as an evaluation of the Board in terms of the experience of its members in the key technical, professional, business, financial, regulatory, legal and other areas needed to lead a large U.S. independent oil and gas company. To facilitate this process, the Board reviews a skills and qualifications matrix to ensure that the Board maintains an appropriate balance of knowledge and experience. The Board regularly reviews the skills and characteristics required of Directors in the context of the current composition of the Board, the Company's strategy, and the long-term interests of stockholders. Collectively, the members of the Board possess the following areas of skills and experience:

•	senior executive leadership, including senior leadership in business as a chief executive officer, senior executive, or leader of significant business operations

•	operations, geoscience, geology and engineering in the exploration and production industry

•	financial accounting and tax

•	finance, capital markets transactions and investment management

•	mergers and acquisitions and significant commercial transactions

•	global business and political matters

•	governmental, regulatory and public policy issues

•	legal matters

•	human resources management

•	strategic planning and risk management

•	service on other public company boards

•	health, safety and environmental

•	sales and distribution of hydrocarbon products and hedging

•	technology management and research and development
Over time, the Board refreshes its membership through a combination of adding or replacing directors to achieve the appropriate balance between maintaining longer-term directors with deep institutional knowledge of the Company and adding directors who bring a diversity of perspectives and experience. For example, following the Annual Meeting of Stockholders in 2009, the Board was composed of ten directors, nine of whom were independent, including three directors who were newly elected to the Board at that time. Since that meeting:

•	Six of the nine independent directors who were serving on the Board as of the 2009 Annual Meeting have retired or resigned.

•	The membership of the Board has been expanded to thirteen directors, eleven of whom are independent.

•	Nine new directors have been named to the Board, eight of whom are independent.

•	Leadership of the Board and the composition of its committees have been refreshed and a new standing committee has been created:

◦	The Lead Director and the chair of the Audit Committee have changed.

◦	Four of the new independent directors serve on the Audit Committee, five serve on the Compensation Committee, and three serve on the Nominating and Corporate Governance Committee.

◦	A new Health, Safety and Environment Committee, composed entirely of independent directors, has been established.

•
The new directors have bolstered the Board's diversity, experience and knowledge in the areas of oil and gas engineering and operations, geology, the midstream and downstream segments of the energy industry, macroeconomics, geopolitics, governmental relations and regulatory matters, safety, accounting, law and corporate governance.

If all of the nominees are elected to the Board, following the Annual Meeting, the average tenure of the independent directors will be six years, and seven out of 13 directors will have tenures of less than five years.
Engagement with Stockholders
Pioneer has always valued its relationship with its stockholders and the Company has consistently demonstrated its commitment to engaging in constructive and meaningful communication with its stockholders. The Company has regularly engaged with stockholders and solicited feedback on its corporate governance, sustainability and environmental programs and other important issues, including executive compensation. This process has led to a number of enhancements in the Company's governance and disclosure practices, including:

•
Proxy access - The Board implemented proxy access, allowing a stockholder or group of up to 20 stockholders owning in the aggregate three percent or more of the outstanding common stock continuously for at least three years to nominate and include in the Company's proxy materials director nominees constituting up to 20 percent of the number of directors in office or two nominees, whichever is greater, subject to meeting the requirements set forth in the Bylaws.

•	Diversity - The Board enhanced its diversity through the appointment of three highly qualified women directors with significant and varied areas of experience.

•	Governance - The Board acted to declassify the Board, so that directors are elected annually, and adopted majority voting for directors.

•	Disclosure - The Company enhanced its public disclosures, in its SEC filings or on its website, in the areas of:
◦hydraulic fracturing practices;
◦leak detection and repair ("LDAR") programs and greenhouse gas emissions intensity;
◦political contributions;
◦diversity and inclusion practices; and
◦the governance practices of the Audit Committee.
As part of this engagement process, during 2016 and through the date of this Proxy Statement, Pioneer reached out to the 30 largest stockholders of the Company, holding in the aggregate more than 70 percent of the Company's outstanding shares, which led to feedback from holders of over 45 percent of the Company's outstanding shares. Participating on behalf of the Company were members of senior management and in many cases the Lead Director and/or the Chair of the Compensation Committee. This feedback covered a variety of topics, including strategy, risk management, executive compensation, sustainability, and diversity. The concerns expressed by the Company's stockholders in these discussions were collected, reviewed and shared with the full Board. These discussions were in addition to the dozens of meetings and discussions management and investor relations personnel held with stockholders throughout the year.
Procedure for Directly Contacting the Board and Whistleblower Policy
Any stockholder or other interested party may directly contact the Board (including the Lead Director) by phone, email or in writing by following the procedures, which are published on the Company's website at www.pxd.com/about/governance. Matters for which this contact may be used include allegations about actions of the Company or its directors, officers or employees involving (i) questionable accounting, internal controls and auditing matters; (ii) materially misleading statements or omissions in SEC reports, press releases, or other public statements or other forms of wire, mail or securities fraud; (iii) violations of law, Company policy or the Company's Code of Business Conduct and Ethics; or (iv) other concerns that should be brought to the attention of the Company's independent directors. All complaints and concerns are received and processed by the Company's Corporate Secretary's Office. Complaints relating to the Company's accounting, internal controls or auditing matters are referred to the Audit Committee and other concerns are referred to the Lead Director. Information may be submitted confidentially and anonymously, although the Company may be obligated by law to disclose the information or identity of the person (if known) providing the information in connection with government or private legal actions and in some other circumstances. The Company's policy is not to take any adverse action, and to not tolerate any retaliation, against any person for asking questions or making good faith reports of possible violations of law, Company policy or the Code of Business Conduct and Ethics.
THE BOARD, ITS COMMITTEES AND ITS COMPENSATION
Meetings and Committees of the Board
The Board. Under the Company's Corporate Governance Guidelines, the Board provides oversight of management in conducting the business of the Company and monitors the Company's strategic direction for the long-term interests of stockholders. Directors are expected to devote sufficient time to carrying out their duties and responsibilities effectively and to attend all scheduled meetings of the Board and of the Committees on which they serve. During 2016, the Board held nine meetings, and its independent directors met in executive session four times. Each of the directors attended more than 75 percent of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which that director served.
The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Health, Safety and Environment Committee. The Board has also formed an ad hoc reserves committee to assist the Board in overseeing the Company's reporting of proved reserves.
Upon the Nominating and Corporate Governance Committee's recommendations, the Board elects Committee members annually. The table below sets forth the current composition of the Board Committees and the number of meetings each Committee held during 2016.

Name	Audit Committee	Compensation Committee	Health, Safety and Environment Committee	Nominating and Corporate Governance Committee
Director:
Edison C. Buchanan		✓ (Chair)		✓
Andrew F. Cates		✓		✓
Timothy L. Dove
Phillip A. Gobe		✓	✓
Larry R. Grillot	✓		✓
Stacy P. Methvin		✓	✓ (Chair)
Royce W. Mitchell	✓		✓
Frank A. Risch	✓ (Chair)			✓
Scott D. Sheffield
Mona K. Sutphen		✓	✓
J. Kenneth Thompson		✓		✓ (Chair)
Phoebe A. Wood	✓			✓
Michael D. Wortley	✓			✓
Meetings in 2016:	8	5	4	3
Audit Committee. The Audit Committee assists the Board with its responsibilities relating to the oversight of the Company's internal controls, financial statements and the audit process, including among other responsibilities:

•	overseeing:

◦	the integrity of the Company's financial statements;

◦	the Company's accounting, disclosure and financial reporting processes and its accounting policies and practices;

◦	the Company's compliance with legal and regulatory requirements;

◦	the independent auditor's qualifications and independence;

◦	the performance of the Company's internal audit function; and

◦	the performance of the Company's systems of internal controls;

•	reviewing and appraising the audit efforts of the Company's independent auditors and internal auditors and, where appropriate, replacing the independent auditors or internal auditors; and

•	providing an open avenue of communication among the independent auditors, financial and senior management, the internal auditors, and the Board.
In addition, the Audit Committee has the sole authority and responsibility with respect to the selection, appointment, engagement, compensation, oversight, evaluation, retention and, where appropriate, dismissal of the Company's independent auditors. The Chief Financial Officer works with the Audit Committee chairperson to prepare an agenda for regularly scheduled meetings, but the Audit Committee chairperson makes the final decision regarding the agenda for regularly scheduled meetings and develops the agenda for special meetings based on the information supplied by the persons requesting the special meeting. As a part of its effort to foster open communications, the Audit Committee Charter provides that the Audit Committee is to meet at least annually with management, the internal auditors and the independent auditors in separate executive sessions. As a matter of practice, the Audit Committee holds these executive sessions throughout the year. In addition, representatives of Ernst & Young LLP, the Company's independent registered public accounting firm, are present at all regularly scheduled quarterly meetings of the Audit Committee. Additional information regarding the functions performed by the Audit Committee and its membership is set forth in the "Audit Committee Report"

included herein and also in the Audit Committee Charter that is posted on the Company's website at www.pxd.com/about/governance.
Financial Literacy of Audit Committee and Designation of Financial Experts. In 2016, the Board evaluated the members of the Audit Committee for financial literacy and the attributes of an audit committee financial expert as defined by the SEC. The Board determined that each of the Audit Committee members is financially literate and that three of the Audit Committee members (Messrs. Mitchell and Risch and Ms. Wood) meet the SEC's definition of audit committee financial expert.
Compensation Committee. The Compensation Committee assists the Board with its responsibilities relating to executive compensation and leadership development and management succession, including among other responsibilities:

•	reviewing and approving the compensation of the Company's executive officers, including the individual elements of the total compensation of the CEO;

•	monitoring the Company's overall employee compensation and benefits philosophy and strategy;

•	administering the Company's employee and executive benefit plans;

•	periodically reviewing and recommending to the full Board total compensation for each non-employee director for services as a member of the Board and its committees;

•	overseeing the Company's succession planning for the CEO and other executive officers;

•	overseeing the Company's leadership development activities; and

•	conducting an annual review of the CEO's performance and discussing the CEO's review of the other executive officers' performance.
The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Additional information regarding the functions performed by the Compensation Committee is set forth in the "Compensation Discussion and Analysis" included herein and also in the Compensation Committee Charter, which is posted on the Company's website at www.pxd.com/about/governance.
The Vice President and Chief Human Resources Officer of the Company acts as the management liaison to the Compensation Committee and works with the Compensation Committee chairperson to prepare an agenda for regularly scheduled meetings. The Compensation Committee chairperson makes the final decision regarding the agenda for regularly scheduled meetings and develops the agenda for special meetings based on the information supplied by the persons requesting the special meeting. The CEO makes recommendations to the Compensation Committee regarding the compensation of other executive officers and provides information to the Compensation Committee regarding the executive officers' performance; however, the Compensation Committee makes all final decisions regarding the executive officers' compensation.
The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive officer compensation. The Compensation Committee has sole authority to approve the consultant's fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants. During 2016, the Compensation Committee engaged the services of Meridian Compensation Partners LLC ("Meridian"). The terms of Meridian's engagement are set forth in an engagement agreement that provides, among other things, that Meridian is engaged by, and reports only to, the Compensation Committee and will perform the compensation advisory services requested by the Compensation Committee. Among the services Meridian performed were apprising the Compensation Committee of compensation-related trends, developments in the marketplace and industry best practices; informing the Compensation Committee of compensation-related regulatory developments; providing peer group survey data to establish compensation ranges for the various elements of executive compensation;

providing an evaluation of the competitiveness of the Company's executive compensation and benefits programs; assessing the relationship between executive pay and performance; advising on the design of the Company's incentive compensation programs, including metric selection and target setting and the design and administration of the Company's performance unit award program; advising the Compensation Committee on director compensation; and providing such additional reports and analyses as requested by the Compensation Committee from time to time. Meridian does not provide any services to the Company other than its services to the Compensation Committee. The Compensation Committee has assessed the independence of Meridian pursuant to applicable SEC and NYSE rules and concluded that Meridian's work for the Compensation Committee does not raise any conflict of interest.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board with its responsibilities relating to its composition and corporate governance, including among other responsibilities:

•	reviewing and assessing the adequacy of the Company's Corporate Governance Guidelines, and recommending to the Board any necessary modifications to those guidelines;

•	identifying and evaluating nominees for election at the annual meeting of stockholders, as well as for filling vacancies or additions on the Board that may occur between annual meetings;

•	recommending committee members and structure;

•
reviewing related person transactions that the rules of the SEC require be disclosed in the Company's Proxy Statement, and making a recommendation to the Board regarding the initial authorization or ratification of any such transactions;

•	advising the Board about, and developing and recommending to the Board, appropriate corporate governance principles and practices and assisting the Board in implementing those practices; and

•	overseeing the evaluation of the Board.
Additional information regarding the functions performed by the Nominating and Corporate Governance Committee is set forth in the Nominating and Corporate Governance Committee Charter that is posted on the Company's website at www.pxd.com/about/governance. Please see "Stockholder Proposals; Identification of Director Candidates - Director Nominations" for a discussion of the Nominating and Corporate Governance Committee's process and criteria for the selection of candidates for nomination to the Board.
Health, Safety and Environment Committee. The Health, Safety and Environment Committee assists the Board in its oversight of the Company's health, safety and environmental ("HSE") practices, including among other responsibilities:

•	providing oversight for the Company's HSE practices;

•	monitoring management's efforts in creating a culture of continuous improvement in the Company's HSE practices;

•
reviewing the Company's HSE performance, including working with management to establish HSE goals and objectives, and communicating the Committee's evaluation of the Company's HSE performance to the Board's Compensation Committee as appropriate;

•	reviewing the Company's management of current and emerging HSE issues, including trends in legislation and proposed regulations affecting the Company; and

•	receiving reports from management regarding, and providing oversight for, the HSE aspects of the Company's sustainable development program.
The Health, Safety and Environment Committee's principal responsibility is one of oversight, as the Company's management is responsible for execution of the Company's goal to comply with applicable laws and regulations relating to HSE protection.

Additional information regarding the functions performed by the Health, Safety and Environment Committee and its membership is set forth in the in the Health, Safety and Environment Committee Charter that is posted on the Company's website at www.pxd.com/about/governance.
Board's Role in Oversight of Risk Management
Except as discussed below, the Board as a whole oversees the Company's assessment of major risks and the measures taken to manage such risks.  For example, the Board:

•
oversees the long-term strategic direction of the Company, and in doing so periodically reviews the Company's strategic plans, the principal issues and risks that the Company may face and management's efforts to monitor and mitigate those risks;

•	receives periodic presentations from management regarding significant areas of operational risk and efforts to mitigate those risks;

•
oversees management of the Company's commodity price risk through regular review with executive management of the Company's derivatives strategy, and the oversight of the Company's policy that limits the Company's authority to enter into derivative commodity price instruments to a specified level of production, above which management must seek Board approval;

•
has established specific dollar limits on the commitment authority of members of senior management and requires Board approval of expenditures or entering into material contracts and transactions exceeding that authority; and

•
reviews management's capital spending plans, approves the Company's capital budget after reviewing projected investment returns, and requires that management present for Board review significant departures from those plans.

In addition, the Committees of the Board oversee specific areas of risk:

•
Audit Committee - oversees the Company's assessment and management of financial reporting and internal controls risks, as well as other financial risks such as the credit risks associated with counterparty exposure. Management and the Company's external and internal auditors report regularly to the Audit Committee on those subjects.

•
Nominating and Corporate Governance Committee - oversees risks that may arise in connection with the Company's governance structures and processes, including Board and committee composition and succession planning, director independence, and the Company's charitable contributions, political spending and lobbying activities.

•
Compensation Committee - oversees risks that may arise in connection with the Company's compensation and compensation-related governance policies and practices, including the establishment of performance goals and incentives that are intended to reward the executives for the achievement of strategic and operational goals and increases in stockholder returns, while discouraging unnecessary or excessive risk taking.

•	Health, Safety and Environment Committee - oversees the Company's HSE practices and monitors management's efforts in creating a culture of safety and environmental stewardship.

•
Ad Hoc Reserves Committee - periodically meets with the executives and employees of the Company responsible for overseeing the Company's proved reserves estimates to assist the Board in its oversight of the risks related to the Company's disclosure of proved reserves.

The Company believes that its leadership structure supports the risk oversight function of the Board. While the Chairman of the Board currently is not an independent director, strong, independent directors chair the Board committees involved with risk oversight, there is open communication between management and directors, and all directors are actively involved in the risk oversight function.

Attendance at Annual Meetings
The Board encourages all directors to attend the annual meetings of stockholders. All of the then-serving directors attended the 2016 Annual Meeting of Stockholders held on May 18, 2016.
Director Compensation
General
The elements of compensation for the Company's non-employee directors for the 2016-2017 director year, which began as of the 2016 Annual Meeting, are as follows:

•	Each non-employee director received a cash annual base retainer fee of $50,000.

•	Each non-employee director received an annual grant of restricted stock units ("RSUs"), valued at $225,000 based on the methodology described below.

•
The Lead Director received an additional annual retainer of $25,000, and the chairs of the Audit Committee, Compensation Committee and Health, Safety and Environment Committee each received an additional annual retainer of $15,000, in each case, payable in the form of RSUs.

All of the RSUs received in payment of non-employee directors' annual fees vest quarterly on a pro rata basis during the director year, and the price that is used to calculate the number of RSUs granted is based on an average of the closing stock prices over the 30 trading days prior to the date of the annual meeting of stockholders. The vesting of ownership and the lapse of transfer restrictions on RSUs awarded to non-employee directors is accelerated in the event of the death or disability of the director or a change in control of the Company.
Unless a deferral election is made, RSUs are paid in shares of the Company's common stock promptly following the vesting date. Non-employee directors may elect to defer settlement of their RSUs until the earliest to occur of (i) the one-year anniversary of the director's retirement, resignation or removal from the Board, (ii) a date certain that the director specifies, (iii) the director's death or (iv) a change in control of the Company.
Additionally, non-employee directors are (i) eligible to participate in the Company's Matching Gifts to Educational Institutions Policy, pursuant to which the Company will match up to $5,000 of eligible contributions to a qualifying educational institution each year, (ii) provided information technology support by the Company and (iii) reimbursed for travel and certain other related expenses to attend meetings of the Board or its committees and director education seminars and for the cost of certain trade publications. No additional fees are paid for attendance at Board or committee meetings. In those instances when a director's spouse accompanies the director to Board or committee meetings or director education seminars, the Company reimburses the director for the cost of the spouse's travel and certain related expenses.

2016 Director Compensation Table
The table below summarizes the compensation paid by the Company to non-employee directors during 2016. Messrs. Sheffield and Dove, whose employee compensation is reflected within the Summary Compensation Table, do not receive additional compensation for serving on the Board.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation (3)	Total
	($)	($)	($)	($)
(a)	(b)	(c)	(g)	(h)
Edison C. Buchanan	$50,039	$249,762	$5,466	$305,267
Andrew F. Cates	$50,105	$234,081	$—	$284,186
Phillip A. Gobe	$50,105	$234,081	$880	$285,066
Larry R. Grillot	$50,105	$234,081	$—	$284,186
Stacy P. Methvin	$50,039	$249,762	$5,000	$304,801
Royce W. Mitchell	$50,105	$234,081	$—	$284,186
Frank A. Risch	$50,039	$249,762	$—	$299,801
Mona K. Sutphen	$50,105	$234,081	$905	$285,091
J. Kenneth Thompson	$50,152	$260,053	$30	$310,235
Phoebe A. Wood	$50,105	$234,081	$5,500	$289,686
Michael D. Wortley	$50,105	$234,081	$—	$284,186
___________

(1)
As noted above, the elements of compensation for the Company's non-employee directors during 2016 were a cash annual base retainer fee of $50,000 plus an annual award of restricted stock units ("RSUs"), the amount of which varies for directors serving as Lead Director or the chair of a standing committee. A portion of the amounts included in this column represent cash received in lieu of fractional RSUs that vested during 2016 and were not deferred.

(2)
Stock awards represent the aggregate grant date fair value attributable to RSU awards granted in 2016, determined in accordance with Financial Accounting Standards Board of Accounting Standards Codification Topic 718 ("FASB ASC 718"). Accordingly, the Company valued its RSU awards based on the market-quoted closing price of the Company's common stock on the last trading day prior to the grant date of the awards. Additional detail regarding the Company's share-based awards is included in Note H of Notes to Consolidated Financial Statements included in "Item 8. Financial Statements and Supplementary Data" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016. Aggregate director stock awards for which restrictions had not lapsed as of December 31, 2016, totaled (i) 717 shares for Mr. Cates, Dr. Grillot, and Ms. Wood; (ii) 765 shares for Messrs. Buchanan and Risch and Ms. Methvin; (iii) 944 shares for Messrs. Gobe and Mitchell; (iv) 796 shares for Mr. Thompson; and (vi) 1,389 shares for Ms. Sutphen and Mr. Wortley. In accordance with director elections, shares for which vesting services had been performed but for which share issuance has been deferred totaled 22,857 for Mr. Buchanan, 3,276 for Messrs. Gobe and Mitchell, 1,342 for Dr. Grillot, 2,184 for Ms. Sutphen and Mr. Wortley, and 5,309 for Ms. Wood as of December 31, 2016. The Company did not issue to the directors any options to purchase the Company's common stock during 2016, and the directors did not hold any unexercised stock options as of December 31, 2016.

(3)
Amounts reported in the All Other Compensation column consist of certain travel and entertainment costs of directors and their spouses (if applicable) related to attendance at Board or committee meetings or director education seminars, and, in the case of the following directors, the amounts indicated, which represent a matching contribution made by the Company under its Matching Gifts to Educational Institutions Policy: Mr. Buchanan, $5,000; Ms. Methvin, $5,000; and Ms. Wood, $5,500.

Changes Effective May 2017
Decisions regarding the Company's non-employee director compensation program are approved by the full Board based on recommendations by the Compensation Committee. The Compensation Committee's practice is to review with its independent compensation consultant the compensation program for the Company's non-employee directors each year at its regularly scheduled November meeting. Similar to its benchmarking process for executive officer compensation, the Compensation Committee reviews the total compensation under the program, as well as each element of the program, including in relation to the group of peer companies being used at that time in connection with the benchmarking of executive compensation. To assist in this process, the Committee engages its independent compensation consultant to conduct a detailed benchmarking study of the Company's program and the programs of the Company's peers every other year. The non-employee director compensation program was last revised in 2013.
At its November 2016 meeting, the Compensation Committee reviewed with Meridian, its independent compensation consultant, Meridian's benchmarking study of non-employee director compensation, which included information as to the programs of the same peer group being used by the Committee for purposes of benchmarking executive compensation for 2017. Meridian's study showed that Pioneer's non-employee director compensation program was well below the median of the peer group, ranking at the 24th percentile of the group, and in the case of compensation of the Audit Committee chair, ranked at the 25th percentile of the peer group. As a result, the Compensation Committee recommended, and the Board approved, an increase in the $50,000 annual base retainer fee for each non-employee director to $70,000, and an increase in the $15,000 annual retainer for the Audit Committee Chair to $20,000, to achieve an overall compensation structure in line with the median of the peer group. The changes will not be effective until the 2017-2018 director year, which begins as of the Annual Meeting.
Stock Ownership Guidelines for Non-Employee Directors
To support the Company's commitment to significant stock ownership, the Company has established an ownership guideline that non-employee directors own stock with a value of at least $500,000, which was ten times the cash annual base retainer fee of $50,000 in effect during 2016 (and will be approximately seven times the cash annual base retainer fee following the effectiveness of the change to the compensation program). The non-employee directors have three years after joining the Board to meet this guideline. Directors are required to retain all shares of common stock acquired upon the vesting of RSUs, other than sales to satisfy tax obligations, until the ownership guideline is reached. In evaluating compliance by directors with the stock ownership guidelines, the Compensation Committee has established procedures to minimize the effect of stock price fluctuations on the deemed value of the individual's holdings. All non-employee directors are in compliance with this ownership guideline.
AUDIT COMMITTEE REPORT
The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates such information by reference in such filing.
The Audit Committee's purpose is to assist the Board with its responsibilities relating to the oversight of the Company's internal controls, financial statements and the audit process. The Board, in its business judgment, has determined that all members of the Audit Committee meet the independence standards of the NYSE and the SEC applicable to members of the Audit Committee.
The Company's management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and for auditing the Company's internal controls over financial reporting. While the Audit Committee has the responsibilities and powers set forth in its charter and management and the independent registered public accounting firm for the Company are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles.
In performing its oversight role, the Audit Committee:

•	reviewed and discussed the audited financial statements as of and for the year ended December 31, 2016 with management and Ernst & Young LLP;

•
discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight, and any other applicable accounting and auditing standards;

•
received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP's communications with the Audit Committee concerning independence; and

•	discussed with Ernst & Young LLP the firm's independence.
Based on the reports and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC. The Audit Committee has also selected Ernst & Young LLP as the Company's independent registered public accounting firm for 2017.
Although determined to be financially literate (as defined by the SEC rules), the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting for the Company and are not experts in auditor independence standards or legal or regulatory matters. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP is in fact independent.
Respectfully submitted by the Audit Committee of the Board of Directors,
Frank A. Risch, Chair
Larry R. Grillot
Royce W. Mitchell
Phoebe A. Wood
Michael D. Wortley
COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE REPORT
The information contained in this Compensation and Leadership Development Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference to such filing.
During the last fiscal year, and this year in preparation for the filing of this Proxy Statement with the SEC, the Compensation and Leadership Development Committee of the Board:

•	reviewed and discussed the disclosure set forth under the heading "Compensation Discussion and Analysis" with management as required by Item 402(b) of Regulation S-K; and

•	based on the reviews and discussions referred to above, recommended to the Board that the disclosure set forth under the heading "Compensation Discussion and Analysis" be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
Respectfully submitted by the Compensation and Leadership Development Committee of the Board of Directors,
Edison C. Buchanan, Chair
Andrew F. Cates
Phillip A. Gobe
Stacy P. Methvin
Mona K. Sutphen
J. Kenneth Thompson
COMPENSATION DISCUSSION AND ANALYSIS
The purpose of this Compensation Discussion and Analysis is to explain the Compensation Committee's philosophy for determining the compensation program for the Company's CEO, Chief Financial Officer and three other most highly compensated executive officers for 2016 (the "NEOs") and to discuss how the 2016 compensation package for these executives was determined. Following this discussion are tables that include compensation information for the NEOs. The NEOs for 2016 are as follows:

•	Scott D. Sheffield, Chairman and CEO (through December 31, 2016);

•	Timothy L. Dove, President and Chief Operating Officer (through December 31, 2016);

•	Mark S. Berg, Executive Vice President, Corporate/Operations;

•	Chris J. Cheatwood, Executive Vice President, Business Development and Geoscience; and

•	Richard P. Dealy, Executive Vice President and Chief Financial Officer.
As discussed above in "Corporate Governance - Board Leadership Structure," in May 2016, the Board approved a succession process pursuant to which Mr. Sheffield retired as CEO effective December 31, 2016, and assumed the role of Executive Chairman of the Board, and Mr. Dove succeeded Mr. Sheffield as CEO. See "CEO Succession Process and 2017 Compensation Actions" below for a discussion of 2017 compensation arrangements for Messrs. Sheffield and Dove.
Executive Summary
Company Compensation Philosophy and Components
The Company's executive compensation program is designed to emphasize "pay for performance." The three main components of the executive compensation program, each of which generally is targeted at the median level of the Company's peer group, are:

•	Base salary – fixed cash compensation component

•	Annual cash bonus incentive award – variable cash payout based on Company and individual performance for the year

•
Long-term incentive plan awards – equity compensation, with 50% of target value allocated to time-based awards cliff vesting after three years, and 50% of target value allocated to performance units with payout being dependent on relative total stockholder return against industry peers over a three-year period; provides the opportunity to realize substantially more or less than the initial target values of the awards

Company Performance
In 2016, the Company delivered one of the best performance years in its 20-year history. Despite another year of an oversupplied global oil market, which resulted in continued downward pressure on oil prices, Pioneer's focus on streamlining operations, improving capital efficiency and maintaining a strong balance sheet allowed the Company to meet or exceed all of its financial and operating goals. Highlights of the Company's 2016 performance included:

•
increasing production by 15 percent; average daily sales volumes increased by 15 percent to 234 thousand BOE per day, with oil production representing 57 percent of total 2016 production compared to 52 percent in 2015; production growth was driven by the Company's successful Spraberry/Wolfcamp horizontal drilling program, with total Spraberry/Wolfcamp production increasing 36 percent year-over-year;

•	reducing production costs per BOE by 29 percent in 2016 compared to 2015, driven by cost reduction initiatives and growth of low-cost Spraberry/Wolfcamp horizontal production;

•	adding proved reserves of 205 MMBOE from discoveries, extensions and technical revisions of previous estimates;

•	protecting 2016 cash flow and margins through attractive oil and gas derivative positions that provided incremental cash receipts of $680 million;

•
maintaining a strong balance sheet; year-end cash on hand and short- and long-term investments totaled $3 billion, with net debt to 2016 operating cash flow at year end of 0.2 times and net debt to book capitalization of two percent;

•
continuing to realize significant capital efficiency gains in the Spraberry/Wolfcamp where the Company's completion optimization program and the extension of lateral lengths are enhancing well productivity, while drilling and completion efficiency gains and cost reduction initiatives are driving down the cost per lateral foot to drill and complete wells;

•
signing an agreement with the City of Midland to upgrade the City's wastewater treatment plant in return for a dedicated long-term, low-cost supply of non-potable water from the plant to support the Company's completion operations, reflecting the Company’s commitment to innovative water stewardship;

•
in the areas of health, safety and environmental performance, reducing volumes of spills, voluntarily completing leak detection and repair surveys across all production sites, and completing a process of incorporating safety processes with third party contractors; and

•
maintaining the Company's strong culture; in 2016, Pioneer was named the best place to work among large companies in the Dallas/Fort Worth area based on a survey of employees conducted by The Dallas Morning News; it is the seventh consecutive year that the Company has been ranked in the top three.

Pioneer’s stock continued to be a leader in the energy sector during 2016. Over the three-year period covering 2014 through 2016 and the five-year period covering 2012 through 2016, the Company's total return to stockholders ranked third and second best, respectively, among the 12-company E&P peer group used with respect to the Company's 2016 performance unit award grants. (See "Elements of the Company's Compensation Program - Annual Long-Term Incentive Awards - Performance Unit Awards" below for more information regarding the Company's peer group.) In addition, Pioneer’s stock was among the top third of companies in the S&P 500. This strong performance reflected the Company's world class assets, outstanding operational performance and strong financial position during periods of volatile and declining commodity prices.

The following charts compare the cumulative total stockholder return on the Company's common stock during the three-year and five-year periods ended December 31, 2016, with cumulative total return during the same period for the Company's peer group average, the Standard & Poor's Oil and Gas Exploration & Production Index and the S&P 500.

PXD
Peer Group Average
S&P 500 Oil and Gas E&P Index
S&P 500
102%
98%
29%
3%
-2%
-29%
-22%
-4%
3-Year Return
5-Year Return

____________

Note:
The total stockholder returns for the Company's common stock and the indices in the chart are based on closing prices as of the first and last days in the periods depicted. The total stockholder returns for the Company's common stock differ from those reported below with respect to the performance unit awards because the returns for the performance unit awards are based on average closing prices of the Company's common stock over 60-day periods prior to the first and last days in the applicable periods.

Stockholder Outreach and Engagement and Response to 2016 Stockholder Advisory Vote on 2015 Named Executive Officer Compensation
Pioneer has always valued its relationship with its stockholders and the Company has consistently demonstrated its commitment to transparency and responsiveness to stockholder perspectives. In addition to its extensive investor relations activities, the Company has regularly engaged with stockholders and solicited feedback on its executive compensation program, as well as its corporate governance, sustainability and environmental programs and other important issues.
During 2016, the Company significantly increased these engagement efforts in light of the results of the say-on-pay advisory vote at the 2016 Annual Meeting. Even though the Company's overall executive compensation program has remained largely consistent over the last several years, approximately 63 percent of the total votes cast at the 2016 Annual Meeting were voted in favor of the Company's say-on-pay proposal, down from more than 97 percent approval at each of the Company's 2013, 2014 and 2015 annual meetings. Based on discussions with stockholders, this decrease in support was primarily the result of the Company's payment of a separate discretionary bonus for 2015 when the technical baseline performance hurdle under the Company's annual cash bonus incentive program, established for the purpose of permitting the tax deductibility of the program under Section 162(m) of the Internal Revenue Code, as amended (the "Code"), was not met.
Accordingly, both before and after the 2016 Annual Meeting, Pioneer reached out to the 30 largest stockholders of the Company, holding in the aggregate more than 70 percent of the Company's outstanding shares, and received feedback from holders of over 45 percent of the Company's outstanding shares. Participating on behalf of the Company were members of senior management and in many cases the Lead Director and/or the Chair of the Compensation Committee. These discussions covered a variety of topics, many, but not all, of which included the Company's compensation program. The concerns expressed by the Company's stockholders in all discussions were collected, reviewed and shared with the Compensation Committee and the full Board. These discussions were in addition to the dozens of meetings and discussions management and investor relations personnel held with stockholders throughout the year.
Even prior to the 2016 Annual Meeting and the Company's stockholder engagement related to the 2016 say-on-pay proposal, the Compensation Committee had acted to better align the technical baseline performance hurdle that is part of the annual cash bonus incentive program with goals that better reflect management's performance. Specifically, beginning with the 2016 program, the Compensation Committee modified the hurdle to incorporate a production-based metric in addition to the cash flow from operations metric historically used, which was dependent to a great extent on commodity prices. The Company believes that the technical baseline performance hurdle is now better aligned with performance and that the 2015 situation will not recur. In any event, in determining the final payout under the annual cash bonus incentive program, the Committee will continue to focus on the performance score that is derived from the operational, financial and strategic performance goals (see the table below), rather than the extent to which the Section 162(m) performance hurdle was exceeded.
In addition, in designing Mr. Dove's 2017 executive compensation in his role as CEO, the Compensation Committee has taken into consideration feedback as well as evolving governance practices, and took the following actions:

•
Commencing with his 2017 awards, Mr. Dove's equity awards will provide for a double trigger, so that upon a change in control, the awards will not automatically accelerate, but will generally only vest prior to the scheduled vesting date if a qualifying termination event occurs.

•	Mr. Dove's severance agreement was amended to remove his entitlement to a cash separation payment of one times his base salary upon a voluntary retirement.
Executive Compensation and Compensation-Related Corporate Governance Policies and Practices
The Company's executive compensation and compensation-related governance policies and practices are designed to reward the NEOs for the achievement of strategic and operational goals and increases in stockholder returns, while discouraging unnecessary or excessive risk taking, and incorporate many best practices, including the following:

What We Do
☑	Pay for performance - over 80 percent of target total compensation for the NEOs comprises variable compensation through annual bonuses and long-term incentive compensation.
☑
Emphasize long-term performance - over 70 percent of target total compensation for the NEOs comprises long-term equity-based incentives, with a mix of these incentives among performance units and restricted stock.

☑
HSE goals - the Compensation Committee incorporates health, safety and environmental goals in the annual cash bonus incentive program; the goals are set after approval by, and then performance is assessed primarily based on input from, the Health, Safety and Environment Committee.

☑
Robust stock ownership guidelines - six times (6x) base salary for the CEO and three times (3x) base salary for executive vice presidents; officers are required to retain their shares of common stock acquired upon the exercise of stock options or the vesting of other stock awards until the ownership guideline is reached, other than to satisfy tax obligations.

☑
Clawback policy - the Board has the right to cause the reimbursement of certain incentive compensation if predicated upon the achievement of financial results that were subsequently the subject of a required restatement.

☑
Double-trigger severance in the event of a change in control - cash severance amounts pay out only if a qualifying involuntary termination of employment also occurs in connection with a change in control.

☑	Double-trigger equity awards for the CEO in the event of a change in control - as noted above, commencing with his 2017 awards, Mr. Dove's equity awards will provide for a double trigger.
☑	Risk oversight - the Compensation Committee annually evaluates risk in setting executive compensation, ensuring an appropriate balance of incentives.
☑
Independent Compensation Committee with independent compensation consultant - all members of the Compensation Committee are independent. The Committee has engaged a compensation consultant that is independent of management and free of conflicts of interest with the Company.

☑
Reward future performance on a consistent basis - restricted stock and performance unit awards are awarded annually, with vesting over periods of three years, based on a dollar value divided by an average stock price, so that the rolling effect of vesting each year discourages manipulation in one year, which could have an adverse effect on the awards' value in a following year.

What We Do Not Do
☒
No tax gross ups - in 2013, all of the Company's executive officers, including the CEO and the other NEOs, agreed to amend their change in control agreements to eliminate the excise tax gross-up feature in their agreements.

☒
No defined benefit pension programs for the NEOs - the Company does not maintain a defined benefit pension program for the NEOs; the NEOs are eligible to participate in the Company's 401(k) and Matching Plan (the "401(k) Plan") and a non-qualified deferred compensation plan.

☒	No employment agreements - all of the Company's executive officers are employees at will, with no guaranteed salary or bonus.
☒
No hedging or pledging of Company common stock - policies prohibit directors, officers or employees from engaging in short sales or in transactions involving derivatives based on the Company's common stock, and directors and executive officers are prohibited from pledging Company securities as collateral for a loan or holding Company securities in a margin account without advance approval from the Board.

☒	No excessive perquisites - modest in amounts, frequently business-related and fully disclosed.
☒	No repricing of stock options - repricing stock options or buying out underwater stock options is prohibited without stockholder approval.
2016 Compensation Actions
The following is a summary of the compensation decisions made by the Compensation Committee for 2016:

•
Base salary - the Committee held the CEO's base salary constant, and increased the base salaries for the other NEOs for 2016 in recognition that their base salaries had been held below the median, and not increased, since 2014, while the Company's performance has consistently been among the best of its peers for over five years; however, in most cases those salaries were not increased all the way to the median of the peer group for their respective positions.

•
Annual cash bonus incentive award - the Committee held bonus target percentages constant for all the NEOs; following the end of the year, the Committee, assessed the Company's performance against its pre-determined goals and arrived at a final general payout level of 180 percent of target to recognize the Company's and the NEOs' achievements, with adjustments for certain NEOs based on individual performance.

•
Annual long-term incentive plan awards - the Committee held the target value of the CEO's long-term incentive award constant, and increased the target values for the other NEOs to approximately the median level of the Company's peer group, with 50 percent continuing to be allocated in the form of performance units and 50 percent in the form of restricted stock.

The following charts illustrate the various components of total 2016 annual compensation for the CEO and the other NEOs as a group as reported in the Summary Compensation Table below.
More specific information regarding the Compensation Committee's compensation decisions for 2016 and the Company's executive compensation program generally is contained in the remainder of this Compensation Discussion and Analysis section.
Executive Compensation Program
Philosophy and Objectives
The Company's executive compensation program is designed to emphasize "pay for performance" by:

•	providing performance-driven compensation opportunities that attract, retain and motivate executives to achieve optimal results for the Company and its stockholders;

•	aligning compensation with the Company's short- and long-term business objectives while providing sufficient flexibility to address the unique dynamics of the E&P industry; and

•	emphasizing the use of equity-based compensation to motivate the long-term retention of the Company's executives and align their interests with those of stockholders.
As an executive's leadership role expands, and the scope, duties and responsibilities of the executive's position increase, the Compensation Committee believes a greater portion of total compensation should be performance-driven and have a longer duration, and base salary should be a relatively smaller portion of senior executive total compensation. The Committee believes that the majority of an NEO's realized compensation should be driven by the performance of the Company.

Executive Compensation Components
The components of the Company's executive compensation program for 2016 and the respective purposes of each within the framework of the Company's compensation philosophy and objectives are described in the table below.

Compensation Component	Description	Purpose and Philosophy
Base Salary	Fixed annual cash compensation
• Provides a stable, fixed element of cash compensation
• Recognizes and considers the internal value of the position within the Company and the individual's experience, leadership potential and demonstrated performance

Annual Cash Bonus Incentive	Performance-based annual cash compensation based on annual performance goals with pre-assigned weights
• Rewards executives for the achievement of annual financial, operating and strategic goals and individual performance
• Allows the Committee to evaluate both objective and subjective considerations when determining final payout amounts
• Emphasizes team performance; however, individual executives may receive bonus payments above the team level if the individual's performance adds significant value, or below the team level if performance does not meet expectations

Long-Term Incentive, in two components
Performance Units - Equity compensation with payout in shares based on total stockholder return in relation to peers over a three-year period

Restricted Stock - Equity compensation with time-based, three-year cliff vesting

• Long-term equity awards ensure that realized value to the executive aligns with value delivered to stockholders; realized value is dependent on Company performance over the long-term (three years); performance unit payout is dependent on relative total stockholder return against industry peers
• Reinforces executive stock ownership
• Through a combination of award types, encourages executives to take the proper level of risk in developing and executing the Company's business plan with a long-term focus
• Critical to the Company's ability to attract, motivate and retain the Company's key executives

Other Compensation	Health and life insurance, retirement benefits and limited perquisites	• Addresses health and post-retirement welfare of executives and provides certain other limited benefits
The Compensation Committee reviews peer data relative to each of the three main components for each NEO. The Committee's philosophy, in general, is to set base salary, target bonus percentage and long-term incentive award value at approximately the median of the Company's peers for each NEO, unless the Committee determines that an NEO's term of experience and/or contribution level justify, or that industry conditions warrant, setting compensation levels below or above median. However, the ultimate values realized by the NEOs upon payout of the annual cash bonus incentive or vesting of long-term incentive awards will vary above or below median depending on performance, which in the case of the long-term incentive awards will be determined after three years.

Compensation Setting Process
Role of the Compensation Committee
As a part of its oversight of the Company's executive compensation program, the Compensation Committee:

•	administers the Company's executive compensation program;

•	establishes the Company's overall compensation philosophy and strategy; and

•	ensures the NEOs are rewarded appropriately in light of the guiding principles as described in the sections above.
In determining the compensation of the NEOs:

•
the Compensation Committee considers the CEO's evaluation of the other NEOs' performance and his recommendations as to their compensation, but the Committee makes all final decisions regarding their compensation, and

•	with regard to the CEO's compensation, the Committee:

◦	determines the individual elements of the CEO's total compensation and benefits;

◦	approves specific annual corporate goals and objectives relative to the CEO's compensation;

◦	reviews the CEO's performance in meeting these corporate goals and objectives; and

◦	prior to finalizing compensation for the CEO, reviews the Committee's intentions with the other independent directors on the Board and receives their input.
The Compensation Committee utilizes tally sheets to review each NEO's total compensation and potential payouts in the event of a change in control and for various employment termination events, including the NEO's potential "walk-away" benefits. The Committee also reviews historical target and actual compensation levels to determine whether the compensation program design is meeting the Committee's objectives of providing fair compensation and effective retention and supporting the program's emphasis on pay-for-performance.
A further description of the duties and responsibilities of the Compensation Committee can be found in "Corporate Governance - Meetings and Committees of the Board."
Role of Management
The Company's Human Resources Department assists the Compensation Committee and its independent compensation consultant in gathering the information needed for their respective reviews of the Company's executive compensation program. This assistance includes assembling requested compensation data for the NEOs. As referenced in the section above, the CEO develops pay recommendations for the other NEOs for review and discussion with the Committee. The Committee, in executive session and without executive officers present, approves the CEO's pay levels.

Role of the Compensation Consultant
For 2016, the Compensation Committee retained Meridian to serve as an independent consultant to the Committee to provide information and objective advice regarding executive and director compensation. All of the decisions with respect to the Company's executive compensation, however, are made by the Committee. The Committee did not direct Meridian to perform its services in any particular manner or under any particular method. The Committee has the final authority to hire and terminate the compensation consultant, and the Committee evaluates the compensation consultant annually. Meridian does not provide any services to the Company other than in its role as advisor to the Committee, and the Committee has determined that no conflicts of interest exist as a result of the engagement of Meridian. The Committee has retained Meridian as its independent consultant on executive and director compensation for 2017.
From time to time, Meridian contacts the Company's executive officers for information necessary to fulfill its assignment and makes reports and presentations to and on behalf of the Compensation Committee that the Company's executive officers also receive.
Benchmarking
In conjunction with Meridian, the Compensation Committee annually benchmarks the competitiveness of its compensation programs to determine the degree to which target and actual compensation levels reflect the Company's overall philosophy and compare to the external market. Each year the Committee identifies a peer group consisting of independent oil and gas E&P companies that have similar operational and capital investment profiles as the Company. The Committee believes these metrics are appropriate for determining peers in this context because these metrics are likely to result in identification of the companies with which the Company should expect to compete for executive talent. Thus, the Committee believes this peer group provides a reasonable point of reference for comparing the compensation of the Company's executives to others holding similar positions and having similar responsibilities. The Committee's overall objective is to construct a peer group with roughly equal numbers of companies that are larger than and smaller than the Company, primarily taking into consideration the companies' relative sizes in terms of market capitalization and enterprise value, but also considering total assets and revenue. The Committee reviews the peer group each year and makes changes as needed.
The Company's benchmarking consists of all components of direct compensation, including base salary, annual cash bonus targets and long-term incentive awards. Information gathered from the proxy statements of the peer group companies and Meridian's proprietary databases are reviewed as a part of the benchmarking effort.
For the 2016 compensation decisions, the Compensation Committee used a peer group of 16 companies and grouped those companies into two tiers as follows (all statistics are as of October 31, 2015):

Tier 1 Companies	Market Cap. ($ million)	Enterprise Value ($ million)
EOG Resources, Inc.	$47,146	$52,179
Anadarko Petroleum Company	$33,985	$47,838
Apache Corporation	$17,815	$24,541
Devon Energy Corporation	$17,233	$27,533
Hess Corporation	$16,136	$21,162
Noble Energy, Inc.	$15,381	$20,276
Concho Resources Inc.	$14,969	$18,634
Continental Resources, Inc.	$12,652	$19,617
Marathon Oil Corporation	$12,447	$18,306
Cabot Oil & Gas Corporation	$8,985	$11,014
Range Resources Corporation	$5,156	$8,619
Chesapeake Energy Corporation	$4,744	$17,290
Southwestern Energy Company	$4,245	$8,894

Tier 2 Companies	Market Cap. ($ million)	Enterprise Value ($ million)
Cimarex Energy Co.	$11,152	$11,795
Murphy Oil Corporation	$4,911	$6,957
Whiting Petroleum Corporation	$3,517	$8,734

Summary Statistics and Pioneer Ranking	Market Cap. ($ million)	Enterprise Value ($ million)
Summary Tier 1 Statistics
25th Percentile	$8,985	$17,290
50th Percentile	$14,969	$19,617
75th Percentile	$17,233	$24,541
Summary Tiers 1 and 2 Statistics
25th Percentile	$5,095	$10,484
50th Percentile	$12,549	$18,470
75th Percentile	$16,410	$22,006

Pioneer	$20,476	$22,929
Percentile Rank - Tier 1	86%	73%
Percentile Rank - Tiers 1 and 2	88%	77%
The Compensation Committee believed the Tier 1 peer group companies were most closely related to the Company in size and operations. The Tier 2 group includes the Tier 1 peer group companies plus the next three companies closest in size and operations to the Company. The Committee believes a tiered approach to analyzing benchmarking data provides additional insight to determine the most comparable levels of compensation for each NEO. The Committee relies primarily on the market survey data of the Tier 1 peer group companies to make its compensation decisions. Overall, the peer companies remained primarily the same as the group used for 2015 decisions, except that Cabot Oil & Gas Corporation was added as a Tier 1 company, Anadarko Petroleum Company was changed from a Tier 2 company to Tier 1, and Denbury Resources, Inc. was removed as a peer company.

Elements of the Company's Compensation Program
The following sections describe in greater detail each of the components of the Company's executive compensation program and how the amounts of each element were determined for 2016.
Base Salary
The Compensation Committee reviewed with Meridian its base salary survey data and analyzed how effectively the survey data matched each executive's duties and responsibilities. For the CEO, the Committee decided not to increase his base salary, even though the Committee determined his base salary was below the median of the peer group. With respect to the other NEOs, the Committee determined to increase their base salaries in light of the fact that they had been held below the median level of the peer group, and not increased, since 2014, while the Company's performance has consistently been among the best of its peers for over five years. In addition, the Committee took into account, with respect to Messrs. Dealy and Berg, that the scope of their responsibilities had been expanded to include management and oversight of a number of additional departments. However, in light of the continued low commodity price environment, the Committee determined to limit the magnitude of increases, resulting in the base salaries of all such other NEOs, other than Mr. Dove, remaining below the median levels of their respective peers.

NEO	2015 Base Salary	2016 Base Salary	% Change
Scott D. Sheffield	$990,000	$990,000	—%
Timothy L. Dove	$635,000	$675,000	6%
Richard P. Dealy	$488,000	$565,000	16%
Mark S. Berg	$410,000	$440,000	7%
Chris J. Cheatwood	$425,000	$440,000	4%
Annual Cash Bonus Incentive Program
The annual cash bonus incentive award component of the Company's executive compensation program is intended to compensate the NEOs based on the achievement of annual financial, operating and strategic goals and individual performance.
Target Bonus Amounts. At the beginning of the year, the Compensation Committee establishes for each NEO a target bonus level as a percent of the executive's base salary. The levels that had been established in 2015, which had been unchanged since 2014, were determined to be near the median level of companies in the Company's peer group, and accordingly again were not increased for 2016, and were set as follows:

NEO	2015 Target Bonus %	2016 Target Bonus %	% Change
Scott D. Sheffield	130	130	—%
Timothy L. Dove	100	100	—%
Richard P. Dealy	100	100	—%
Mark S. Berg	80	80	—%
Chris J. Cheatwood	80	80	—%
Performance Score. Shortly following the end of the year, when the Company's results are known, the Committee evaluates the Company's and the NEOs' performance and determines the actual payout to each NEO based on the following formula, provided the technical baseline performance hurdle has been attained:

Actual payout	=	Base salary	x	Target bonus (%)	x	Performance score (%)	+/-	Individual performance adjustment (if any)
To assist the Compensation Committee in its determination of the performance score, the Compensation Committee works with senior management to establish a limited number of operational, financial and strategic performance goals, each with a pre-assigned weighting, for purposes of guiding the Committee's evaluation of performance. These goals were anticipated to be among the most critical business goals to focus the Company on what needed to be accomplished during the following year, and also support the Company's long-term strategy. The goals also seek to provide a balanced approach, such that the goals to achieve production growth or additions to reserves are complemented by goals designed to control costs and limit the Company's debt levels.
In order to structure the program to permit tax deductibility under Section 162(m) of the Code, the Compensation Committee also establishes a technical baseline performance hurdle that, if attained, provides each NEO the opportunity to earn up to a maximum permissible payout. Although attainment of the technical baseline performance hurdle results in NEOs being eligible to receive the maximum payout amount, the awards can be reduced, but not increased, by the Compensation Committee based on its evaluation of pre-determined operational, financial and strategic goals and other business goals related to Company or individual performance. See "Baseline performance hurdle for purposes of Section 162(m) of the Code" below.
2016 Performance Goals and Results. The pre-established targets for the 2016 operational, financial and strategic goals, together with the results, are set out in the table below. The target performance metrics are intended to align with the guidance the Company provides its investors at the beginning of the year. Following the Compensation Committee's assessment of the Company's performance, the Committee determined an actual payout percentage for each goal. The payout percentage for each goal can range from zero to a maximum of 250 percent, and is established by the Committee using its subjective judgment as to the Company's performance in each area. The Committee believes it is important to retain its ability to exercise a certain level of discretion so that the Board and management will have flexibility to plan for and react to changing industry circumstances, such as commodity prices, cost structures and acquisition and divestment opportunities, without creating conflicting incentives for management. It also allows the Committee the flexibility to take into account other performance measures, such as drilling program returns, return on equity and return on capital employed as part of assessing management's performance.

Performance Goal	Target Performance	Performance Result	Relative Weight	Payout (% of Target)	Weighted Payout
Production growth (1)	≥82.0 MMBOE	85.6 MMBOE	15%	225%	33.75%
Ratio of net debt to EBITDAX (2)	≤1.0x	0.4x	15%	175%	26.25%
Proved reserve replacement (3)	≥100%	242%	15%	175%	26.25%
Base lease operating and general and administrative costs/BOE	≤14.00	$10.59	15%	250%	37.50%
Health, safety and environmental (4)			10%	140%	14.00%
Certain strategic goals (5)			30%	175%	52.50%
Total performance factors			100%		190.25%
Discretionary factor (not to exceed +/- 33%)					(10.25)%
Final performance score					180.00%
___________

(1)	"MMBOE" means millions of barrels of oil equivalent.

(2)
"EBITDAX" represents earnings before depletion, depreciation and amortization expense; impairment of oil and gas properties, inventory and other property and equipment; exploration and abandonments; accretion of discount on asset retirement obligations; interest expense; income taxes; gain or loss on the disposition of assets; income or loss from discontinued operations; noncash derivative related activity; amortization of stock-based compensation; and other noncash items. Year end net debt was adjusted to remove the effects of the $428 million acquisition in August 2016 and the receipt of proceeds of $937 million from an equity offering in June 2016, neither of which was anticipated at the time the goal was established. Without these adjustments, the ratio of net debt to EBITDAX would have been 0.1x.

(3)
"Proved reserve replacement" is the summation of annual proved reserves, on a BOE basis, attributable to revisions of previous estimates and extensions and discoveries, if any, divided by annual production of oil, natural gas liquids ("NGLs") and gas, on a BOE basis. Revisions of previous estimates exclude negative price revisions of 58 MMBOE resulting from lower oil and gas prices in 2016 compared to 2015.

(4)
HSE goals generally were weighted one-half toward health and safety-related goals and one-half toward environmental-related goals, with the payout percentage being primarily based on input from the Health, Safety and Environment Committee as to its evaluation of Company performance in the areas of safety observations, safety investigations, training of personnel and environmental metrics.

(5)
For 2016, the strategic goals category comprised preserving the strength of the Company's balance sheet; continuing to execute the Company's well optimization program and benchmark the program against the costs of the Company's peers; enhancing the Company's drilling inventory; cost-effectively implementing an enterprise resource planning system; and continuing to maintain the Company's culture and expand the Company's workforce diversity initiatives.

In 2016, the Company delivered one of the best performance years in its 20-year history. The following summarizes some of the notable performance highlights from the year relating to the performance goals, which led to the Compensation Committee's decisions as to the payout percentages set out above:

•
Production growth - exceeded the goal, with average daily sales volumes increasing by 15 percent from 2015 on a comparable basis, driven by the Company's successful Spraberry/Wolfcamp horizontal drilling program (total Spraberry/Wolfcamp production increased 36 percent year-over-year).

•
Ratio of net debt to EBITDAX - exceeded the goal; the Company maintained a strong year-end balance sheet, with year-end cash on hand and short- and long-term investments totaling $3 billion; executed two strategic equity offerings; and oil and gas derivative positions provided incremental cash receipts of $680 million.

•	Proved reserve replacement - exceeded the goal; added proved reserves of 205 MMBOE from discoveries, extensions and technical revisions of previous estimates.

•
Base lease operating and general and administrative costs/BOE - exceeded the goal; the Company reduced production costs per BOE by 29 percent and general and administrative costs per BOE by 13 percent in 2016 compared to 2015, driven by cost reduction initiatives and growth of low-cost Spraberry/Wolfcamp horizontal production.

•
Health, safety and environmental - exceeded the goal; the Company reduced volumes of spills; completed an internal environmental culture assessment across all business units and a related implementation plan; and aligned safety processes such as onboarding, training and risk assessments of third party contractors.

•
Strategic goals - accomplished essentially all goals; the Company prepared itself for the low commodity price environment by strengthening its balance sheet, adding strong derivatives positions for 2017 and imposing costs controls; achieved strong results from its completion optimization program, realizing greater cumulative production per well compared to 2015; executed strategic transactions to strengthen its core Permian Basin area through an acreage acquisition and numerous acreage trade transactions that added a significant amount of lateral feet for drilling locations; cost-effectively implemented the first phase of its enterprise resource planning system on time and on budget; and continued to maintain a strong corporate culture, once again being ranked first among large companies to work for in the Dallas-Fort Worth area.

Under the program, the Compensation Committee retains discretion to adjust the amount of the final payout, positively or negatively, by up to 33 percent, to recognize critical performance factors and industry conditions, for all NEOs as a group or separately for each NEO based on individual performance factors, but the total payout for any NEO may not exceed 250 percent of the executive's target bonus. In applying its discretion to reduce the payout level for cash bonuses for 2016, the Committee took into account the continued lower commodities prices, which have had an adverse effect on the Company's cash flows and stockholder returns.

Individual performance adjustments. Following the determination of the general payout level for the NEOs as a whole, the Compensation Committee reviewed with Mr. Sheffield the individual performance of the other NEOs, taking into consideration their contribution to the achievement of the Company-wide goals as well as their individual goals that the Committee approved at the beginning of the year as part of its leadership development and succession planning functions, to make a determination as to whether any individual NEO merited a bonus payment above or below the bonus payout level determined for the Company as a whole. Based on this review, the Committee determined that each of the NEOs performed at a high level contributing to the Company's success, meriting a bonus payout of at least that level. In addition, the Committee determined that the following NEOs merited payouts at a greater level:

•
Mr. Dove was recognized for the smooth transition to the role of CEO, including his assumption of a number of top-level supervisory duties during the course of the year; his role leading the Company's strong performance with regard to all operational metrics and maintaining its very strong Company culture. Mr. Dove received an additional 20 percent of his target bonus level.

•
Mr. Dealy was recognized for his leadership role in the Company's exiting the year with a strong balance sheet, among the strongest of its peers; leading the execution of the two strategic equity offerings; implementing hedging strategies that provided incremental cash receipts of $680 million during 2016; his leadership in controlling operating and general and administrative costs; and his successful assumption of a number of additional executive responsibilities that included oversight of the Company's marketing function, successfully diversifying the Company's oil sales. Mr. Dealy received an additional 20 percent of his target bonus level.

•
Mr. Berg was recognized for his successful assumption of a number of additional executive responsibilities, including leading the Company's vertically integrated services departments, which operated at a nearly break-even level despite the economic downturn during 2016, and a number of other departments, achieving cost reductions while maintaining service quality and performance; leading the Land Department in numerous acreage trade transactions that have added a significant amount of lateral feet to drilling locations; providing essential leadership in executing the strategic acreage acquisition; and providing strong support for the Company's diversity and inclusion initiatives. Mr. Berg received an additional 20 percent of his target bonus level.

•
The Compensation Committee makes its own assessment as to whether the CEO's individual performance merits a bonus payment above or below the bonus payout level, and reviews its recommendations with the full Board. For 2016, the Committee reviewed Mr. Sheffield's performance as CEO and concluded that he continued to provide excellent leadership and strategic direction for the Company in 2016, noting particularly his leadership in accomplishing an smooth transition of the CEO position, and the Company's execution of its operational strategy while building an exceptionally strong balance sheet given the industry conditions during 2016. Accordingly, Mr. Sheffield received an additional 20 percent of his target bonus level.

Baseline performance hurdle for purposes of Section 162(m) of the Code. As stated above, the annual cash bonus incentive program is implemented as part of the Company's 2006 Long-Term Incentive Plan and is intended to qualify certain cash bonus incentive awards as tax deductible "performance-based compensation" under Section 162(m) of the Code for the executive officers who are subject to Section 162(m) of the Code. In order to qualify the payout under the Company's annual cash bonus incentive program as "performance-based compensation," the payout to the NEOs is subject to achievement of a technical baseline performance hurdle, established at the beginning of the year, that the Company must achieve before any payment is made under the program. The baseline performance hurdle is a tax-driven goal that is intended to maximize the Company's flexibility and retain tax deductibility but does not represent the primary performance goals the Company looks to as a business matter. For 2016, the technical baseline performance hurdle was the achievement of production of at least 54 MMBOE or net cash provided by operating activities of at least $300 million. Upon achievement of the technical baseline performance hurdle, each NEO became eligible for a payout at the maximum bonus level of 250 percent of target; however, in determining actual awards, the Compensation Committee utilized the performance factors described above, and used its discretion to reduce the amount of the bonus payout. Neither the amounts by which the Company exceeded the elements of the baseline performance hurdle, nor the amount of the maximum bonus incentive award opportunity, served as a basis for the final payout amounts determined by the Committee. If the Committee were to determine it appropriate to reward an NEO for achievement of subjective goals or individual performance beyond the payouts allowed under the annual cash bonus incentive program, the Committee would need to award a discretionary bonus outside of the annual cash bonus incentive program. None of the NEOs received a discretionary bonus for 2016.
Annual Long-Term Incentive Awards
In late 2015, the Compensation Committee began the process of determining the total target dollar amount of the 2016 annual long-term incentive awards to be granted to each NEO by meeting with Meridian to review benchmarking data related to long-term incentive awards, including median award levels at companies within the Company's peer group, in accordance with the Company's compensation philosophy. The Committee also reviewed each NEO's total compensation level and each NEO's performance to determine if unique performance issues, positive or negative, existed that should affect the value of the 2016 annual long-term incentive award. Although the Committee reviews the size and current value of prior long-term incentive awards, it did not consider these values in determining the 2016 long-term incentive award for the NEOs. The Committee believes that prior years' awards were a component of those specific years' total compensation and were not excessive, and future awards should be competitive with an NEO's current peer group position in order to retain and motivate the NEO.
At the Compensation Committee's regularly scheduled March 2016 meeting, the Committee concluded that each NEO should be eligible for an annual long-term incentive award targeted at approximately the median level for the NEO's position and accordingly made equity awards targeted at that level. No unique performance issues were noted to impact the award size positively or negatively. Similar to the Committee's actions in the case of base salaries, the target dollar amount of the CEO's award was not increased. In the case of the other NEOs, the target amounts did represent increases, as the Committee took into account the fact that the target amounts had been held below the median level of the peer group, and had not increased, since 2014, while the Company's performance has consistently been among the best of its peers for over five years. In addition, the Committee took into account, with respect to Messrs. Dealy and Berg, that the scope of their responsibilities had been expanded to include management and oversight of a number of additional departments, and in the case of Mr. Cheatwood, his contribution in developing the Company's strategic advantage in the Permian shale play.
The Compensation Committee next reviewed the Company's approach for delivering long-term incentives to NEOs. As a part of its review, the Committee considered the balance of risk in the long-term incentive program, peer company practices, and input from senior management and Meridian. In accordance with the pay-for-performance philosophy of the Company's compensation program, the Committee approved continuing the mix of long-term incentives for NEOs for 2016 at 50 percent performance units and 50 percent restricted shares. The Committee believes this mix of long-term incentive awards provides an effective balance of risk, where restricted stock awards are time-based, full value awards, which avoid an "all or nothing" mentality, and performance units provide benefits based on the performance of the Company's stock price over a three-year period in relation to the Company's peer group total stockholder return.
The table below shows the approved total target dollar amount of the long-term incentive awards granted to each NEO for 2016, compared to 2015, and the allocation of the 2016 target amount between the two award types. To arrive at the resulting number of restricted shares and target performance units awarded, the target amount of the award was divided by the 30 trading day average closing price of the Company's common stock prior to February 1, 2016.

				Allocation Among Awards (1)
NEO	2015 Target Value	2016 Target Value	% Change	Restricted Stock/RSU Awards	Performance Units
Scott D. Sheffield	$8,250,000	$8,250,000	—%	$4,125,000	$4,125,000
Timothy L. Dove	$3,395,000	$3,522,100	4%	$1,761,050	$1,761,050
Richard P. Dealy	$2,310,000	$2,475,000	7%	$1,237,500	$1,237,500
Mark S. Berg	$1,600,000	$1,998,000	25%	$999,000	$999,000
Chris J. Cheatwood	$1,735,000	$1,998,000	15%	$999,000	$999,000
___________

(1)
These dollar amounts may vary from the values disclosed in the Summary Compensation Table and the 2016 Grants of Plan-Based Awards table below because those amounts are calculated based on the grant date fair value of the awards for accounting purposes in accordance with SEC rules. See the footnotes to those tables for further information regarding the methodology for determining the values of the awards for purposes of those tables.

Restricted Stock and RSU Awards
For the 2016 restricted stock and RSU award program, the awards cliff vest three years after the date of grant, subject to the NEO remaining employed with the Company continuously through the vesting date. For tax reasons, NEOs who have attained or who will attain the stated retirement age under the awards (which is age 60 for the 2016 awards) during the vesting period of the awards are awarded RSUs instead of restricted stock. Additional information regarding the terms of these awards is described below under "Executive Compensation Tables—Narrative Disclosure for the 2016 Grants of Plan-Based Awards Table."
Performance Unit Awards
For the 2016 performance unit award program, the Compensation Committee determined, as it has since it began awarding performance units in 2007, that performance should be measured objectively rather than subjectively and should be based on relative total stockholder return, or "TSR" (as defined in the award agreements), over a three-year performance period. The Committee believes relative TSR is an appropriate long-term performance metric because it generally reflects all elements of a company's performance and provides the best alignment of the interests of management and the Company's stockholders. The Committee does from time to time consider incorporating other performance metrics, such as return on assets or levels of income, but believes that such other metrics are subsumed by TSR, particularly on a relative basis, and could lead to unintended results caused by the cyclicality of the oil and gas business. Therefore, the Committee believes that TSR is the best metric by which to measure relative performance of the Company and management compared to the Company's peers.
The companies in the peer group used in measuring relative TSR with respect to the performance unit grants in 2016 were Anadarko Petroleum Company, Apache Corporation, Cabot Oil & Gas Corporation, Concho Resources Inc., ConocoPhillips, Continental Resources, Inc., Devon Energy Corporation, EOG Resources, Inc., Hess Corporation, Marathon Oil Corporation, and Noble Energy, Inc. As depicted in the following table, the payout will range from zero percent to 250 percent of a target number of performance units awarded based on the Company's relative TSR ranking in the peer group at the end of the three-year performance period that ends December 31, 2018:

TSR Rank Against Peers	Percentage of Performance Units Earned (1)
1	250%
2	200%
3	175%
4	150%
5	125%
6	110%
7	75%
8	50%
9	25%
10	0%
11	0%
12	0%
____________

(1)	See the 2016 Grants of Plan-Based Awards table below, and the description of the performance units following that table, for additional information regarding the terms of the performance units.
The performance unit awards granted each year provide an additional balance of risk to the long-term incentive award program because a new three-year performance period starts at the beginning of each year. As depicted in the table below, with respect to the performance units granted in 2014, for the period January 1, 2014 to December 31, 2016, the Company's TSR resulted in a ranking of third place, providing a payout of 175 percent of target.

Ranking	Company	TSR (%)
1	Concho Resources Inc.	28
2	EOG Resources, Inc.	21
3	Pioneer	(2)
4	Continental Resources, Inc.	(7)
5	Devon Energy Corporation	(22)
6	Apache Corporation	(26)
7	Hess Corporation	(27)
8	Noble Energy, Inc.	(44)
9	Marathon Oil Corporation	(50)
10	Range Resources Corporation	(55)
11	Southwestern Energy Corporation	(71)
12	Chesapeake Energy Corporation	(73)
Accordingly, the performance shares earned by the NEOs for the 2014 to 2016 performance period were as follows:

NEO	Target Payout of Shares	Payout % of Target	Actual Payout of Shares
	(#)		(#)
Scott D. Sheffield	23,273	175%	40,728
Timothy L. Dove	9,577	175%	16,760
Richard P. Dealy	6,517	175%	11,405
Mark S. Berg	4,091	175%	7,160
Chris J. Cheatwood	4,895	175%	8,567

The following table shows, as of December 31, 2016, the relative TSR rankings of the Company and each of the named peer companies for the currently outstanding performance unit awards, which have periods that began January 1, 2015, or two years into the three year performance period, and January 1, 2016, or one year into the three year performance period, although the actual performance level cannot be known until the end of the applicable performance period.

Rank	Period Beginning January 1, 2015		Period Beginning January 1, 2016
	Company	TSR (%)	Company	TSR (%)
1	Concho Resources Inc.	32%	Continental Resources, Inc.	67%
2	Pioneer	17%	Apache Corporation	36%
3	Continental Resources, Inc.	16%	Pioneer	31%
4	EOG Resources, Inc.	7%	Concho Resources Inc.	30%
5	Apache Corporation	(2)%	EOG Resources, Inc.	25%
6	Devon Energy Corporation	(23)%	Cabot Oil & Gas Corporation	19%
7	Noble Energy, Inc.	(24)%	Anadarko Petroleum Company	17%
8	Hess Corporation	(24)%	Devon Energy Corporation	16%
9	Marathon Oil Corporation	(42)%	Noble Energy, Inc.	10%
10	Range Resources Corporation	(45)%	Marathon Oil Corporation	6%
11	Southwestern Energy Company	(65)%	Hess Corporation	3%
12	Chesapeake Energy Corporation	(68)%	ConocoPhillips	(5)%
To demonstrate the pay-for-performance nature of the performance unit program, the following table shows the resulting realized values of the performance unit program for performance unit awards granted to the CEO since the program began in 2007:

Performance Period	Min Payout of Shares	Target Payout of Shares	Max Payout of Shares	Actual Earned Date	TSR Rank	Payout % of Target	Actual Payout of Shares
	(#)	(#)	(#)				(#)
1/1/2007-12/31/2009	0	34,998	87,495	12/31/2009	7	75	26,249
1/1/2008-12/31/2010	0	38,478	96,195	12/31/2010	2	200	76,956
1/1/2009-12/31/2011	0	60,459	151,148	12/31/2011	1	250	151,148
1/1/2010-12/31/2012	0	28,222	70,555	12/31/2012	1	250	70,555
1/1/2011-12/31/2013	0	16,065	40,163	12/31/2013	1	250	40,163
1/1/2012-12/31/2014	0	17,553	43,883	12/31/2014	2	200	35,106
1/1/2013-12/31/2015	0	30,540	76,350	12/31/2015	4	150	45,810
1/1/2014-12/31/2016	0	23,273	58,183	12/31/2016	3	175	40,728
1/1/2015-12/31/2017	0	28,019	70,048	12/31/2017	Not yet determined
1/1/2016-12/31/2018	0	34,778	86,945	12/31/2018	Not yet determined
In administering the annual long-term incentive award program, awards are currently made to NEOs under the following guidelines:

•	All long-term incentive awards are approved during the regularly scheduled first quarter Compensation Committee meeting.

•	The Company does not time the release of material non-public information to affect the value of the executive equity compensation awards.

•	All annual awards cliff vest after three years, subject generally to the continued employment of the executive officer.

Total Direct Compensation
In determining the extent to which the Company's executive compensation program meets the Compensation Committee's compensation philosophy and objectives, the Committee reviews the competitiveness of total compensation (the aggregate of base salary, annual cash bonus incentive payment, and the grant value of long-term incentive plan awards), in addition to each of the individual compensation components.
Other Compensation
Overview
The Compensation Committee believes that providing some perquisites, as well as health, welfare and retirement benefits, as components of total compensation is important in attracting and retaining qualified personnel; however, because the Company has chosen to emphasize variable, performance-based pay, the Company takes a conservative approach to these fixed benefits. The Company's perquisite, retirement and other benefit programs are established based upon an assessment of competitive market factors and a determination of what is needed to attract, retain and motivate high caliber executives.
Limited Perquisites
The perquisites provided to the NEOs are the payment of the costs of financial counseling services, annual medical physical exams and personal use of the Company's cell phones and computers. The Company also pays for the costs for the NEOs' spouses to participate in certain business dinners or events, which the Company expects to be minimal.
Each year, the Company purchases a certain number of hours of flight time through a fractional aircraft ownership arrangement. These hours are made available for business use to the executive officers and other employees of the Company. The Company's policy is to not permit employees, including executive officers, to use these hours for personal use. The Company expects there will be occasions when a personal guest (including a family member such as a spouse) will accompany an employee on a business-related flight. In such instances, the Company will follow the Internal Revenue Service rules and, where required, impute income to the employee based on the Standard Industry Fare Level rates provided by the Internal Revenue Service.
Health and Welfare Benefits
The Company's NEOs participate in the Company's health and welfare benefit plans, including medical, dental, disability and life insurance arrangements, on the same basis as the Company's other employees.
Retirement Plans
All eligible employees of the Company, including the NEOs, may participate in the Company's 401(k) Plan. The Company contributes two dollars for every one dollar of base compensation (up to five percent of base compensation and subject to the Internal Revenue Service imposed maximum contribution limits) contributed by the participant. The participant's contributions are fully vested at all times, and the Company's matching contributions vest over the first four years of service, after which time the matching contributions vest immediately. Participants may make additional pre-tax and after-tax contributions to the plan. All contributions are subject to plan and Internal Revenue Service limits.
The Company provides a non-qualified deferred compensation plan with a fixed Company matching contribution rate to certain of its more highly compensated employees, which includes the NEOs. The plan allows each participant to contribute up to 25 percent of base salary and 100 percent of the participant's annual cash bonus. Each year, the Company provides a matching contribution equal to the NEO's contribution, but limited to a maximum of ten percent of annual base salary. The Company's matching contribution vests immediately. The non-qualified deferred compensation plan permits each participant to make investment allocation choices for both their contribution and the Company match to designated mutual funds offered as investment options under the non-qualified deferred compensation plan. The Company retains the right to maintain these investment choices as hypothetical investments or to actually invest in the participant's investment choices. To date, the Company has chosen to actually invest the funds in the investment options selected so that the investment returns are funded and do not create unfunded liabilities to the Company. The Company believes the plan is administered in operational compliance with all applicable rules and law. For more information on the non-qualified deferred compensation plan provisions, see "Executive Compensation Tables—2016 Non-Qualified Deferred Compensation."
Severance and Change in Control Arrangements
The Compensation Committee believes compensation issues related to severance and change in control events for the NEOs should be addressed through contractual arrangements. As a result, while the Company has not entered into employment agreements with its executive officers, the Company enters into severance and change in control agreements with each of its executive officers, including each NEO, to recruit and retain executives, provide continuity of management in the event of an actual or threatened change in control and provide the executive with the security to make decisions that are in the best long-term interest of the stockholders. The change in control agreements with the Company's executive officers were amended in 2013 to remove excise tax gross ups from the agreements, and it is the Company's policy that it will not provide such gross up benefits in future change in control or severance agreements. The terms of these agreements are described later in "Executive Compensation Tables - Potential Payments upon Termination or Change in Control."
CEO Succession Process and 2017 Compensation Actions
As discussed above in "Corporate Governance - Board Leadership Structure," in May 2016, the Board approved a succession process pursuant to which Mr. Sheffield retired as CEO effective December 31, 2016, and assumed the role of Executive Chairman of the Board, and Mr. Dove succeeded Mr. Sheffield as CEO. As part of the succession planning process, the Compensation Committee worked with Meridian to determine the appropriate compensation structure for both Mr. Sheffield, in his new capacity as Executive Chairman, and Mr. Dove in connection with his assumption of the CEO role. The Committee approved the following with respect to Mr. Sheffield's compensation as Executive Chairman of the Board effective upon his retirement as CEO:

•	his base salary and bonus opportunity (as a percentage of base salary) for 2017 were held constant, compared to 2016; and

•	he did not receive any long-term incentive plan awards for 2017.
For Mr. Sheffield, the elimination of a long-term incentive plan award for 2017 represents a 78 percent reduction in his target total 2017 compensation compared to 2016. Upon his retirement as an executive and employee of the Company on December 31, 2017, Mr. Sheffield will be compensated as a non-employee director while he remains on the Board, and he will no longer be entitled to any compensation as an employee or officer of the Company, except for any accrued but unpaid benefits as of December 31, 2017.
With regard to Mr. Dove's 2017 compensation, the Compensation Committee approved the following:

•	his base salary was increased from $675,000 to $900,000, compared to Mr. Sheffield's 2016 and 2017 base salary of $990,000;

•	his target bonus level was increased from 100 percent to 130 percent of base salary, which is equal to Mr. Sheffield's 2016 and 2017 target bonus levels; and

•	his total target dollar amount of long-term incentive awards for 2017 was increased from $3,522,100 to $7,000,000, compared to Mr. Sheffield's 2016 total target dollar amount of $8,250,000.
In addition, the following changes were also made to Mr. Dove's benefits:

•
as noted above, commencing with his 2017 awards, Mr. Dove's equity awards will provide for a double trigger, so that, upon a change in control, the awards will not automatically accelerate, but will generally only vest prior to the scheduled vesting date if a qualifying termination event occurs; and

•
Mr. Dove's severance agreement was amended to (i) remove his entitlement to a cash separation payment of one times his base salary upon a voluntary retirement and (ii) to conform to the benefits currently contained in Mr. Sheffield’s severance agreement as CEO, the cash severance payout for a termination without cause or for good reason was increased from his current 2.5 times base salary to three times base salary, the failure to be nominated or elected to the Board was added as an element of “good reason” for termination, and the continuation period for coverage under the Company's group medical plans was increased from 30 months to 36 months.

Stock Ownership Guidelines
To support the commitment to significant stock ownership by NEOs, the Company's common stock ownership guidelines are as follows:

Officer	Required Stock Ownership - Multiple of Annual Base Salary
Executive Chair	6x
CEO	6x
Executive Vice Presidents	3x
An NEO generally has three years after becoming an executive officer to meet the applicable stock ownership guideline. In evaluating compliance by executive officers and directors with the stock ownership guidelines, the Compensation Committee has established procedures to minimize the effect of stock price fluctuations on the deemed value of the individual's holdings. The NEOs are required to retain all shares of common stock acquired in connection with the exercise of stock options or the vesting of other stock awards, other than sales to satisfy the exercise price of a stock option or tax obligations, until the applicable ownership guideline is reached. All NEOs have exceeded their minimum ownership guidelines. Given these robust requirements for stock ownership and the executives' historical levels of actual stock ownership, the Committee does not believe that it is necessary to adopt a separate policy requiring executives to retain stock following the vesting or exercise of their long-term incentive plan awards.
Prohibited Equity Transactions
The Company has a policy that prohibits directors, officers or employees from engaging in short sales or in transactions involving derivatives based on the Company's common stock, such as option contracts, straddles, collars, hedges and writing puts or calls. In addition, the Company has a policy that prohibits directors and executive officers from pledging Company securities as collateral for a loan or holding Company securities in a margin account without advance approval from the Board. In addition, the Company's policy requires that directors and executive officers must obtain authorization from the Board before entering into a trading plan that, under the SEC's Rule 10b5-1, would permit the sale of the Company's stock including at times when the director or executive officer is in the possession of material nonpublic information.

Policy on Recovery of Compensation and Clawbacks
The Board has adopted a clawback policy under which the Board, or a committee of the Board, has the right to cause the reimbursement by an executive officer of the Company of certain incentive compensation if the compensation was predicated upon the achievement of certain financial results that were subsequently the subject of a required restatement of the Company's financial statements and the executive officer engaged in fraudulent or intentional illegal conduct that caused the need for the restatement.
Indemnification Agreements
The Company has entered into indemnification agreements with each of its directors and executive officers. Each agreement requires the Company to indemnify the director or executive officer to the fullest extent permitted by the Delaware General Corporation Law. This means, among other things, that the Company must indemnify the indemnitee against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that are incurred in a legal proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the Company if the indemnitee meets the standard of conduct provided under Delaware law. Also as permitted under Delaware law, the indemnification agreements require the Company to advance expenses in defending such an action provided that the director or executive officer undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification from the Company.
Deductibility of Executive Compensation
Section 162(m) of the Code places restrictions on the deductibility of executive compensation paid by public companies. Under the restrictions, the Company is not able to deduct compensation paid to any of the NEOs (other than the Chief Financial Officer) in excess of $1,000,000 for a given year unless the compensation meets the definition of "performance-based compensation" as required in Section 162(m) of the Code. Non-deductibility results in additional tax costs to the Company.
The Company has undertaken to qualify certain components of its incentive compensation as "performance-based compensation." Specifically, the Company's annual cash bonus incentive payments and performance unit awards are intended to qualify for deductibility under Section 162(m). Because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, as well as other factors beyond the Company's control, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible. The Company believes that, under certain circumstances, such as to attract and retain key executives, to maintain competitiveness with other companies for executive talent or to recognize outstanding performance, it is in the Company's and its stockholders' best interests to provide compensation to selected executives even if it is not deductible, and the Company retains the discretion to award compensation that exceeds Section 162(m) deduction limitations or that is otherwise not deductible. For example, although the restricted stock and RSU awards do not qualify as performance-based compensation under Section 162(m), the Compensation Committee believes that it is in the best interests of stockholders to use restricted stock and RSUs as a part of the NEOs' long-term incentive awards as described above under "Elements of the Company's Compensation Program-Annual Long-Term Incentive Awards."
EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
For 2016, the compensation paid to the Company's NEOs consisted of a base salary, annual cash bonus incentive award payments, awards of restricted stock or RSUs and performance units, employer contributions to the Company's 401(k) and non-qualified deferred compensation plans, and certain perquisites, which elements of compensation are described in greater detail above in the "Compensation

Discussion and Analysis" and in the tables that follow. The following table summarizes the total compensation for 2016, 2015 and 2014 awarded to, earned by or paid to the NEOs.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (3)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (4)	Total
		($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Scott D. Sheffield Chairman of the Board and Chief Executive Officer (5)	2016	$997,615	$—	$11,275,858	$—	$2,574,000	$155,877	$15,003,350
	2015	$990,000	$1,415,700	$10,565,565	$—	$—	$151,184	$13,122,449
	2014	$984,769	$—	$9,716,478	$—	$1,801,800	$147,988	$12,651,035
Timothy L. Dove President and Chief Operating Officer (5)	2016	$672,808	$—	$4,813,872	$—	$1,350,000	$108,890	$6,945,570
	2015	$635,000	$666,750	$4,347,889	$—	$—	$98,685	$5,748,324
	2014	$626,539	$—	$3,998,398	$—	$889,000	$96,424	$5,610,361
Richard P. Dealy Executive Vice President and Chief Financial Officer	2016	$555,131	$—	$3,382,748	$—	$1,130,000	$89,312	$5,157,191
	2015	$488,000	$585,600	$2,958,349	$—	$—	$78,646	$4,110,595
	2014	$481,385	$—	$2,720,848	$—	$683,200	$79,583	$3,965,016
Mark S. Berg Executive Vice President, Corporate	2016	$437,846	$—	$2,730,938	$—	$704,000	$76,723	$3,949,507
	2015	$410,000	$393,600	$2,049,209	$—	$—	$86,280	$2,939,089
	2014	$407,692	$—	$1,707,993	$—	$459,200	$67,130	$2,642,015
Chris J. Cheatwood Executive Vice President, Business Development and Geoscience	2016	$440,615	$—	$2,730,938	$—	$633,600	$87,564	$3,892,717
	2015	$425,000	$357,000	$2,222,134	$—	$—	$84,265	$3,088,399
	2014	$420,385	$—	$2,043,663	$—	$476,000	$84,211	$3,024,259
______________

(1)	In 2016, the adjusted base salaries, as disclosed above in the section entitled "Compensation Discussion and Analysis," did not take effect until March 1, 2016.

(2)
Amounts in column (g) for 2016 and 2014 represent the actual payouts of annual cash bonus incentive awards. As described above in the section entitled "Compensation Discussion and Analysis," under the Company's annual cash bonus incentive program, at the beginning of each year, the Compensation Committee establishes a baseline performance hurdle, the achievement of which is a condition to the payout of a cash bonus to the NEOs under the program. The amounts in column (g) reflect the actual payouts under this annual cash bonus incentive program, which are paid in March of the year following the year for which they were earned. Bonus amounts in column (d) for 2015 represent discretionary bonuses earned during 2015.

(3)
Amounts reported for Stock Awards in column (e) represent the grant date fair value of restricted stock, RSUs and performance unit awards, computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, all amounts shown in this column exclude the effect of estimated forfeitures related to service-based vesting conditions. The grant date fair values attributable to restricted stock and RSU awards are based on the market-quoted closing price of the Company's common stock on the last trading day prior to the grant date of the awards. The Company's performance units are valued for these purposes using the Monte Carlo simulation method assuming a target number of shares would be payable because this is deemed to be the "probable" payout percentage at the time of grant consistent with the estimate of aggregate compensation cost to be recognized over the service period. Actual payouts with respect to performance units can range from zero percent to 250 percent of a target number of performance units awarded based on the relative ranking of the Company's TSR in comparison to the peer group over the applicable three-year performance period. If the Company's relative TSR performance is below the threshold performance, no shares will be paid. If the Company's performance places it first among its peers, a maximum of 250 percent of the target number of shares will be paid. In that instance, the grant date fair value of the maximum number of shares for each of the NEOs pursuant to performance units granted in 2016 would be as follows: Mr. Sheffield, $17,710,166; Mr. Dealy, $5,312,846; Mr. Berg, $4,289,284; Mr. Cheatwood, $4,289,284; and Mr. Dove, $7,560,608. Additional detail regarding the Company's share-based awards is included in Note H of Notes to Consolidated Financial Statements included in "Item 8. Financial Statements and Supplementary Data" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and under the 2016 Grants of Plan-Based Awards table below. The Company has not granted stock options since 2012. For additional information regarding restricted stock, RSU and performance unit awards, as applicable, owned by the NEOs as of December 31, 2016, see below under "2016 Outstanding Equity Awards at Fiscal Year End."

(4)
Amounts reported as All Other Compensation in column (i) include the Company contributions to the NEOs' 401(k) Plan and non-qualified deferred compensation plan accounts, life insurance premiums and other perquisites, as shown in the following table:

	Year ended December 31, 2016
	Scott D. Sheffield	Richard P. Dealy	Mark S. Berg	Chris J. Cheatwood	Timothy L. Dove
401(k) contributions	$26,500	$26,500	$26,500	$26,500	$26,500
Non-qualified deferred compensation plan contributions	99,761	55,513	41,000	44,062	67,281
Life insurance premiums	19,784	3,823	4,223	5,367	10,558
Financial counseling	—	3,125	—	10,615	2,405
Personal and spousal travel (a)	9,832	351	5,000	1,020	2,146
Totals	$155,877	$89,312	$76,723	$87,564	$108,890
________________________

(a)	Spousal travel & entertainment costs are included to the extent of the incremental costs incurred by the Company for travel and entertainment of spouses when accompanying the NEOs on Company-related business trips.

(5)
As discussed above in the section entitled "Compensation Discussion and Analysis," Mr. Sheffield retired as CEO effective December 31, 2016, and assumed the role of Executive Chairman of the Board, and Mr. Dove, who had served as President and Chief Operating Officer of the Company, succeeded Mr. Sheffield as CEO. All compensation reported for Mr. Sheffield for 2016 was earned by him in his capacity as Chairman of the Board and CEO, and all compensation reported for Mr. Dove for 2016 was earned by him in his capacity as President and Chief Operating Officer.

2016 Grants of Plan-Based Awards
The following table sets forth, for each NEO, information about grants of plan-based awards during 2016.

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock and Option Awards (4)(5)
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)	(#)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(l)
Scott D. Sheffield	03/01/2016	$—	$1,287,000	$3,217,500
	03/01/2016				8,695	34,778	86,945			$7,084,066
	03/01/2016							34,778	(3)	$4,191,792
Timothy L. Dove	03/01/2016	$—	$675,000	$1,687,500
	03/01/2016				3,712	14,847	37,118			$3,024,243
	03/01/2016							14,848	(3)	$1,789,629
Richard P. Dealy	03/01/2016	$—	$565,000	$1,412,500
	03/01/2016				2,609	10,433	26,083			$2,125,138
	03/01/2016							10,434	(3)	$1,257,610
Mark S. Berg	03/01/2016	$—	$352,000	$880,000
	03/01/2016				2,106	8,423	21,058			$1,715,714
	03/01/2016							8,423	(3)	$1,015,224
Chris J. Cheatwood	03/01/2016	$—	$352,000	$880,000
	03/01/2016				2,106	8,423	21,058			$1,715,714
	03/01/2016							8,423	(3)	$1,015,224
______________

(1)
The amounts in columns (c), (d) and (e) represent the threshold, target and maximum payment levels with respect to the Company's 2016 annual cash bonus incentive program under the Company's 2006 Long-Term Incentive Plan, as discussed above in the section entitled "Compensation Discussion and Analysis" and below under "Narrative Disclosure for the 2016 Grants of Plan-Based Awards Table." If the Company's performance does not exceed the minimum baseline performance hurdle, then the payout under this program will be zero. The amounts shown in the "Target" column reflect a payout of 100 percent of the target bonus, and the amounts shown in the "Maximum" column reflect the highest possible payout of 250 percent of target bonus. Actual bonus payouts under this program for 2016, which were paid in March 2017, are reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(2)
The amounts in columns (f), (g) and (h) represent the number of shares deliverable upon threshold, target and maximum performance with respect to the grants of performance units in 2016 under the Company's 2006 Long-Term Incentive Plan. The number of shares shown in the "Threshold" column reflects the lowest possible payout (other than zero), representing 25 percent of the target number of performance units granted. If performance is below the threshold, no shares are paid. The number of shares shown in the "Target" column reflects a payout of 100 percent of the target number of performance units granted. The number of shares shown in the "Maximum" column reflects the highest possible payout of 250 percent of the target number of performance units granted.

(3)
The amounts reported are the number of restricted shares of the Company's common stock or RSUs granted to each NEO in 2016 under the Company's 2006 Long-Term Incentive Plan in connection with the annual grant of awards as described above.

(4)	The Company did not grant any stock options in 2016.

(5)
Amounts for restricted stock, RSU and performance unit awards represent each award's grant date fair value computed in accordance with FASB ASC Topic 718. The value of performance units was determined on the grant date using the Monte Carlo simulation method assuming a target number of shares would be issued at settlement, as that is the “probable” outcome as of the grant date, and is consistent with the estimate of aggregate compensation costs that the Company would expense in its financial statements over the awards' three-year performance period, in accordance with FASB ASC Topic 718. See footnote 3 to the Summary Compensation Table for additional information about the assumptions used in calculating these amounts.

Narrative Disclosure for the 2016 Grants of Plan-Based Awards Table
The 2016 annual cash bonus incentive program awards and the 2016 awards of performance units, restricted stock and RSUs were granted to the NEOs under the Company's 2006 Long-Term Incentive Plan. The material terms of these awards are described below. Defined terms impacting the accelerated settlement or vesting of awards can be found below in "Potential Payments upon Termination or Change in Control."
Annual Cash Bonus Incentive Program Awards
The terms of the Company's annual cash bonus incentive program are described in "Compensation Discussion and Analysis — Elements of the Company's Compensation Program — Annual Cash Bonus Incentive" above. As described in that section, at the beginning of the year, the Compensation Committee establishes for each NEO a target bonus level expressed as a percent of the executive's base salary, and a baseline performance hurdle that is a condition to the payout of awards that, if achieved, would permit a payout at a maximum bonus level of 250 percent of target for each NEO; provided that the Committee would then have the discretion to reduce the payout below 250 percent (but not increase the payout under the program above 250 percent) after assessing the Company's performance. This approach is designed to qualify each NEO's annual cash bonus incentive program award as tax-deductible under Section 162(m) of the Code. The dollar values of the target and maximum bonus award opportunities for each NEO are reported in the "2016 Grants of Plan-Based Awards Table" above. In determining the actual amounts paid to the NEOs for 2016, the Committee evaluated the Company's and the NEOs' performance for 2016 and determined the actual payout to each NEO in relation to the Company's goals. The amounts actually paid to each NEO with respect to the 2016 annual cash bonus incentive program are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
Performance Unit Awards
The performance unit awards represent the right to receive between zero percent and 250 percent of the target number of performance units granted, contingent on the continued employment of the NEO and the Company's achievement of the specified performance objective at the end of the performance period. The 2016 awards have a three-year performance period (January 2016 to December 2018), and the number of performance units earned will be based on the Company's TSR ranking for this three-year period compared to the TSR of the following peer companies: Anadarko Petroleum Company, Apache Corporation, Cabot Oil & Gas Corporation, Concho Resources Inc., ConocoPhillips, Continental Resources, Inc., Devon Energy Corporation, EOG Resources, Inc., Hess Corporation, Marathon Oil Corporation, and Noble Energy, Inc., in accordance with the following table:

TSR Rank Against Peers	Percentage of Performance Units Earned
1	250%
2	200%
3	175%
4	150%
5	125%
6	110%
7	75%
8	50%
9	25%
10	0%
11	0%
12	0%
TSR means the annualized rate of return stockholders receive through stock price changes and the assumed reinvestment of dividends paid over the performance period. For purposes of determining the TSR for the Company and each of the peer companies, the change in the price of the Company's common stock and of the common stock of each peer company is based upon the average of the closing stock prices over the 60-day periods preceding the start and the end of the performance period.
Performance units earned will generally be paid in shares of the Company's common stock (unless the Compensation Committee determines to pay in cash) no later than March 15th of the year following the year in which the performance period ends. The NEOs will also earn dividend equivalents on the performance units actually earned up to a maximum of the target number awarded, which will be paid at the time the performance units are settled.
If an NEO's employment with the Company is terminated during the performance period, the following rules will determine the number of performance units, if any, the NEO will earn: (1) if an NEO is terminated by the Company for cause or by the NEO without good reason, all of the performance units subject to the award will be forfeited to the Company; (2) if the NEO's employment is terminated due to death or disability, the NEO will receive settlement of a number of performance units equal to the target number of performance units awarded multiplied by a fraction, the numerator of which is the number of months during the performance period that the NEO was employed and the denominator of which is 36 (the "pro ration fraction"); (3) if the NEO's employment is terminated due to the NEO's normal retirement (on or after the attainment of age 60), the NEO will receive settlement of a number of performance units equal to the number of performance units that would have been earned if the NEO had continued employment through the end of the performance period multiplied by the pro ration fraction (unless the NEO had attained the age of 65 with at least ten years of service, in which case there would be no pro ration); and (4) if the NEO's employment is terminated by the Company without cause or by the NEO for good reason, then (A) Messrs. Sheffield and Dove will receive a number of performance units equal to the number of performance units that would have been earned if they had continued employment through the end of the performance period, and (B) the other NEOs will receive settlement of a number of performance units equal to the number of performance units that would have been earned if the NEOs had continued employment through the end of the performance period multiplied by the pro ration fraction.
In the event of a change in control, the date of the change in control will be treated as the last day of the performance period and achievement of the performance objective and the number of performance units, if any, earned will be measured based on the Company's actual performance as of that date. As mentioned above, commencing with Mr. Dove's 2017 award, in the event of a change in control, Mr. Dove's equity awards will not automatically accelerate, but will generally only vest prior to the scheduled vesting date if a qualifying termination event occurs, with the payout being determined as of the date of the change in control.
Additional information regarding the performance unit awards can be found above under "Compensation Discussion and Analysis — Elements of the Company's Compensation Program — Annual Long-Term Incentive Awards."
Restricted Stock and RSU Awards
In general, the restricted stock awards cliff vest three years after the date of grant, subject to the NEO remaining employed with the Company continuously through the vesting date. While an NEO holds restricted shares, he is entitled to vote with holders of the Company's common stock and receive dividends on the shares at the same rate and time as other stockholders. RSU awards are similar to restricted stock awards in that they cliff vest three years after the date of grant and are settled in common stock of the Company, subject to the NEO remaining employed with the Company continuously through the vesting date, and the NEO has the right to receive payments equivalent to the dividends paid on the common stock at the same rate and time as other stockholders; however, the NEO has no voting rights in respect of RSUs.
If an NEO's employment with the Company is terminated prior to the vesting date, the following rules will apply: (1) if an NEO is terminated by the Company for cause or by the NEO without good reason, all of the restricted shares or RSUs subject to the award will be forfeited to the Company, (2) if an NEO is terminated due to death, disability, normal retirement (on or after attainment of age 60), by the Company without cause or by the NEO for good reason, a number of restricted shares or RSUs will vest equal to the total number of shares subject to the award multiplied by the pro ration fraction (unless, in the case of retirement, the NEO had attained the age of 65 with at least ten years of service, in which case there would be no pro ration), and (3) notwithstanding clause (2) of this paragraph, if Messrs. Sheffield and Dove are terminated by the Company without cause or they terminate their employment for good reason, all of the restricted shares or RSUs subject to their awards will vest in full. In the event of a change in control, the vesting of the restricted shares and RSUs will accelerate in full. As mentioned above, commencing with Mr. Dove's 2017 award, in the event of a change in control, Mr. Dove's equity awards will not automatically accelerate, but will generally only vest prior to the scheduled vesting date if a qualifying termination event occurs.
Additional information regarding the restricted stock and RSU awards can be found above in "Compensation Discussion and Analysis - Elements of the Company's Compensation Program - Annual Long-Term Incentive Awards."
2016 Outstanding Equity Awards at Fiscal Year End
The following table sets forth, for each NEO, information regarding stock options, restricted stock, RSUs and performance units that were held as of December 31, 2016, including awards that were granted prior to 2016:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Un- exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (1)		Market Value of Shares or Units of Stock that have not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have not Vested (1)
	(#)		(#)	($)		(#)		($)	(#)		($)
(a)	(b)		(c)	(e)	(f)	(g)		(h)	(i)		(j)
Scott D. Sheffield	36,232	(2)	—	$113.76	02/22/2022	23,273	(3)	$4,190,769	70,048	(6)	$12,613,543
						28,020	(4)	$5,045,561	69,556	(7)	$12,524,949
						34,778	(5)	$6,262,474
Timothy L. Dove	15,558	(8)		$98.69	02/15/2021	9,577	(3)	$1,724,530	28,825	(6)	$5,190,518
	16,470	(2)		$113.76	02/22/2022	11,531	(4)	$2,076,387	29,694	(7)	$5,346,999
						14,848	(5)	$2,673,679
						10,639	(9)	$1,915,765
Richard P. Dealy	12,078	(2)	—	$113.76	02/22/2022	6,517	(3)	$1,173,516	19,613	(6)	$3,531,713
						7,846	(4)	$1,412,829	20,866	(7)	$3,757,341
						10,434	(5)	$1,878,850
						7,802	(9)	$1,404,906
Mark S. Berg	5,607	(8)	—	$98.69	02/15/2021	4,091	(3)	$736,666	13,585	(6)	$2,446,251
	6,863	(2)		$113.76	02/22/2022	5,435	(4)	$978,680	16,846	(7)	$3,033,459
						8,423	(5)	$1,516,730
						4,433	(9)	$798,250
Chris J. Cheatwood	6,728	(8)	—	$98.69	02/15/2021	4,895	(3)	$881,443	14,733	(6)	$2,652,971
	8,235	(2)		$113.76	02/22/2022	5,893	(4)	$1,061,153	16,846	(7)	$3,033,459
						8,423	(5)	$1,516,730
						5,319	(9)	$957,792
______________

(1)
Amounts in column (g) represent shares of the Company's common stock underlying restricted stock or RSUs that, in each case, are unvested as of December 31, 2016, and amounts in column (i) represent performance units which will vest, if at all, in amounts that depend on the relative performance of the Company's common stock over a three-year performance period, all as described below. Dollar amounts in columns (h) and (j) are based on the closing price of $180.07 of the Company's common stock on December 30, 2016, the last trading day of 2016. In addition to the vesting schedules described below, the termination of the NEO's employment or the occurrence of a change in control prior to the vesting date will affect the vesting of the award, all as described above in the section entitled "Narrative Disclosure for the 2016 Grants of Plan Based Awards Table" or the section below entitled "Potential Payments upon Termination or Change in Control."

(2)	This award of stock options vested in full on February 22, 2015, which was the third anniversary of the grant date.

(3)	This award of restricted stock, or RSUs in the case of Mr. Sheffield, vested in full on February 18, 2017, which was the third anniversary of the grant date, but was outstanding on December 31, 2016.

(4)	This award of restricted stock, or RSUs in the case of Messrs. Sheffield and Dove, vests in full on February 15, 2018, in the third year following the grant date.

(5)	This award of restricted stock, or RSUs in the case of Messrs. Sheffield, Berg and Dove, vests in full on February 15, 2019, in the third year following the grant date.

(6)
This award of performance units was made in 2015 and has a three-year performance period (January 2015 to December 2017). In accordance with the rules of the SEC, which require disclosure of awards at the level immediately above actual levels achieved at the end of the prior fiscal year, the number of shares reported represents the number of performance units that would vest on December 31, 2017 if the Company's relative TSR resulted in a ranking of first out of the twelve peer companies, which would be 250 percent of the "Target" number of performance units awarded, in accordance with the table in the section above entitled "Narrative Disclosure for the 2016 Grants of Plan-Based Awards Table." As of December 31, 2016, the Company's relative TSR for this performance period would have resulted in a ranking of second place, or a payout of 200 percent of the target.

(7)
This award of performance units was made in 2016 and has a three-year performance period (January 2016 to December 2018). The conditions for vesting of this award are described above in "Narrative Disclosure for the 2016 Grants of Plan Based Awards Table." In accordance with the rules of the SEC, which require disclosure of awards at the level immediately above actual levels achieved at the end of the prior fiscal year, the number of shares reported represents the number of performance units that would vest on December 31, 2018 if the Company's relative TSR resulted in a ranking of second out of the twelve peer companies, which would be 200 percent of the "Target" number of performance units awarded, in accordance with the table in the section above entitled "Narrative Disclosure for the 2016 Grants of Plan-Based Awards Table." As of December 31, 2016, the Company's relative TSR for this performance period would have resulted in a ranking of third place, or a payout of 175 percent of target.

(8)	This award of stock options vested in full on February 15, 2014, which was the third anniversary of the grant date.

(9)
These shares represent the final one-third installment of a special retention award of restricted stock, or RSUs in the case of Mr. Dove, granted on February 22, 2012, which vested in equal one-third installments on the third, fourth and fifth anniversaries of the date of grant. Accordingly, these shares vested on February 22, 2017, but were outstanding on December 31, 2016.

2016 Option Exercises and Stock Vested
The following table sets forth, for each NEO, information about exercises of stock options, the lapse of restrictions on stock awards and the vesting of performance units during 2016:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting		Value Realized on Vesting
	(#)	($)	(#)		($)
(a)	(b)	(c)	(d)		(e)
Scott D. Sheffield	—	$—	25,959	(2)	$3,192,697	(2)
			40,728	(3)	$7,333,891	(3)
			4,948	(4)	$608,555	(4)
Timothy L. Dove	39,680	$5,734,432	13,923	(2)	$1,712,390	(2)
			16,760	(3)	$3,017,973	(3)
			10,638	(5)	$1,329,856	(5)
Richard P. Dealy	—	$—	8,399	(2)	$1,032,993	(2)
			11,405	(3)	$2,053,698	(3)
			1,601	(4)	$196,907	(4)
			7,801	(5)	$975,203	(5)
Mark S. Berg	—	$—	5,839	(2)	$718,139	(2)
			7,160	(3)	$1,289,301	(3)
			4,433	(5)	$554,169	(5)
Chris J. Cheatwood	—	$—	7,186	(2)	$883,806	(2)
			8,567	(3)	$1,542,660	(3)
			5,319	(5)	$664,928	(5)
______________

(1)
The value realized per share acquired is based on the difference between the closing price per share of the Company's common stock on the date of exercise and the exercise price per share of the stock options.

(2)
The value realized with respect to vesting of restricted stock is based on the closing price per share of $122.99 of the Company's common stock on February 19, 2016, the most recent closing price of the Company's common stock prior to the date of vesting of the awards on February 20, 2016.

(3)
These shares vested as of December 31, 2016, in respect of the performance unit awards granted in 2014, with the number of shares of common stock earned with respect to such awards determined on the basis of the Company's achievement of performance objectives for the performance period beginning January 1, 2014 and ending on December 31, 2016. For this performance period, the Company's TSR resulted in a ranking of third place, providing a payout of 175 percent of the "Target" number of performance units awarded, in accordance with the table in the section above entitled "Narrative Disclosure for the 2016 Grants of Plan-Based Awards Table." The value realized with respect to these earned performance units is based on the closing price of $180.07 of the Company's common stock on December 30, 2016, the last trading day of 2016.

(4)
These stock awards were granted by the general partner of Pioneer Southwest on February 20, 2013, and were to be settled in common units of Pioneer Southwest. As a result of the Company's acquisition of Pioneer Southwest in 2013, these Pioneer Southwest awards were converted into equivalent RSUs of the Company, with adjustments in the number of shares issuable upon vesting to reflect the merger exchange ratio. The number reported in column (d) is the number of shares of the Company's common stock that were issued (before tax) upon vesting of these awards as so adjusted, and the value realized as reported in column (e) is based on the closing price of $122.99 of the Company's common stock on February 19, 2016, the most recent closing price of the Company's common stock prior to the date of vesting of the awards on February 20, 2016.

(5)
These shares vested as of February 22, 2016, in respect of the special retention awards granted in 2012. These awards had a longer vesting period than the Company's annual awards, with no vesting having occurred until February 2015, the third anniversary of the date of grant. One-third of the shares awarded vested in each of 2015 and 2016, and the remaining shares vested on February 22, 2017. The value realized as reported in column (e) is based on the closing price of $125.01 of the Company's common stock on February 22, 2016.

Pension Benefits
The Company does not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for its NEOs.
2016 Non-Qualified Deferred Compensation
The Company's NEOs participate in the 401(k) Plan, a Company-sponsored, tax-qualified defined contribution retirement plan, and a non-qualified deferred compensation plan. The following table provides information about participation of each NEO in the Company's non-qualified deferred compensation plan:

Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last FY (3)	Aggregate Balance at Last FYE (4)
	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(f)
Scott D. Sheffield	$99,761	$99,761	$2,080,785	$9,251,896
Timothy L. Dove	$67,281	$67,281	$244,724	$3,068,570
Richard P. Dealy	$83,270	$55,513	$198,471	$2,780,586
Mark S. Berg	$41,000	$41,000	$9,990	$935,822
Chris J. Cheatwood	$110,154	$44,062	$329,929	$2,434,732
______________

(1)	The amounts reported in this column were deferred at the election of the NEO and are also included in the amounts reported in the Salary or Bonus column of the "Summary Compensation Table" for 2016.

(2)	The amounts in this column are also included in the All Other Compensation column of the "Summary Compensation Table" for 2016.

(3)
The amounts in this column represent aggregate earnings on the investments made in the non-qualified deferred compensation plan that accrued during 2016 on amounts of salary and/or bonus deferred at the election of the NEO and the contributions made by the Company for each NEO pursuant to the Company's non-qualified deferred compensation plan. No earnings are above-market or preferential.

(4)
The aggregate balance for each NEO reflects the cumulative value, as of December 31, 2016, of the contributions to the Company's non-qualified deferred compensation plan made by that NEO and the Company for the NEO's account, and any earnings on these amounts, since the NEO began participating in the plan. The Company has previously reported the Company contributions, executive contributions and above-market returns (to the extent the NEO's compensation was required to be reported for the NEO pursuant to SEC rules) in its Summary Compensation Table since the 2006 fiscal year. The cumulative amount previously reported in the Summary Compensation Table for each of the NEOs since 2006 was as follows: Mr. Sheffield, $3,210,609; Mr. Dealy, $1,223,500; Mr. Berg, $650,966; Mr. Cheatwood, $1,306,569; and Mr. Dove, $1,356,305.

The non-qualified deferred compensation plan allows each participant to contribute up to 25 percent of base salary and 100 percent of annual cash bonus incentive payments. In addition, the Company may provide a matching contribution of 100 percent of the participant's contribution up to the first ten percent of an executive officer's base salary. The Company's matching contribution vests immediately.
The non-qualified deferred compensation plan permits each executive officer to make investment allocation choices for both the executive officer's contributions and the Company matching contributions made on the executive's behalf among the designated mutual funds offered as investment options under the non-qualified deferred compensation plan. The Company retains the right to maintain these investment choices as hypothetical investments or to actually invest the plan account pursuant to the executive officer's investment choices. To date, the Company has chosen to actually invest the funds in the investment options selected by the executive officers so that the investment returns are funded, but such funds remain assets subject to the claims of the Company's general creditors. If a participant fails to make an investment election, then amounts allocated to his or her account shall be deemed to be invested in the investments designated by the plan administrator from time to time; the default investment for the 2016 year was the Vanguard Target Retirement Fund that most closely matches the year in which the participant would retire. An executive is permitted to change his or her investment choices at any time. No earnings on amounts deferred under the non-qualified deferred compensation plan are above-market or preferential. The following table lists the mutual fund investment options for the non-qualified deferred compensation plan in 2016, all of which were also investments options available to participants in the 401(k) Plan for 2016, with the annual rate of return for each fund:

Investment Funds	Rate of Return	Investment Funds	Rate of Return
500 Index Fund Inv	11.82%	Target Retirement 2010	5.22%
AmerFundsEuroPacificGr R6	1.01%	Target Retirement 2015	6.16%
Eagle Small Cap Growth I	10.22%	Target Retirement 2020	6.95%
Extended Mkt Index Inst	16.15%	Target Retirement 2025	7.48%
Federal Money Mkt Fund	0.30%	Target Retirement 2030	7.85%
Infla-Protected Sec Inst	4.63%	Target Retirement 2035	8.26%
Inter-Term Treasury Inv	1.19%	Target Retirement 2040	8.73%
JPM Disciplined Eq Inst	9.68%	Target Retirement 2045	8.87%
JPMorgan Sm Cap Eq R5	22.40%	Target Retirement 2050	8.85%
Loomis Sayles Bond Inst	8.63%	Target Retirement 2055	8.88%
Mid-Cap Val Idx Admiral	15.26%	Target Retirement 2060	8.84%
Opp Intl Sm Mid Co I	-0.06%	Target Retirement Income	5.25%
Oppenheimer Dev Mrkts I	7.38%	TCW Ttl Return Bond I	1.53%
Pioneer Stock Fund	43.78%	TempletonGlobalBondAdv	6.61%
PRIMECAP Fund Investor	10.63%	Total Bond Mkt Index Inst	2.61%
REIT Index Fund Adm	8.50%	Total Intl Stock Ix Inv	4.65%
Retire Savings Trust III	2.02%	Total Stock Mkt Idx Inv	12.53%
Small-Cap Val Idx Admiral	24.78%	Wellington Fund Inv	11.01%
T Rowe Price Mid Cap Gro	6.30%	Windsor II Fund Inv	13.41%
T Rowe Price New Era	25.01%
A participant's vested benefits may, at the option of the participant, be distributed in a single lump sum cash payment, in five annual installments or in ten annual installments. Participants elect to receive this account balance under the Company's non-qualified deferred compensation plan either upon separation from service or the first day of the plan year following the participant's separation from service. Payments upon separation from service will be delayed six months in accordance with Section 409A of the Code in the event a participant is a "specified employee" for purposes of Section 409A.
A participant may be entitled to make a withdrawal prior to his or her termination of employment if the plan administrator determines that the participant has experienced an unforeseeable financial emergency, to the extent necessary to satisfy the participant's needs. An unforeseeable emergency is defined in the plan as a severe financial hardship to the participant that results from: (a) an illness or accident of the participant, the participant's spouse, the participant's beneficiary or the participant's dependent, (b) a loss of the participant's property due to casualty, or (c) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant.
In the event of a change in control, the entire amount credited to a participant under the non-qualified deferred compensation plan will be paid to the participant in a single lump sum cash payment. The plan relies upon the definition of a "change in control" as it exists in the Company's 2006 Long-Term Incentive Plan at the time of occurrence of the change in control.
If a participant dies prior to the complete payment of his account, the entire amount remaining under the non-qualified deferred compensation plan will be paid in a single lump sum cash payment to the participant's beneficiary in the first calendar quarter following the participant's death.
Potential Payments upon Termination or Change in Control
The Company is party to severance agreements and change in control agreements with each of the NEOs. Salaries and annual cash bonus incentive payments are set by the Compensation Committee independent of these agreements and the Compensation Committee can increase or decrease base salaries and annual cash bonus opportunities at its discretion. See "Compensation Discussion and Analysis—Elements of the Company's Compensation Program" for more information.
Equity Awards
For information about accelerated vesting of various equity awards, see the Narrative Disclosure for the 2016 Grants of Plan-Based Awards Table and the footnotes that follow the tables below quantifying payments under various termination scenarios and upon a change in control.
Severance Agreements
The severance agreements provide that, if the NEO terminates employment for good reason or if an executive's employment with the Company terminates other than for cause, death, disability or normal retirement, the Company must pay the officer a separation payment in addition to earned salary and vested benefits. The separation payment is an amount equal to the sum of (1) one times the officer's base salary (three times base salary for Mr. Sheffield and, as of December 31, 2016, 2.5 times base salary in the case of Mr. Dove), (2) 18 times the monthly cost for the officer to continue coverage for himself and his eligible dependents under the Company's group medical plans (36 times the monthly cost in the case of Mr. Sheffield and, as of December 31, 2016, 30 times the monthly cost in the case of Mr. Dove), and (3) one-twelfth of the officer's base salary if the date of termination is less than 30 days following the notice of termination and the officer's employment is terminated by the Company. In the case of Messrs. Sheffield and Dove, the severance agreements also provide for the immediate vesting of certain equity awards under the Company's 2006 Long-Term Incentive Plan (for more information, see the footnotes to the tables quantifying potential payments in this section). Payment of an NEO's annual cash bonus incentive for the year of termination on any type of termination, other than a change in control termination (discussed below), is at the discretion of the Compensation Committee. The severance agreements terminate upon a change in control of the Company.
Upon a termination of employment due to death, disability or a normal retirement, the severance agreements also provide for the payment of (1) any earned but unpaid salary and all accrued or vested obligations due to the NEO pursuant to the Company's employee benefit plans at the time of the termination, including any compensation that had previously been deferred by the officer and (2) a separation payment in the amount of the executive officer's base salary (as noted above, Mr. Dove's severance agreement was revised in conjunction with his promotion to CEO to remove the separation payment in the case of his retirement).
The severance agreements contain certain confidentiality, non-solicitation and non-interference provisions. The confidentiality provisions generally extend until three years following an executive's termination of employment, while the non-solicitation of employees and non-interference with business relationships provisions extend for two years following the executive's termination date.
As noted above in "Compensation Disclosure and Analysis - CEO Succession Process and 2017 Compensation Actions," in conjunction with his promotion to CEO, Mr. Dove's severance agreement has been revised to change certain of the benefits that would accrue or be payable upon certain termination events. The changes are also noted in the table relating to his benefits below.
Change in Control Agreements
The change in control agreements provide that, if (1) the NEO terminates employment for good reason or (2) the NEO's employment with the Company terminates other than for cause, death, disability or normal retirement, in either case in connection with or within two years following a change in control, then the Company must (A) pay the officer a separation payment, (B) provide the officer with continued group medical coverage at a cost equivalent to a similarly situated active employee for approximately three years (in the case of Messrs. Sheffield and Dove, until the date the executive is eligible for full medical benefits under the provisions of Medicare), (C) pay earned salary and vested benefits, and (D) fully vest all the officer's outstanding equity awards under the Company's 2006 Long-Term Incentive Plan. The separation payment is an amount equal to the sum of (1) 2.99 times the sum of the officer's base salary and target bonus determined in accordance with the terms of each agreement, (2) a pro-rated portion of the defined target bonus based on the days elapsed in the calendar year of termination, and (3) one-twelfth of the officer's annual base salary if the date of termination is less than 30 days following the notice of termination and the officer's employment is terminated by the Company.
The agreements do not provide a "gross-up" payment for excise taxes that might be imposed on payments under the change in control agreements by Section 4999 of the Code. The agreements contain a best-of-net provision, so that, in the event excise taxes would be imposed on payments under the change in control agreements, the NEO will either (1) pay the excise tax without assistance from the Company or (2) have the payments reduced to an amount at which an excise tax no longer applies, based on which result is more favorable to the officer on an after-tax basis.
If the Company terminates the employment of an NEO without cause following a potential change in control and if a change in control actually occurs within 12 months following the termination, the officer will be entitled upon the change in control to receive the difference between (1) any payments that the executive already received from the Company upon the officer's actual termination date, and (2) those payments or benefits that would have been paid to the officer if the officer had been terminated without cause immediately following the change in control, plus a payment equal to the value of the officer's outstanding equity-based awards that were forfeited when his or her employment was terminated. If, after a change in control, an NEO terminates employment because the officer is required to relocate more than 50 miles, but is not otherwise entitled to terminate employment for good reason, then the Company must (1) pay the officer a reduced separation payment equal to one times his or her annualized base salary, (2) pay the officer earned salary and vested benefits, and (3) provide the officer with continued coverage for one year under the Company's group medical benefit plans. The change in control agreements continue for two years following a change in control that occurs during the term of the agreement.
The change in control agreements also provide for a payment equal to one times the NEO's annual base salary in the event of his or her death, disability or normal retirement within two years following a change in control.
All payments, other than continued medical benefits, received under both the severance agreements and the change in control agreements are distributed as a lump sum. Cash separation payments under the severance agreements will only be made following the NEO's execution of a general release in favor of the Company. While the lump sum payments will be made within a ten day period following a termination of employment where possible, in the event that the individual is considered a "specified employee" pursuant to the regulations promulgated under Section 409A of the Code, certain payments or benefits may be delayed for a period of six months as required by the federal tax regulations in order to prevent an excise tax of 20 percent from being imposed on such payments.
The following tables quantify, as of December 31, 2016, the payments and benefits potentially payable to the NEOs upon termination in the following circumstances, and based on the assumptions indicated:

•
The different circumstances presented are a termination of employment (1) voluntarily by the NEO or by the Company for cause, (2) by the Company without cause or by the officer for good reason, and (3) upon a change in control, which have the following effects on the NEOs' restricted stock, RSUs, retention and performance unit awards:

◦	In the case of termination voluntarily by the NEO that is not a normal retirement or by the Company for cause, all unvested awards are forfeited.

◦
Restricted stock, RSU and retention awards - In the case of a termination not for cause, a termination for good reason, or normal retirement, death or disability, vesting of the restricted stock, RSU and retention awards is accelerated pro rata to the end of the month of termination (except for Messrs. Sheffield and Dove in the cases termination not for cause or a termination for good reason, in which cases the awards vest in full, and except for Mr. Sheffield's 2016 RSU award in the case of retirement, which award provides, as for all employees, full vesting upon retirement if the employee had attained the age of 65 with at least ten years of service and the retirement occurs at least one year following the date of grant). Unvested restricted stock, RSU and retention awards outstanding as of December 31, 2016 automatically vest upon a change in control. None of the NEOs owns any unvested stock options or owned any unvested stock options as of December 31, 2016.

◦
Performance unit awards - In the case of a termination not for cause, a termination for good reason, or normal retirement, vesting of the performance unit awards also is accelerated pro rata to the end of the month of termination (except for Messrs. Sheffield and Dove in the cases termination not for cause or a termination for good reason, in which cases the awards vest in full, and except for Mr. Sheffield's 2016 award in the case of retirement, which award provides, as for all employees, full vesting upon retirement if the employee had attained the age of 65 with at least ten years of service and the retirement occurs at least one year following the date of grant). In each case, the resulting shares are not delivered until the end of the three-year performance period and are based on actual relative performance. In the case of death or disability, unvested performance unit awards vest pro rata to the end of the month with shares paid at target. Unvested performance unit awards outstanding as of December 31, 2016 automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control. Except in the case of a termination due to death or disability, the number of shares underlying performance units in the tables below is calculated assuming the rankings specified in footnotes (6) and (7) of the 2016 Outstanding Equity Awards at Fiscal Year End table.

•
The date of termination is assumed to be December 31, 2016, and therefore the tables below do not reflect that a portion of the awards that were outstanding on December 31, 2016, have since vested, or the annual grant of the awards in 2017 under the Company's 2016 Amended and Restated Long Term Incentive Plan.

•	The value of the common stock is assumed to be $180.07, the closing price of the Company's common stock on December 30, 2016, the last trading day of 2016.
Definitions of certain terms used in this section are set out below the tables.
Scott D. Sheffield

Benefits and Payments Upon Termination	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock/RSUs	$—	$15,498,805	$8,780,923	$15,498,805
Performance Units (1)	—	25,145,668	12,588,288	25,145,668
Benefits & Perquisites:
Separation Payment	—	2,970,000	990,000	6,808,230
Prorated Bonus Payment (2)	—	1,287,000	1,287,000	1,287,000
Medical Benefit Continuation (3)	—	42,867	-	4,954
Pay in lieu of 30-day Notice (4)	—	82,500	-	82,500
Total	$—	$45,026,840	$23,646,211	$48,827,157
______________

(1)
In the case of normal retirement, performance unit awards vest pro rata to the end of the month with the award of shares based on actual performance measured at the end of the three-year performance period. In the case of death or disability, unvested performance unit awards vest pro rata to the end of the month with shares paid at target, in which case the value would be $5,455,175.

(2)	Other than in connection with a change in control termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes a bonus payment in the amount indicated.

(3)
These amounts equal the cost of continued medical coverage for a period of 36 months in the event of a termination not for cause or a termination for good reason. In the event of a termination in connection with a change in control, the change in control agreements provide continued coverage until Mr. Sheffield is eligible to receive Medicare benefits; thus, the period of continued coverage is six months as of December 31, 2016.

(4)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.
Timothy L. Dove

Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock	$—	$6,474,597	$3,640,315	$6,474,597
Performance Units (2)	—	10,540,549	5,244,454	10,540,549
Retention Award	—	1,756,118	1,756,118	1,915,765
Benefits & Perquisites:
Separation Payment (3)	—	1,687,500	675,000	3,956,767
Prorated Bonus Payment (4)	—	675,000	675,000	648,333
Medical Benefit Continuation (5)	—	35,345	-	112,577
Pay in lieu of 30-day Notice (6)	—	56,250	-	56,250
Total	$—	$21,225,359	$11,990,887	$23,704,838
______________

(1)
In accordance with the rules of the SEC, this table has been prepared assuming that the termination event occurred on December 31, 2016, and accordingly does not take into account the changes made in 2017 to Mr. Dove’s compensation and his severance agreement in conjunction with his promotion to CEO.

(2)
In the case of normal retirement, performance unit awards vest pro rata to the end of the month with the award of shares based on actual performance measured at the end of the three-year performance period. In the case of death or disability, unvested performance unit awards vest pro rata to the end of the month with shares paid at target, in which case this value would be $2,276,990.

(3)
If Mr. Dove’s new base salary and amended severance agreement were in effect as of December 31, 2016, there would be no separation payment in the case of retirement, and the separation payment would have been $2,700,000 in the event of a termination not for cause or termination for good reason, and $5,122,867 in the event of a termination upon a change in control.

(4)
Other than in connection with a change in control termination, payment of a bonus is subject to Compensation Committee discretion.  This table assumes a bonus payment in the amount indicated. If Mr. Dove’s new base salary were in effect as of December 31, 2016, this amount would have been $1,170,000 in all events other than a termination upon a change in control, which is governed by his change in control agreement.

(5)
These amounts equal the cost of continued medical coverage for a period of 30 months in the event of a termination not for cause or a termination for good reason. In the event of a termination in connection with a change in control, the change in control agreements provide continued coverage until Mr. Dove is eligible to receive Medicare benefits; thus, the period of continued coverage is seven years as of December 31, 2016. Under Mr. Dove’s amended severance agreement, the continued medical coverage is a period of 36 months, which is estimated to cost $42,414.

(6)
This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination. If Mr. Dove’s new base salary were in effect as of December 31, 2016, these amounts would be $75,000.

Richard P. Dealy

Benefits and Payments Upon Termination	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock	$—	$2,493,619	$2,493,619	$4,465,196
Performance Units (1)	—	3,608,097	3,608,097	7,291,053
Retention Award	—	1,287,831	1,287,831	1,404,906
Benefits & Perquisites:
Separation Payment	—	565,000	565,000	3,225,213
Prorated Bonus Payment (2)	—	565,000	565,000	513,667
Medical Benefit Continuation (3)	—	31,269	-	53,311
Pay in lieu of 30-day Notice (4)	—	47,083	-	47,083
Total	$—	$8,597,899	$8,519,547	$17,000,429
______________

(1)
In the case of normal retirement, performance unit awards vest pro rata to the end of the month with the award of shares based on actual performance measured at the end of the three-year performance period. In the case of death or disability, unvested performance unit awards vest pro rata to the end of the month with shares paid at target, in which case the value would be $1,569,165.

(2)	Other than in connection with a change in control termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes a bonus payment in the amount indicated.

(3)
These amounts equal the cost of continued medical coverage for a period of 18 months in the event of a termination not for cause or a termination for good reason pursuant to the severance agreements. In the event of a termination in connection with a change in control, the change in control agreements provide continued coverage for a period of 36 months.

(4)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination
Mark S. Berg

Benefits and Payments Upon Termination	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock	$—	$1,715,137	$1,715,137	$3,232,076
Performance Units (1)	—	2,643,061	2,643,061	5,481,253
Retention Award	—	731,729	731,729	798,250
Benefits & Perquisites:
Separation Payment	—	440,000	440,000	2,320,240
Prorated Bonus Payment (2)	—	352,000	352,000	336,000
Medical Benefit Continuation (3)	—	29,771	-	51,599
Pay in lieu of 30-day Notice (4)	—	36,667	-	36,667
Total	$—	$5,948,365	$5,881,927	$12,256,085
______________

(1)
In the case of normal retirement, performance unit awards vest pro rata to the end of the month with the award of shares based on actual performance measured at the end of the three-year performance period. In the case of death or disability, unvested performance unit awards vest pro rata to the end of the month with shares paid at target, in which case the value would be $1,158,834.

(2)	Other than in connection with a change in control termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes a bonus payment in the amount indicated.

(3)
These amounts equal the cost of continued medical coverage for a period of 18 months in the event of a termination not for cause or a termination for good reason pursuant to the severance agreements. In the event of a termination in connection with a change in control, the change in control agreements provide continued coverage for a period of 36 months.

(4)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.
Chris J. Cheatwood

Benefits and Payments Upon Termination	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock	$—	$1,902,269	$1,902,269	$3,459,325
Performance Units (1)	—	2,780,864	2,780,864	5,687,957
Retention Award	—	877,976	877,976	957,792
Benefits & Perquisites:
Separation Payment	—	440,000	440,000	2,344,160
Prorated Bonus Payment (2)	—	352,000	352,000	344,000
Medical Benefit Continuation (3)	—	31,639	-	53,121
Pay in lieu of 30-day Notice (4)	—	36,667	-	36,667
Total	$—	$6,421,415	$6,353,109	$12,883,022
______________

(1)
In the case of normal retirement, performance unit awards vest pro rata to the end of the month with the award of shares based on actual performance measured at the end of the three-year performance period. In the case of death or disability, unvested performance unit awards vest pro rata to the end of the month with shares paid at target, in which case the value would be $1,213,985.

(2)	Other than in connection with a change in control termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes a bonus payment in the amount indicated.

(3)
These amounts equal the cost of continued medical coverage for a period of 18 months in the event of a termination not for cause or a termination for good reason pursuant to the severance agreements. In the event of a termination in connection with a change in control, the change in control agreements provide continued coverage for a period of 36 months.

(4)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.
Definitions. For purposes of the severance and change in control agreements, the terms set forth below generally have the meanings described below:

•
"Change in control" - includes the occurrence of any of the following events or circumstances: (1) a person or group acquires securities of the Company that, together with any other securities held by such person, constitutes 40 percent or more of the voting power of the then outstanding voting securities of the Company, except for acquisitions directly from the Company and acquisitions by an employee benefit plan sponsored or maintained by the Company; (2) a majority of the members of the Board changes, other than new members elected or nominated by at least a majority of the then-current Board, absent an election contest or similar proxy dispute; (3) the Company engages in a business combination transaction, or sells all or substantially all of its assets, unless the Company's stockholders prior to the transaction own more than half of the voting interest of the resulting entity (in substantially the same ratios) after the transaction, and neither of the events in items (1) and (2) above has occurred for the resulting entity; or (4) the Company's stockholders approve a complete liquidation or dissolution of the Company. The change in control agreements also restrict the definition of a "change in control" to a change in control event for purposes of Section 409A of the Code in the event that an executive officer would receive payments under the agreement due to a termination of employment following a "potential change in control" but prior to the occurrence of a "change in control."

•
"Potential change in control" - (1) a person or group announces an intention to effect a change in control, or commences an action that, if successful, could reasonably be expected to result in a change in control; (2) the Company enters into an agreement that would constitute a change in control; or (3) any other event occurs that the Board declares to be a potential change in control.

•
"Cause" - (1) failure to substantially perform his or her duties, unless due to physical or mental incapacity, or to comply with a material written policy of the Company; (2) engaging in an act of gross misconduct resulting in material damage to the Company's business or reputation; (3) failure to cooperate in connection with an investigation or proceeding into the business practices or operations of the Company; or (4) conviction of a felony or a crime or misdemeanor involving moral turpitude or financial misconduct.

•
"Disability" - physical or mental impairment or incapacity of such severity that, in the opinion of the Company's chosen physician, the employee is unable to continue to perform his or her duties, or the employee becomes entitled to long-term disability benefits under any of the Company's employee benefit plans.

•
"Good reason" - in the change in control agreements, generally means: (1) the assignment of duties materially inconsistent with the officer's position as compared to his or her duties immediately prior to the potential change in control or change in control; (2) a reduction in base salary; or (3) the failure to provide the opportunity to earn annual bonuses and long-term incentive compensation, and to participate in retirement, deferred compensation, medical and similar benefits, all in a manner consistent with the Company's then existing practices. The definition of "good reason" in Mr. Sheffield's and Mr. Dove's severance agreements is substantially similar to the definition in the change in control agreements, except that the definition of "good reason" also includes the failure of the Company to nominate him for re-election to the Board, or any failure of the stockholders to re-elect him to the Board, unless due to his death, disability, termination for cause or voluntary resignation. In the severance agreements for officers other than Messrs. Sheffield and Dove, "good reason" generally means a demotion of the officer to an officer position junior to his then existing position, or to a non-officer position, or a reduction in base salary that is not a Company-wide reduction and that is greater than 80 percent, or any reduction in base salary that is greater than 65 percent.

•	"Normal retirement" - reaching the age of 60 years.
COMPENSATION PROGRAMS AND RISK CONSIDERATIONS
The Company does not believe that its policies and practices of compensating its employees give rise to risks that are reasonably likely to have a material adverse effect on the Company. In making this determination, the Company considered the following:

•
The Board has adopted a clawback policy, and has established substantial stock ownership guidelines for the Company's directors and executive officers, as well as other officers of the Company and its subsidiaries.

•
As discussed in the Compensation Discussion and Analysis section, the Company's compensation program for its executive officers is weighted toward pay-for-performance; however, the Company believes the following aspects mitigate against its executive officers taking excessive risk:

•
The Board oversees the long-term strategic direction of the Company, and in doing so periodically reviews the Company's strategic plans, management's operational performance, future plans and the business justifications therefor.

•
The annual long-term incentive plan award component of the program, which is intended to be the largest component of each executive officer's overall compensation package, is divided into different types of awards, but all are weighted toward long-term achievement, with vesting periods of three years that are based on the value of the Company's stock and not on any particular metric, which could encourage risk-taking.

•
Each executive officer's annual cash bonus incentive payment is based on a number of goals set for the Company as a whole, some of which counteract the potential for risk taking, such as goals for levels of indebtedness, and is ultimately subject to the Compensation Committee's discretion so that the Committee can consider both the risks facing the Company and market conditions at the time of the decision.

•
With regard to the Company's overall compensation program, while the Company has organized itself into asset teams focused on the Company's significant oil and gas assets, the Company's compensation philosophy is focused on the Company's performance as a whole, and any variations in compensation based on achievements within any one asset team or employee group consist of relatively small adjustments to salary and bonus. The Company does not compensate any division or group of its employees significantly differently than any other. In addition, the majority of the Company's employees receive grants of equity awards each year that vest over a period of three years in order to align their interests with the long-term performance of the Company.

COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION
Messrs. Buchanan, Cates, Gobe and Thompson and Mses. Methvin and Sutphen served on the Compensation Committee during fiscal year 2016. None of the directors who served on the Compensation Committee during fiscal year 2016 has ever served as one of the Company's officers or employees. During fiscal year 2016, none of the Company's executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on the Board or the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
5% or More Beneficial Owners
The following table sets forth certain information regarding the beneficial ownership of common stock by each person who is known by the Company to own beneficially more than five percent of the outstanding shares of the Company's common stock (as of the date of such stockholder's Schedule 13G filing with the SEC).

Name of Person or Identity of Group	Number of Shares	Percentage Of Class (1)
	(#)
BlackRock, Inc. (2) 40 East 52nd Street New York, NY 10022	11,937,972	7.0%
The Vanguard Group, Inc. (3) 100 Vanguard Blvd. Malvern, PA 19355	11,437,362	6.7%
Wellington Management Group LLP (4) 280 Congress Street Boston, MA 02210	11,158,950	6.6%
State Street Corporation (5) One Lincoln Street Boston, MA 02111	11,105,972	6.5%
JPMorgan Chase & Co. (6) 270 Park Ave New York, NY 10017	9,609,193	5.7%
__________

(1)	Based on 170,176,526 shares of common stock outstanding as of March 23, 2017.

(2)
According to an Amendment to Schedule 13G filed with the SEC on January 25, 2017, BlackRock Inc. has sole voting power with regard to 10,240,550 shares, shared voting power with regard to 2,664 shares, sole dispositive power with regard to 11,935,308 shares, and shared dispositive power with regard to 2,664 shares.

(3)
According to an Amendment to Schedule 13G filed with the SEC on February 13, 2017, The Vanguard Group, Inc. has sole voting power with regard to 266,655 shares, shared voting power with regard to 37,660 shares, sole dispositive power with regard to 11,136,493 shares, and shared dispositive power with regard to 300,869 shares.

(4)
According to an Amendment to Schedule 13G filed with the SEC on February 9, 2017, Wellington Management Group, LLP has sole voting power with regard to zero shares, shared voting power with regard to 4,626,195 shares, sole dispositive power with regard to zero shares, and shared dispositive power with regard to 11,158,950 shares.

(5)
According to a Schedule 13G filed with the SEC on February 8, 2017, State Street Corporation has sole voting power with regard to zero shares, shared voting power with regard to 11,105,972 shares, sole dispositive power with regard zero shares, and shared dispositive power with regard to 11,105,972 shares.

(6)
According to a Schedule 13G filed with the SEC on January 27, 2017, JPMorgan Chase & Co. has sole voting power with regard to 8,471,737 shares, shared voting power with regard to 70,530 shares, sole dispositive power with regard to 9,489,102 shares, and shared dispositive power with regard to 118,907 shares.

Directors and Named Executive Officers
The following table sets forth certain information regarding the beneficial ownership of common stock as of March 23, 2017, by each NEO and current director of the Company, and all current directors and executive officers as a group. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

Name of Beneficial Owner	Number of Shares (1)
(#)
Scott D. Sheffield (2)(3)(4(5)(6)(7)	635,241
Richard P. Dealy (2)(4)(6)(8)(9)	233,540
Mark S. Berg (4)(6)(8)(10)	70,837
Chris J. Cheatwood (3)(4)(6)(7)(8)	69,572
Timothy L. Dove (2)(4)(6)	255,837
Edison C. Buchanan (8)	25,933
Andrew F. Cates (2)(7)(8)	15,171
Phillip A. Gobe (4)(8)	4,993
Larry R. Grillot (8)	6,026
Stacy P. Methvin (8)	6,212
Royce W. Mitchell (4)(8)	6,974
Frank A. Risch (8)	9,656
Mona K. Sutphen (4)(8)	2,901
J. Kenneth Thompson (3)(8)	9,453
Phoebe A. Wood (8)	4,019
Michael D. Wortley (4)(8)	2,901
All directors and executive officers as a group (24 persons) (4)(6)(8)	1,523,386
____________________

(1)	The Company's directors and executive officers do not, individually or in total as a group, own more than 1.0% of the Company's common stock.

(2)	Includes the following number of shares held in each respective officer's or director's 401(k) Plan account: Mr. Sheffield, 22,081; Mr. Dealy, 310; Mr. Dove, 351; and Mr. Cates, 882.

(3)
Includes the following number of shares held in each respective officer's or director's investment retirement account: Mr. Cheatwood, 2,000; and Mr. Thompson, 100. Excludes 37,827 shares held for the benefit of Mr. Sheffield through Pioneer's non-qualified deferred compensation plan.

(4)
Excludes the following number of RSUs that are unvested and will not vest within 60 days: Mr. Sheffield, 62,798; Mr. Berg, 14,020; Mr. Dove, 45,490; Mr. Gobe, 227; Mr. Mitchell, 227; Ms. Sutphen, 672; Mr. Wortley, 672; and all directors and executive officers as a group, 161,462. Also, excludes the performance units held by the executive officers that will vest if and to the extent predetermined performance targets are achieved assuming that performance targets are achieved.

(5)
Includes 40,000 shares owned by trusts whose beneficiaries are members of Mr. Sheffield's family and for which he or his spouse serves as trustee, but Mr. Sheffield has no beneficial interest in the trusts.

(6)
Includes the following number of shares subject to exercisable stock options: Mr. Sheffield, 36,232; Mr. Dealy, 12,078; Mr. Berg, 12,470; Mr. Cheatwood, 14,963; Mr. Dove, 32,028; and all directors and executive officers as a group, 113,810.

(7)
Includes the following number of shares held in the names of each respective officer's or director's spouse, children or in trusts for the benefit of family members: Mr. Sheffield, 2,760; Mr. Cheatwood, 3,750; and Mr. Cates, 1,354.

(8)
Includes the following number of (i) unvested restricted shares or (ii) unvested RSUs that will vest within 60 days: Mr. Dealy, 25,242; Mr. Berg, 5,435; Mr. Cheatwood, 19,913; Mr. Buchanan, 383; Mr. Cates, 359; Mr. Gobe, 359; Dr. Grillot, 359; Ms. Methvin, 383; Mr. Mitchell, 359; Mr. Risch, 383; Ms. Sutphen, 359; Mr. Thompson, 398; Ms. Wood, 359; Mr. Wortley, 359; and all directors and executive officers as a group, 81,787.

(9)
Includes 141,332 shares owned by a family limited partnership, the general partner of which is controlled by Mr. Dealy and the limited partners of which are Mr. Dealy and his spouse and trusts established for the benefit of his family members.

(10)	Includes 19,668 shares owned by a trust whose beneficiaries are members of Mr. Berg's family and for which Mr. Berg's spouse serves as trustee, but Mr. Berg has no beneficial interest in the trust.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The executive officers and directors of the Company are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in the Company's common stock, as well as changes in that ownership. To the Company's knowledge, based solely on its review of these reports and written representations from these individuals that no other reports were required, all required reports were timely filed during 2016.
TRANSACTIONS WITH RELATED PERSONS
Employment of Family Members. Thomas D. Sheffield, the brother of Scott D. Sheffield, is Vice President, Health, Safety and Environment of the Company. For 2016, Thomas D. Sheffield was paid $300,000 in base salary and $226,700 in bonus, received equity compensation awards under the

Company's 2006 Long-Term Incentive Plan having a grant date fair value for financial statement purposes of $476,700 and also participated in benefit plans generally available to the Company's employees. Scott D. Sheffield disclaims any interest in Thomas D. Sheffield's compensation. Ryan Pervier, the son-in-law of William F. Hannes, a Senior Vice President of the Company, is employed at a subsidiary of the Company as a Corporate Engineering Standards Coordinator. For 2016, Ryan Pervier was paid $162,500 in base salary and $88,930 in bonus and other benefits and received equity compensation awards under the Company's 2006 Long-Term Incentive Plan having a grant date fair value for financial statement purposes of $40,950. Mr. Hannes disclaims any interest in Ryan Pervier's compensation.
Transactions with Parsley Energy, Inc. Parsley Energy, Inc. ("PE") is a publicly-traded independent oil and gas company. Bryan Sheffield, the son of Scott D. Sheffield, is PE's Chairman and Chief Executive Officer and is one of PE's largest stockholders. PE operates in the Permian Basin, where the Company also operates, and from time to time the Company and PE engage in customary transactions in the ordinary course of their oil and gas businesses. These transactions include paying amounts due to the operator of wells by the non-operating working interest owner for its pro rata share of operations (including overhead and supervision fees), and the operator's paying to the non-operating working interest owners their share of revenues from wells, pursuant to operating agreements; exchanging geologic and well data and acreage; purchasing and selling water used for operations; granting and waiving certain regulatory and land rights of operators owning interests in the same geographic and geologic areas; and sharing costs of regulatory matters where the interests of the companies are aligned. The Company believes that such transactions, individually and in the aggregate, are not material to the Company and are common to, and on terms consistent with, those done in the ordinary course of the Company's dealings with other oil and gas companies in the Permian Basin. Bryan Sheffield may be deemed to have an interest in these transactions because of his senior management position and ownership interest in PE. During 2016, the Company paid PE approximately $2.0 million in connection with such transactions, and PE paid the Company approximately $3.4 million. In addition, during 2016, the Company and PE engaged in an acreage trade transaction relating to approximately 2,000 net acres and a small amount of production, and during 2017 the Company and PE engaged in one acreage sale pursuant to which the Company conveyed to PE its interests in approximately 2,300 net acres and associated production for an aggregate purchase price of approximately $59 million.
Procedures for Review, Approval and Ratification of Related Person Transactions
The Company's Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will periodically review all related person transactions that the rules of the SEC require be disclosed in the Company's Proxy Statement, and make a recommendation to the Board regarding the initial authorization or ratification of any such transaction. In the event that the Board considers ratification of a related person transaction and determines not to so ratify, the Corporate Governance Guidelines provide that management will make all reasonable efforts to cancel or annul the transaction. In February 2017, the Nominating and Corporate Governance Committee conducted its annual review of all such related person transactions.
The Corporate Governance Guidelines provide that in determining whether or not to recommend the initial approval or ratification of a related person transaction, the Nominating and Corporate Governance Committee should consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) whether there is an appropriate business justification for the transaction; (ii) the benefits that accrue to the Company as a result of the transaction; (iii) the terms available to unrelated third parties entering into similar transactions; (iv) the impact of the transaction on a director's independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer); (v) the availability of other sources for comparable products or services; (vi) whether it is a single transaction or a series of ongoing, related transactions; and (vii) whether entering into the transaction would be consistent with the Company's Code of Business Conduct and Ethics.

There were no transactions since the beginning of 2016 that were required to be reported in "Transactions with Related Persons" where the procedures described above did not require review, approval or ratification or where these procedures were not followed.
PROPOSAL TWO
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
General
The Audit Committee has the sole authority and responsibility with respect to the selection, appointment, engagement, compensation, oversight, evaluation, retention and, where appropriate, dismissal of the Company's independent auditors, and the independent auditors are accountable and report directly to the Audit Committee. The Audit Committee has selected Ernst & Young LLP as the independent registered public accounting firm of the Company for 2017. Ernst & Young LLP has audited the Company's consolidated financial statements since 1998. The 2016 audit of the Company's annual consolidated financial statements and effectiveness of internal control over financial reporting was completed on February 19, 2017.
The Audit Committee annually considers the independence of the Company's independent auditors prior to the firm's engagement, and periodically considers whether a regular rotation of the independent auditors is necessary to assure continuing independence. In accordance with SEC rules and Ernst & Young LLP policies, the firm's lead engagement partner rotates every five years. The Audit Committee and its Chairman are directly involved in the selection of Ernst & Young LLP's lead engagement partner.
The Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company's independent auditors for 2017 is in the best interests of the Company and its stockholders, and the Board is submitting the selection of Ernst & Young LLP for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the selection of that firm as the Company's independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.
Audit and Non-Audit Fees
Audit Fees. The aggregate fees of Ernst & Young LLP for professional services rendered for the (i) audit of the Company's annual consolidated financial statements included in its Annual Report on Form 10-K; (ii) audit of the Company's internal control over financial reporting; (iii) reviews of the Company's quarterly financial statements included in its Quarterly Reports on Form 10-Q; and (iv) services in connection with the Company's other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the years ended December 31, 2016 and 2015, were $3,536,791 and $2,887,441, respectively.
Audit-Related Fees. The aggregate fees of Ernst & Young LLP for audit-related services provided to the Company totaled $11,344 during the year ended December 31, 2015. Audit-related services comprised audits of certain affiliated partnerships and subsidiaries, and related out-of-pocket expenses. Ernst & Young LLP did not render such services for the Company during 2016.

Tax Fees. The aggregate fees of Ernst & Young LLP for tax services provided to the Company totaled $17,620 and $14,396 during the years ended December 31, 2016 and 2015, respectively. Tax services primarily comprised tax return preparation and review services for the Company's international subsidiaries and consultation on various tax issues.
All Other Fees. The aggregate fees of Ernst & Young LLP for other services provided to the Company during each of the years ended December 31, 2016 and 2015 totaled $1,995. The other services comprised access to Ernst & Young LLP's on-line research services.
Pre-Approval of Audit and Permissible Non-Audit Services
The Charter of the Company's Audit Committee requires that the Audit Committee review the plan, scope and estimated fees of Ernst & Young LLP's audit, audit-related, tax and other services and pre-approve such services. During the year, circumstances may arise when it may become necessary to engage Ernst & Young LLP for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before the Company engages the firm to perform those services. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
All of the services described above under the caption "Audit and Non-Audit Fees" were pre-approved in accordance with the Audit Committee Charter and the Audit Committee's policies.
Recommendation
The Board unanimously recommends that stockholders vote FOR the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2017.
Required Vote
Ratification of the selection of the Company's independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares present in person or by Proxy at the Annual Meeting and entitled to vote. See "General Information about the Annual Meeting - Voting and Quorum - Effect of Broker Non-Votes and Abstentions; Vote Required."
PROPOSAL THREE
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Section 14A of the Exchange Act requires public companies to conduct a separate shareholder advisory vote to approve the compensation of the Company's NEOs, commonly known as a "say-on-pay" proposal. Accordingly, the Board is submitting for an advisory vote a proposal that asks the Company's stockholders to approve the compensation of the NEOs.
The Board recommends that the Company's stockholders vote in favor of the following advisory resolution:
"Resolved, that the stockholders of Pioneer Natural Resources Company approve, on an advisory basis, the compensation paid to the Company's Named Executive Officers, as disclosed in the Proxy Statement for this Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative executive compensation disclosures included in the Proxy Statement for this Annual Meeting."
The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of the NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, the Board or the Compensation Committee. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of the Company's stockholders, and will take into account the outcome of the vote when considering future executive compensation decisions and arrangements.
Recommendation
The Board unanimously recommends that stockholders vote FOR the proposal to approve, on an advisory basis, the named executive officer compensation as described in this Proxy Statement.
Required Vote
The advisory vote to approve named executive officer requires the affirmative vote of the holders of a majority of the shares present in person or by Proxy at the Annual Meeting and entitled to vote. See "General Information about the Annual Meeting - Voting and Quorum - Effect of Broker Non-Votes and Abstentions; Vote Required."
PROPOSAL FOUR
ADVISORY VOTE ON THE FREQUENCY OF FUTURE
EXECUTIVE COMPENSATION ADVISORY VOTES
Section 14A of the Securities Exchange Act of 1934 also requires the Company to submit for a vote a proposal as to whether to have the advisory vote on executive compensation (Proposal Three in this Proxy Statement) on the agenda for future annual stockholders meetings every one, two or three years.
The Board recognizes the importance of receiving regular input from the Company's stockholders on important issues such as the Company's executive compensation program. Additionally, the Board is aware that many influential commentators in the area of corporate governance recommend that the advisory vote on executive compensation be held every year. Therefore, the Board recommends that the advisory stockholder vote on executive compensation be held every year.
While the Board recommends that the advisory vote on executive compensation be held every year, the proxy card provides you the ability to vote to approve holding the vote every one, two or three years, or to abstain from voting. This vote is advisory and is not binding on the Company or the Board in any way. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of the Company's stockholders, and will take them into account in making a determination concerning the frequency of advisory votes on executive compensation.
The Board unanimously recommends that stockholders vote for the option of EVERY YEAR as the preferred frequency for advisory votes on executive compensation.
Required Vote
You may vote "For" any of the three alternatives, every one, two or three years, or abstain from voting. Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present and entitled to be voted at the Annual Meeting. Because this vote is advisory and non-binding, if none of the frequency options receives a majority of the votes, the choice receiving the greatest number of votes will be considered the frequency recommended by the Company's stockholders. See "General Information about the Annual Meeting - Voting and Quorum - Effect of Broker Non-Votes and Abstentions; Vote Required."
PROPOSAL FIVE
STOCKHOLDER PROPOSAL

The Company has received notice that a stockholder intends to introduce the following proposal for consideration and action by the stockholders at the Annual Meeting. There are certain assertions made about Pioneer that the Company believes are incorrect. The Company has not attempted to refute all of the inaccuracies. The Company will provide the name, address and number of shares of common stock held by the proponent promptly upon written or oral request by any stockholder to the Corporate Secretary.

For the reasons stated below each proposal, the Board unanimously recommends a vote AGAINST this proposal.

Stockholder Proposal Relating to an Annual Sustainability Report
Whereas:
Managing and reporting environmental, social and governance (ESG) business practices helps companies compete in a global business environment characterized by finite natural resources, changing legislation, and heightened public expectations. Reporting allows companies to publicize and gain strategic value from existing sustainability efforts and identify emerging risks and opportunities.
ESG issues can pose significant risks to business, and without proper disclosure, stakeholders and analysis cannot ascertain whether the company is managing its ESG exposure.
More than 1,200 institutional investors managing over $33 trillion have joined The Principles for Responsible Investment, and publicly commit to seek comprehensive corporate ESG disclosure and incorporate it into investment decisions.
The link between strong sustainability management and value creation is increasingly evident. A 2012 Deutsche Bank review of 100 academic studies, 56 research papers, two literature reviews, and four meta-studies on sustainable investing found 89% of studies demonstrated that companies with high ESG ratings show market-based outperformance, and 85% of the studies indicated that these companies experience accounting-based outperformance.
The majority of large corporations also recognize the value of sustainability reporting. As of December 2012, 53% of the S&P 500 and 57% of the Fortune 500 published a corporate sustainability report; 63% of S&P 500 reporters utilized the Global Reporting Initiative (GRI) Guidelines. According to a 2011 KPMG report, 80% of Fortune Global 250 companies produce GRI-based sustainability reports.
Bloomberg reports that the number of customers accessing ESG information on its terminals provided to investors has increased on average 47.7% annually between 2009 and 2012.
Resolved:
Shareholders request that Pioneer Natural Resources issue an annual sustainability report describing the company’s short- and long-term responses to ESG-related issues. The report should be prepared at a reasonable cost, omit proprietary information, and be made available to shareholders by December 2017.
Supporting Statement:
The report should address relevant policies, practices, metrics and goals on topics such as: greenhouse gas emissions, water management, waste minimization, energy efficiency, and other relevant environmental and social impacts. The report should include objective quantitative indicators and goals related to each issue, where feasible.
We recommend that Pioneer Natural Resources consider using the Global Reporting Initiative’s (GRI) Sustainability Reporting Guidelines to prepare the report. The GRI is an international organization developed with representatives from business, environmental, human rights and labor communities. The Guidelines cover environmental impacts, labor practices, human rights, product responsibility, and community impacts. The Guidelines provide a flexible reporting system that allows the omission of content irrelevant to company operations.

The Governance & Accountability Institute found that companies who use the GRI framework experience positive associations with inclusion in sustainability-focused stock indices, higher CDP and Bloomberg ESG Disclosure scores, and more favorable third-party disclosure transparency ratings.
The Company's Statement In Opposition to the Proposal
THE BOARD OPPOSES THIS STOCKHOLDER PROPOSAL AND UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL FIVE.
Summary

Pioneer’s Board believes the Company is properly focused on preserving our environmental heritage through safe, efficient and environmentally sound business practices and operations, and already discloses to the public all material information related to Company’s sustainability, environmental, social and governance practices, and therefore opposes this proposal.
The Board has considered the stockholder proposal and does not believe that preparing a sustainability report every year, beyond the reporting currently undertaken by the Company, is in the best interest of the Company’s stockholders at this time. The Board and management of the Company understand that the communities in which the Company operates have concerns surrounding the development of oil and gas, and that the Company’s stockholders have an interest in being assured that the Company is taking these issues into account. However, the Company believes that its current public disclosures, including those made through its annual and quarterly reports, news releases and information on its website, in addition to publicly available reports to governmental agencies, appropriately and thoroughly describe the Company’s sustainability, environmental, social and governance ("ESG") practices.
As stated on the Core Values page on the Company’s website, Pioneer’s mission is to be America’s leading independent energy company, focused on value, safety, the environment, technology and its greatest asset, its people.
The proposal requests that the Company use its resources to produce a detailed written report, which the proponent recommends be based on the Global Reporting Initiative Sustainability Reporting Guidelines, to describe the Company’s short- and long-term responses to ESG-related issues. The proponent says that this written report should address relevant policies, practices, metrics and goals on topics such as greenhouse gas emissions, water management, waste minimization, energy efficiency, and other relevant environmental and social impacts of the Company’s activities and operations.
The Company and the Board take these ESG issues raised very seriously, but believe that, in light of Pioneer’s leadership and strong performance in these areas, and the disclosures already made, including those published on its website, expending the resources necessary to prepare a separate report under guidelines that can be complex and vague and require extensive and detailed technical analyses would be unnecessary and not in the best interests of the stockholders.
Set forth below are only some of the highlights of the Company’s commitment, performance and disclosure in ESG areas:
Environment
Sustainability. Pioneer is committed to preserving our environmental heritage through safe, efficient and environmentally sound business practices and operations. However, complying with applicable environmental laws, regulations and policies is only the beginning of its commitment. Pioneer’s goal is to continue raising the bar regarding environmental performance standards on soil, water, waste and air emissions.
Water Conservation. Pioneer recognizes fresh water is a valuable resource, and the Company is committed to innovative water stewardship. Pioneer has created a dedicated subsidiary focused on water conservation and providing non-fresh water supplies for use in the Company’s operations. The Company is constructing a water distribution system to support the development of the Company's properties in the Spraberry/Wolfcamp field. The Company is purchasing approximately 100,000 barrels per day of effluent water from the City of Odessa, and has signed an agreement with the City of Midland to purchase effluent water upon completion of a new water treatment facility. Pioneer expects to spend approximately $110 million over the 2017 through 2019 period for the Midland plant upgrade, and in return, the Company will receive low-cost, non-potable water over a 28-year contract period to support its completion operations. Additionally, the Company identifies sources of, and produces brackish water for use in its operations, and is exploring the feasibility of recycling produced water for use in subsequent operations.
Air Emissions. Pioneer’s interdisciplinary team of air quality experts works to achieve compliance with applicable legal requirements, addresses issues surrounding air quality permitting and develops strategies to reduce emissions. Ahead of 2012 EPA regulations, Pioneer began designing solutions to capture flowback emissions from gas well completions in its Eagle Ford Shale asset, and Pioneer has gone beyond EPA requirements by recovering or combusting emissions from condensate tanks during the completion phase for Eagle Ford Shale gas wells. The Company’s operations teams also began controlling and capturing emissions from oil well completions in the Eagle Ford Shale and Permian Basin prior to promulgation of the 2016 EPA regulations. In addition, Pioneer has implemented LDAR methods across all of Pioneer’s operations to monitor facilities for fugitive emissions.
Surface. Pioneer works with landowners and regulators to minimize surface impacts from operations. One of the Company’s key initiatives to reduce its surface footprint is drilling multiple wellbores from a single location. Pioneer trains its employees through comprehensive environmental courses on how to prevent spills, and tracks the number and volume of spills and disclose agency-reportable spills according to regulation.
Safety. The Company is focused on protecting the health and safety of everyone involved in and around Pioneer’s facilities and operating areas by enforcing high standards and responsible and ethical procedures. Measures include employee and management training and a focus on safe driving.
Disclosure. Information about all of the above ESG efforts can be found by visiting the Values tab on the Company’s website, http://www.pxd.com/values. Additionally, more specific disclosures currently made by the Company on its website (except as noted) include:

•	quantitative measurements as to the water usage per well drilled;

•	quantitative measurements pertaining to testing of well casing integrity;

•	quantitative measurements pertaining to the disclosure of chemicals used in hydraulic fracturing (via FracFocus.org);

•	quantities of greenhouse gas (“GHG”) emissions reported to the EPA, and GHG emissions intensity;

•	management of methane emissions, including its LDAR programs;

•	number and volume of agency-reportable spills of hydrocarbons and produced water;

•	Pioneer’s lost time injury rate based on the OSHA regulations; and

•	preventable vehicle accidents as a ratio of miles driven.
The Company began making many of these disclosures in connection with its active stockholder engagement program. In addition, this year, the Company intends to add to its disclosure on its website:

•	disclosure, in greater detail, regarding the Company's LDAR programs, including for certain facility categories;

•	disclosure regarding the practice of the Company’s wholly owned pumping services subsidiary not to use diesel in hydraulic fracturing fluids;

•	quantitative disclosure regarding the intensity of the Company’s water use for each of its plays; and

•	disclosure regarding the Company’s practice of using third party databases to obtain information to evaluate potential contractors before their engagement.
Honors/Awards. Pioneer continues to be recognized not only as a performance leader in the oil and gas industry, but for the Company's dedication to environmental stewardship as well. For example, the Texas Commission on Environmental Quality (“TCEQ”) has recognized Pioneer projects as Texas Environmental Excellence Award (“TEEA”) nominees and finalist winners for water conservation and pollution prevention. Pioneer has also been recognized by the Colorado Oil and Gas Conservation Commission for pipeline predictive monitoring innovations in the Raton Basin that prevent pipeline water spills. Additionally, Pioneer was recognized by Oil and Gas Investor as a Best Corporate Citizen for its participation in the regional watershed monitoring system in the Raton Basin.
Community Involvement
Pioneer is committed to being a good neighbor where it operates and maintaining an open dialogue with local communities. For two decades, Pioneer has been a key operator in the development basins in which it operates. As a result of this long-term commitment, Pioneer has developed integrated relationships with its neighbors so that community concerns are taken seriously and managed quickly. In addition, the Company’s employees seek out events, organizations and initiatives to support with their own time, talents and donations, constantly striving to improve the quality of life for others. Pioneer is proud of their volunteerism, charitable giving and willingness to give back. Their ongoing efforts, often backed by Pioneer sponsorship, include:

•	repairing and building houses in partnership with Habitat for Humanity;

•	mentoring and supporting causes benefiting children and students of all levels; for example, supporting Dallas Court Appointed Special Advocates (CASA) and Special Olympics; and

•
raising funds to support local and national charities; for example, the United Way; a gas assistance grant program to aid seniors 55 and older pay up to half of their heating bills; and contributions to schools to help students in elementary, secondary and higher education get the resources needed to support their success.

Information as to the Company’s community relations can be found on Pioneer’s website under the Communities tab at www.pxd.com.
Employees
Pioneer is committed to creating an inclusive environment where all employees feel respected, valued and connected to the business. Within the Human Resources team, Pioneer has a Diversity and Inclusion (“D&I”) Manager, whose role is to serve as a dedicated in-house resource leading the Company’s D&I efforts. Pioneer encourages the establishment of employee resource groups, and groups currently include multicultural, women’s and military resource groups, each with a senior executive-level sponsor. All employees are required to participate in diversity training, which is developed specifically for Pioneer and its culture, and there is a formal mentoring program that has reached more than 200 professionals. Finally, the Compensation Committee regularly monitors Pioneer’s diversity and inclusion initiatives and practices, and all members of the senior executive team have goals as part of their management development program. For 2016, Pioneer was named the best place to work among large companies in the Dallas/Fort Worth area based on a survey of employees conducted by The Dallas Morning News. It is the seventh consecutive year that the Company has been ranked in the top three.

Information as to the Company’s employee practices can be found on the website under the Values tab at www.pxd.com.
Governance
The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. As reflected earlier in this proxy statement, the following are examples of Pioneer’s strong corporate governance principles:

•	11 of 13 directors are independent;

•	independent leadership of the Board through a Lead Independent Director, with independent audit, compensation & governance committees;

•	all directors stand for reelection annually;

•	majority voting for directors in uncontested elections;

•	average tenure of independent directors is less than six years, and seven out of 13 directors have tenures less than five years;

•	annual board and committee self-evaluations;

•	Board oversight of risk management;

•	stockholder proxy access; and

•	active stockholder engagement process.

In conjunction with the Health, Safety and Environment Committee of the Board, and subject to its oversight, Pioneer has created a Corporate Environmental Committee, which is an interdisciplinary group of senior executives and key stakeholders throughout the Company that has been tasked with assisting the Company to achieve its goal of developing natural resources in a way that protects the communities in which Pioneer operates and preserves the environment. Information as to the Company’s Corporate Environmental Committee can also be found at the Values section of the Company’s website.
Conclusion
In summary, the Company’s commitment to strong ESG performance has been well demonstrated, and the Board believes that an annual preparation of a formal sustainability report would not enhance that commitment, but would rather result in increased costs, both in dollars and employee time, that would outweigh any potential benefits of such a report.
Recommendation
The Board opposes this stockholder proposal and unanimously recommends that stockholders vote AGAINST the approval of the stockholder proposal.
Required Vote
The stockholder proposal requires the affirmative vote of the holders of a majority of the shares present in person or by Proxy at the Annual Meeting and entitled to vote. See "General Information about the Annual Meeting - Voting and Quorum - Effect of Broker Non-Votes and Abstentions; Vote Required."

STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES
Stockholder Proposals for the 2018 Annual Meeting
Any stockholder of the Company who desires to submit a proposal for action at the 2018 annual meeting of stockholders and wishes to have the proposal ("Rule 14a-8 Proposal") included in the Company's proxy materials must follow the procedures set forth in Rule 14-8 under the Exchange Act and must submit the Rule 14a-8 Proposal to the Company at its principal executive offices no later than December 7, 2017, unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company's proxy materials.
In addition to the requirements of Rule 14a-8 of the Exchange Act, stockholders desiring to propose action at the 2018 annual meeting of stockholders must also comply with Article Nine of the Company's Certificate of Incorporation and the Company's Bylaws. In order to submit business to be considered at an annual meeting, a stockholder must submit written notice of the proposed business to the Company no later than 60 days before the annual meeting or, if later, ten days after the first public notice of the annual meeting is sent to stockholders. The stockholder must either be a stockholder of record both at the time the notice is delivered to the Company and at the time of the annual meeting or, if the proposal is made on behalf of a beneficial owner other than the stockholder of record, the beneficial owner must be the beneficial owner of common stock of the Company both at the time of giving of notice and at the time of the annual meeting. The written notice must set forth all of the information required by the Certificate of Incorporation and the Bylaws, including (i) the nature of the proposal with reasonable particularity, including the exact text of the proposal and the reasons for conducting that business at the annual meeting, (ii) the stockholder's name, business and residential addresses and telephone numbers, ownership of the Company's stock and other personal information, and (iii) any interest of the stockholder in the proposed business. The written notice must also set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (i) the name, business address and telephone number and residence address and telephone number of such beneficial owner, (ii) the ownership of the Company's stock by such beneficial owner, if applicable, (iii) a description of any agreement or understanding with respect to the proposal between or among such stockholder and/or such beneficial owner, any of their affiliates, and any others acting in concert with any of them, (iv) a description of any agreement or understanding (including derivative positions or similar rights and borrowed or loaned shares) that has been entered into as of the date of the notice by, or on behalf of, such stockholder and such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Company, (v) a representation that such stockholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (vi) a representation as to whether such stockholder or such beneficial owner intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to stockholders and/or (y) otherwise to solicit proxies or votes from stockholders in support of the proposal, and (vii) any other information relating to such stockholder and such beneficial owner required to be disclosed in a proxy statement required by Section 14(a) of the Exchange Act. The person presiding at the annual meeting will determine whether business is properly brought before the meeting and will not permit the consideration of any business not properly brought before the meeting.
Under Rule 14a-4(c) of the Exchange Act, the Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2018 annual meeting of stockholders that the stockholder does not seek to have included in the Company's proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how the Board intends to exercise its discretion to vote on the matter, unless the Company is notified of the proposal on or before February 20, 2018, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If the Company first receives notice of the matter after February 20, 2018, and the matter nonetheless is permitted to be presented at the 2018 annual meeting of stockholders, the Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements. "Discretionary voting authority" is the ability to vote proxies that stockholders have executed and submitted to the Company, on matters not specifically reflected in the Company's proxy materials, and on which stockholders have not had an opportunity to vote by proxy.
Written requests for inclusion of any stockholder proposal should be addressed to the Corporate Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039. The Company suggests that stockholder proposals be sent by certified mail, return receipt requested.
Director Nominations
Nominations by the Board. The Board has delegated to the Nominating and Corporate Governance Committee the responsibility to identify, evaluate and recommend to the Board nominees for election at the annual meeting of stockholders, as well as for filling vacancies or additions on the Board that may occur between annual meetings. In considering candidates for the Board, the Nominating and Corporate Governance Committee will consider the entirety of each candidate's credentials, including his or her experience, if applicable, as a current director of the Company. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating and Corporate Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board may vary in light of its composition and the Nominating and Corporate Governance Committee's perceptions about future issues and needs. However, while the Nominating and Corporate Governance Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the Nominating and Corporate Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a large U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board duties; and who are likely to be able to serve on the Board for a sustained period.
The Nominating and Corporate Governance Committee endeavors to achieve for the Board an overall balance of diversity of experience at policy-making levels with a complementary mix of skills and professional experience in areas relevant to the Company's business, while also ensuring that the size of the Board is appropriate to function effectively and efficiently. The Nominating and Corporate Governance Committee believes it has achieved that balance through the representation on the Board of members having experience in the oil and gas industry, including in the areas of operations, engineering, geology, safety, midstream and downstream segments, macroeconomics, geopolitics, law, corporate governance, accounting and investment analysis, among other areas.
In identifying potential director candidates, the Nominating and Corporate Governance Committee relies on any source available for the identification and recommendation of candidates, including its directors, officers and stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not. However, in evaluating a candidate's relevant business experience, the Nominating and Corporate Governance Committee may consider previous experience as a member of a board of directors. The Nominating and Corporate Governance Committee will also consider such factors as diversity, including differences in viewpoints, background, education, gender and/or ethnicity, age, and other individual qualifications and attributes. In addition, the Nominating and Corporate Governance Committee from time to time may engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee. The Company is committed to considering candidates for the Board regardless of gender, race, ethnicity and national origin.
Nominations by Stockholders. Any stockholder desiring to nominate an individual for election to the Board must comply with Article Nine of the Certificate of Incorporation and the Bylaws, as described above with respect to stockholder proposals. To be considered at an annual meeting, a nomination must be submitted in writing to the Corporate Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039, no later than 60 days before the annual meeting or, if later, ten days after the first public notice of the annual meeting is sent to stockholders. In addition, the nominating stockholder's notice must set forth all of the information required by, and comply with, the Certificate of Incorporation and the Bylaws, including the following:

•	the nominee's name, address and other personal information;

•	the number of shares of each class and series of stock of the Company beneficially owned by such nominee;

•	the nominating stockholder's name, business and residential addresses and telephone numbers, ownership of the Company's stock and other personal information; and

•	all other information required to be disclosed pursuant to Regulation 14A of the Exchange Act.
Each submission must also include a statement of the qualifications of the nominee, a notarized consent signed by the nominee evidencing a willingness to serve as a director, if elected, and a commitment by the nominee to meet personally with members of the Nominating and Corporate Governance Committee and the Board. In addition, as a condition of nomination, each director nominee must deliver to the Company an irrevocable letter of resignation that becomes effective if the nominee does not receive a majority of the votes cast for his or her election (in the event of an uncontested election) and the Board decides to accept the resignation. The Company may require any proposed nominee to furnish such other information as the Company may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company or that the Company believes could be material to a reasonable stockholder's understanding of the independence (both from management and from the stockholder or, if the proposal is made on behalf of a beneficial owner other than the stockholder of record, from such beneficial owner) or qualifications of such proposed nominee. The person presiding at the annual meeting will determine whether a nomination is properly brought before the meeting and will not permit the consideration of a nomination not properly brought before the meeting.
In addition, the Bylaws provide that under certain circumstances, a stockholder or group of stockholders meeting the eligibility requirements specified in the Bylaws may include director candidates that they have nominated in the Company's proxy materials. These proxy access provisions of the Bylaws provide, among other things, that a stockholder or group of up to twenty stockholders seeking to include director candidates in the Company's annual meeting proxy statement must have owned three percent or more of the Company's outstanding common stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed the greater of two or 20 percent of the number of directors then serving on the Board (rounded down to the nearest whole number). This maximum number is subject to reduction in certain circumstances, such as a nomination of a candidate by an eligible stockholder or group of stockholders whose nomination is subsequently withdrawn, and there being one or more candidates proposed for nomination by an eligible stockholder or group of stockholders who the board of directors itself decides to nominate for election. If the number of stockholder-nominated candidates exceeds 20 percent, each nominating stockholder or group of stockholders may select one nominee for inclusion in the Company's proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of the Company's common stock held by each nominating stockholder or group of stockholders.

To have a stockholder-nominated candidate included in the Company's proxy materials pursuant to the Company's proxy access bylaw, the nominating stockholder or group of stockholders must submit to the Corporate Secretary of the Company at the Company's principal executive office the information and documentation specified in the Bylaws not less than 120 days nor more than 150 days prior to the anniversary of the date that the Company mailed its proxy statement for the prior year's annual meeting, unless the annual meeting is not scheduled to be held within a period that commences 30 days before the first anniversary date of the prior year's annual meeting and ends 30 days after the first anniversary date of the prior year's annual meeting of stockholders (an annual meeting date outside such period being referred to herein as an "other meeting date"), in which case the information and documentation must be submitted by the later of the close of business on the date that is 180 days prior to such other meeting date or the tenth day following the date such other meeting date is first publicly announced or disclosed. Thus, any eligible stockholder or group of stockholders who desires to nominate a director candidate for election at the 2018 annual meeting of stockholders and wishes to have the candidate included in the Company's proxy materials, must submit all of the required information and documentation to the Company no earlier than November 7, 2017 and no later than December 7, 2017.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Stockholders of Record and Beneficial Owners
Most of the Company's stockholders hold their shares through a broker, bank or nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholders of Record. If your shares are registered directly in your name with the Company's transfer agent, you are considered the stockholder of record of those shares, and the Notice of Availability is being sent directly to you by the Company's agent. If you are a stockholder of record, you have the right to vote by Proxy or to vote in person at the Annual Meeting. If you received a paper copy of the proxy materials by mail instead of the Notice of Availability, the proxy materials include a proxy card for the Annual Meeting.
Beneficial Owners through Brokers or Nominees. If you hold your shares in a brokerage account or through a bank or nominee, you are considered the "beneficial owner" of shares held in "street name," and the Notice of Availability will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker how to vote. Beneficial owners that receive the Notice of Availability by mail from their broker or nominee should follow the instructions included in the Notice of Availability to view the Proxy Statement and transmit voting instructions. If you received a paper copy of the proxy materials by mail instead of the Notice of Availability, the proxy materials include a proxy card or voting instruction form for the Annual Meeting.
Voting and Quorum
Voting Stock. The Company's common stock is the only class of securities that entitles holders to vote generally at meetings of the Company's stockholders. Each share of common stock outstanding on the record date is entitled to one vote. An automated system that the Company's transfer agent administers will tabulate the votes.
Record Date and Shares Outstanding. The record date for stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 23, 2017. As of the record date, 170,176,526 shares of common stock were outstanding and entitled to be voted at the Annual Meeting.
Voting in Person or by Proxy. If you attend the Annual Meeting and are a stockholder of the Company as of the record date, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper Proxy. A Proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the Proxy.
If you properly complete and submit a Proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

•	FOR the election of the thirteen persons named in this Proxy Statement as the Board's nominees for election as directors.

•	FOR the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2017.

•	FOR the advisory vote to approve named executive officer compensation.

•	FOR approval of holding the advisory vote on executive compensation EVERY YEAR.

•	AGAINST the stockholder proposal.
If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the Proxy. The Board knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.
Revoking a Proxy. You may revoke the Proxy in writing at any time before it is exercised at the Annual Meeting by (i) delivering a written notice of the revocation to the Company's Corporate Secretary of the Company at 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039 no later than 5:00 p.m., Central Time on May 17, 2017, (ii) timely submitting a new Proxy electronically through the internet or by phone, (iii) signing and delivering to the Corporate Secretary of the Company at 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039 a new Proxy with a later date no later than 5:00 p.m., Central Time on May 17, 2017, or (iv) attending the Annual Meeting and voting your shares in person. Your attendance at the Annual Meeting will not revoke the Proxy unless you give written notice of revocation to the Corporate Secretary before the Proxy is exercised or unless you vote your shares in person at the Annual Meeting.
Quorum and Adjournments. The presence, in person or by Proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present, the chairman of the Annual Meeting or the holders of a majority in voting power of the stock of the Company entitled to vote at the Annual Meeting who are present in person or by Proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, whether or not there is a quorum. No notice of the reconvened meeting is required to be given if the date, time and place are announced at the Annual Meeting unless the reconvened meeting is more than 30 days after the date for which notice was originally given. At any reconvened Annual Meeting at which a quorum is present, any business may be transacted that may have been transacted at the Annual Meeting had a quorum been present.
Effect of Broker Non-Votes and Abstentions; Vote Required. If you are a beneficial owner whose shares are held of record by a broker or nominee, you will receive instructions from the broker or nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, it may vote your shares as it decides with respect to any matter for which it has discretionary authority under the rules of the NYSE.
There are also non-discretionary matters for which your broker or nominee does not have discretionary authority to vote unless it receives timely instructions from you. A broker non-vote results when a broker or nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or nominee should vote your shares and the broker or nominee indicates it does not have authority to vote such shares on its Proxy. Although broker non-votes will be counted as present at the Annual Meeting for purposes of determining a quorum, they will not be treated as entitled to vote or as votes cast, as applicable, with respect to non-discretionary matters.

If your shares are held in street name and you do not give voting instructions, pursuant to NYSE Rule 452, the record holder will only be entitled to vote your shares in its discretion with respect to the ratification of the selection of the Company's independent registered public accounting firm (Proposal 2).
Without voting instructions from you, the record holder will not be permitted to vote your shares with respect to the election of directors (Proposal 1), the advisory vote regarding executive compensation (Proposal 3), the proposal as to whether to have the advisory vote on executive compensation on the agenda for future annual stockholders meetings every one, two or three years (Proposal 4), and the stockholder proposal (Proposal 5). Your shares would therefore be considered "broker non-votes" with respect to these proposals.
Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.
The Company's Bylaws provide that the election of directors (Proposal 1) shall be decided by the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote in the election of directors at the Annual Meeting, unless, as of the tenth day preceding the date that the Company first distributes its proxy materials for the Annual Meeting, the number of nominees exceeds the number of directors to be elected at the Annual Meeting, in which case the directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at the Annual Meeting. In order for a director nominee to be elected by the affirmative vote of a majority of the votes cast, the number of votes cast "For" the nominee must exceed the number of votes cast "Against" the nominee. Abstentions and broker non-votes will not be counted as votes cast either "For" or "Against" any nominee for director and will have no effect on the outcome of the vote for directors.
Ratification of the selection of the Company's independent registered public accounting firm (Proposal 2) requires the affirmative vote of the holders of a majority of the shares present in person or by Proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares "entitled to vote" on this proposal and will have the same effect as a vote "Against" the proposal. Because record holders have discretion to vote your shares on this proposal, there will be no broker non-votes.
The advisory vote to approve named executive officer compensation (Proposal 3) and the stockholder proposal (Proposal 5) require the affirmative vote of the holders of a majority of the shares present in person or by Proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares "entitled to vote" on these proposals and will have the same effect as a vote "Against" the proposals. Broker non-votes will have no effect on the outcome of the vote on these proposals. While the advisory vote to approve named executive officer compensation is required by law, it will not be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.
With regard to the proposal as to whether to have the advisory vote on executive compensation on the agenda for future annual stockholders meetings every one, two or three years (Proposal 4), the Proxy provides stockholders the ability to vote "For" any of the three alternatives, or to abstain from voting. Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present and entitled to be voted at the Annual Meeting. Abstentions and broker non-votes will not be voted either for or against this proposal, and, accordingly, will not affect the outcome. Because this vote is advisory and non-binding, if none of the frequency options receives a majority of the votes, the choice receiving the greatest number of votes will be considered the frequency recommended by the Company's stockholders.

Participants in the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan
Participants in the 401(k) Plan who have shares of common stock credited to their plan account as of the record date will have the right to direct the 401(k) Plan trustee how to vote those shares. The trustee will vote the shares in a participant's 401(k) Plan account in accordance with the participant's instructions or, if no instructions are received prior to 4:00 p.m., Central Time on May 15, 2017, the shares credited to that participant's account will be voted by the trustee in the same proportion as it votes shares for which it did receive timely instructions. Information as to how participants voted the shares credited to their 401(k) Plan account will not be disclosed to the Company.
If a participant holds common stock outside of the 401(k) Plan, the participant will need to vote those shares separately.
Solicitation of Proxies
Solicitation of Proxies may be made via the internet, by mail, and by personal interview or telephone by officers, directors and regular employees of the Company. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained D.F. King & Co., Inc. to assist in solicitation for a fee estimated not to exceed $10,000. The Company will bear all costs of solicitation.
STOCKHOLDER LIST
In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Irving, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting. The Company's principal executive offices are located at 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039.
ANNUAL REPORT AND OTHER INFORMATION
The Company's 2016 Annual Report to Stockholders, which includes the Company's Annual Report on Form 10-K for the year ended December 31, 2016, is being made available to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.
The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 with the SEC. It is available free of charge at the SEC's web site at www.sec.gov. Upon written request by a stockholder, the Company will mail, without charge, a copy of the Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to the Company's expenses in furnishing the requested exhibit. Such requests may be made by writing to the Corporate Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039.
One copy of the Notice of Availability, this Proxy Statement and the 2016 Annual Report to Stockholders (the "Proxy Materials") will be sent to stockholders who share an address, unless they have notified the Company that they want to continue receiving multiple packages. This practice, known as "householding," is designed to reduce duplicate mailings and save significant printing and postage costs. If you received a householded mailing this year and you would like to have additional copies of this Proxy Statement and 2016 Annual Report to Stockholders mailed to you or you would like to opt out of this practice for future mailings, the Company will promptly deliver such additional copies to you if you submit your request in writing to Corporate Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard,

Suite 200, Irving, Texas 75039, or call (972) 444-9001. You may also contact the Company in the same manner if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future. The Proxy Materials are also available at www.cstproxy.com/pioneer/2017.
INTERNET AND PHONE VOTING
For shares of common stock that are registered in your name, you may vote by internet or phone using procedures provided by the Company's transfer agent, Continental Stock Transfer & Trust Company. Votes submitted by internet or phone must be received by 6:00 p.m., Central Time, on Wednesday, May 17, 2017. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.
The internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting by internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from internet access providers and telephone companies.
For shares of common stock that are registered in a street name (the stockholder owns shares in the name of a bank, broker or other holder of record on the books of the Company's transfer agent), you will receive instructions with your proxy materials that you must follow in order to have your shares voted. Please review your Proxy or voting instruction card to determine whether you can vote by phone or electronically.

******

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board of Directors,

Thomas J. Murphy
Corporate Secretary
Irving, Texas
April 6, 2017

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY ★★★ IMMEDIATE
24 Hours a Day, 7 Days a Week or by Mail

PIONEER NATURAL RESOURCES COMPANY

PROXY SOLICITED FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 18, 2017

TO VOTE BY INTERNET
www.cstproxyvote.com
Have this proxy card in hand when you access the above website. Follow the instructions on the screen to vote your shares until 6:00 p.m., Central Time, on May 17, 2017.

TO VOTE BY PHONE
Call toll-free (in the U.S.) 1-866-894-0537 to vote your shares until 6:00 p.m., Central Time, on May 17, 2017.
Have this proxy card in hand when you call, and follow the instructions.
Your internet or phone vote works in the same manner as if you marked, signed and returned your proxy card by mail. **If you vote by internet or phone, please do not return the card below.**

TO VOTE BY MAIL
Mark, sign and date the proxy card below, and return it in the postage-paid envelope provided.

Your internet or phone vote works in the same manner as if you marked, signed and returned your proxy card by mail. **If you vote by internet or phone, please do not return the card.**

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY BY MAIL

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE "FOR" ALL OF THE NOMINEES LISTED IN ITEM 1; "FOR" THE PROPOSALS AS TO ITEMS 2 AND 3; FOR " EVERY YEAR" AS TO ITEM 4; AND "AGAINST" THE PROPOSAL IN ITEM 5. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED.

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES LISTED IN ITEM 1; "FOR" ITEMS 2 AND 3; AND FOR "EVERY YEAR" IN ITEM 4.

ITEM 1 - ELECTION OF DIRECTORS

Nominee			
(01) Edison C. Buchanan	☐ FOR	☐ AGAINST	☐ ABSTAIN
(02) Andrew F. Cates	☐ FOR	☐ AGAINST	☐ ABSTAIN
(03) Timothy L. Dove	☐ FOR	☐ AGAINST	☐ ABSTAIN
(04) Phillip A. Gobe	☐ FOR	☐ AGAINST	☐ ABSTAIN
(05) Larry R. Grillot	☐ FOR	☐ AGAINST	☐ ABSTAIN
(06) Stacy P. Methvin	☐ FOR	☐ AGAINST	☐ ABSTAIN
(07) Royce W. Mitchell	☐ FOR	☐ AGAINST	☐ ABSTAIN
(08) Frank A. Risch	☐ FOR	☐ AGAINST	☐ ABSTAIN
(09) Scott D. Sheffield	☐ FOR	☐ AGAINST	☐ ABSTAIN
(10) Mona K. Sutphen	☐ FOR	☐ AGAINST	☐ ABSTAIN
(11) J. Kenneth Thompson	☐ FOR	☐ AGAINST	☐ ABSTAIN
(12) Phoebe A. Wood	☐ FOR	☐ AGAINST	☐ ABSTAIN
(13) Michael D. Wortley	☐ FOR	☐ AGAINST	☐ ABSTAIN

Item				
ITEM 2 - RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017	☐ FOR	☐ AGAINST	☐ ABSTAIN	
ITEM 3 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	☐ FOR	☐ AGAINST	☐ ABSTAIN	
ITEM 4 - ADVISORY VOTE REGARDING FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION	☐ EVERY YEAR	☐ EVERY TWO YEARS	☐ EVERY THREE YEARS	☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 5

Item			
ITEM 5 - STOCKHOLDER PROPOSAL RELATING TO A SUSTAINABILITY REPORT	☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

*

**

***

IF YOU WISH TO VOTE BY INTERNET OR PHONE, PLEASE READ THE INSTRUCTIONS ABOVE.

Signature________________ Signature________________ Date________, 2017.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in full corporate or partnership name by duly authorized officer and give title.

If you have received a paper copy of the proxy materials, you may elect to receive future proxy materials by email. Making this election will conserve both resources and the environmental impact of printing and mailing hard copies of proxy material, thus saving trees, energy used and solid waste.

If you choose to elect email delivery, please call Continental Stock Transfer at 1-888-509-5586 and provide your email address.

Access to Pioneer stockholder account information and other stockholder services are available on the Internet!

Visit Continental Stock Transfer's website at
www.continentalstock.com
for their Internet Stockholder Service - ContinentaLink

Through this service, stockholders can change addresses, receive electronic forms and view account transaction history and dividend history.

To access this service, visit the website listed above. Choose "Shareholder Login" at the top of the home page. From there, you can either "View a Sample Account" or you can register (choose "First Time Visitor" then "New Member Sign-Up"). Guidance is provided on the website.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PIONEER NATURAL RESOURCES COMPANY

The undersigned hereby appoints Richard P. Dealy and Mark S. Berg, and each of them, as attorneys in fact and proxies with full power of substitution and revocation as to each of them, to represent the undersigned and to vote, as designated on the reverse side of this form, all the shares of common stock of Pioneer Natural Resources Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 18, 2017, and any adjournment or postponement thereof, upon the matters set forth on the reverse side and, in their discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

(Continued, and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY ★★★ IMMEDIATE
24 Hours a Day, 7 Days a Week or by Mail

PIONEER NATURAL RESOURCES COMPANY

PROXY SOLICITED FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 18, 2017

TO VOTE BY INTERNET
www.cstproxyvote.com
Have this proxy card in hand when you access the above website. Follow the instructions on the screen to vote your shares.

TO VOTE BY PHONE
Call toll-free (in the U.S.) 1-866-894-0537. Have this proxy card in hand when you call, and follow the instructions.
Your Internet or phone vote works in the same manner as if you marked, signed and returned your proxy card by mail. **If you vote by Internet or phone, please do not return the card below.**

TO VOTE BY MAIL
Mark, sign and date the proxy card below, and return it in the postage-paid envelope provided.

Your internet or phone vote works in the same manner as if you marked, signed and returned your proxy card by mail. **If you vote by internet or phone, please do not return the card.**

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY BY MAIL

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE "FOR" ALL OF THE NOMINEES LISTED IN ITEM 1; "FOR" THE PROPOSALS AS TO ITEMS 2 AND 3; FOR "EVERY YEAR" AS TO ITEM 4; AND "AGAINST" THE PROPOSAL IN ITEM 5. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED.

Please mark your votes like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES LISTED IN ITEM 1; "FOR" ITEMS 2 AND 3; AND FOR "EVERY YEAR" IN ITEM 4.

ITEM 1 - ELECTION OF DIRECTORS

Nominee			
(01) Edison C. Buchanan	☐ FOR	☐ AGAINST	☐ ABSTAIN
(02) Andrew F. Cates	☐ FOR	☐ AGAINST	☐ ABSTAIN
(03) Timothy L. Dove	☐ FOR	☐ AGAINST	☐ ABSTAIN
(04) Phillip A. Gobe	☐ FOR	☐ AGAINST	☐ ABSTAIN
(05) Larry R. Grillot	☐ FOR	☐ AGAINST	☐ ABSTAIN
(06) Stacy P. Methvin	☐ FOR	☐ AGAINST	☐ ABSTAIN
(07) Royce W. Mitchell	☐ FOR	☐ AGAINST	☐ ABSTAIN
(08) Frank A. Risch	☐ FOR	☐ AGAINST	☐ ABSTAIN
(09) Scott D. Sheffield	☐ FOR	☐ AGAINST	☐ ABSTAIN
(10) Mona K. Sutphen	☐ FOR	☐ AGAINST	☐ ABSTAIN
(11) J. Kenneth Thompson	☐ FOR	☐ AGAINST	☐ ABSTAIN
(12) Phoebe A. Wood	☐ FOR	☐ AGAINST	☐ ABSTAIN
(13) Michael D. Wortley	☐ FOR	☐ AGAINST	☐ ABSTAIN

ITEM 3 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION — FOR ☐ AGAINST ☐ ABSTAIN ☐

ITEM 4 - ADVISORY VOTE REGARDING FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION — EVERY YEAR ☐ EVERY TWO YEARS ☐ EVERY THREE YEARS ☐ ABSTAIN ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 5

ITEM 5 - STOCKHOLDER PROPOSAL RELATING TO A SUSTAINABILITY REPORT — FOR ☐ AGAINST ☐ ABSTAIN ☐

IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

*

**

***

IF YOU WISH TO VOTE BY INTERNET OR PHONE, PLEASE READ THE INSTRUCTIONS ABOVE.

Signature____________________ **Signature**____________________ **Date**__________, **2017.**

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in full corporate or partnership name by duly authorized officer and give title.

The Annual Meeting of Stockholders will be held on May 18, 2017. Your voting instruction must be received by 4:00 p.m. Central Time, on May 15, 2017 to allow Vanguard to vote according to your instruction.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

PIONEER NATURAL RESOURCES USA, INC. 401(k) PLAN

TO: THE VANGUARD FIDUCIARY TRUST COMPANY, TRUSTEE FOR THE EMPLOYER MATCHING CONTRIBUTION (STOCK ACCOUNT) OF THE PIONEER NATURAL RESOURCES USA, INC. 401(k) AND MATCHING PLAN

In connection with the proxy materials I received relating to the Annual Meeting of Stockholders of Pioneer Natural Resources Company to be held on May 18, 2017, I direct you to execute a proxy with respect to all shares of common stock of Pioneer to which I have the right to give voting instructions under the 401(k) plan upon the matters set forth on the reverse side of this form, as designated on the reverse side and, in their discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof. I understand you will hold these instructions strictly confidential.

(Continued, and to be marked, dated and signed, on the other side)